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                                                                    EXHIBIT 99.4

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re:                                  )        Chapter 11
                                        )
CORAM HEALTHCARE CORP.                  )        CASE NOS. 00-3299 (MFW)
and CORAM, INC.,                        )              AND 00-3300 (MFW)
                                        )
             Debtors.                   )        Jointly Administered

                THIRD AMENDED DISCLOSURE STATEMENT OF THE EQUITY
                    COMMITTEE OF CORAM HEALTHCARE CORPORATION

                             IN CONNECTION WITH THE

                    SECOND AMENDED PLAN OF REORGANIZATION OF
                  CORAM HEALTHCARE CORPORATION AND CORAM, INC.

                                        JENNER & BLOCK, LLC
                                        Richard F. Levy
                                        David J. Bradford
                                        Vincent E. Lazar
                                        Paul V. Possinger
                                        One IBM Plaza
                                        Chicago, IL 60611
                                        (312) 222-9350

                                              - and -

                                        SAUL EWING LLP
                                        Mark Minuti (No. 2659)
                                        222 Delaware Avenue, Suite 1200
                                        P.O. Box 1266
                                        Wilmington, DE 19899
                                        (302) 421-6800
                                        CO-COUNSEL TO OFFICIAL
                                        COMMITTEE OF EQUITY HOLDERS

Dated: June 24, 2003

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I. INTRODUCTION AND SUMMARY...................................................................................       1

         A.       BACKGROUND..................................................................................       1

                  1.       WHO WE ARE.........................................................................       1

                  2.       THE PLAN AND THIS DISCLOSURE STATEMENT.............................................       1

                  3.       WHY CORAM HAS BEEN IN BANKRUPTCY FOR MORE THAN THREE YEARS.........................       1

         B.       THE PARTIES.................................................................................       3

         C.       THE COMPETING PLANS.........................................................................       4

         D.       SUMMARY OF PRINCIPAL  DIFFERENCES  BETWEEN THE EQUITY  COMMITTEE PLAN AND THE TRUSTEE'S
                  PLAN........................................................................................       6

         E.       THE EQUITY COMMITTEE'S LEGAL OBJECTIONS TO THE TRUSTEE'S PLAN...............................       8

                  1.       THE TRUSTEE'S PLAN IS BASED ON A "FUNDING AGREEMENT" THAT THE EQUITY COMMITTEE
                           BELIEVES INVOLVES A BREACH OF FIDUCIARY DUTY BY THE TRUSTEE........................       8

                  2.       THE EQUITY COMMITTEE CONTENDS THAT THE TRUSTEE'S PLAN IS UNCONFIRMABLE BECAUSE
                           IT  IMPERMISSIBLY  PROVIDES  FOR  THE  RELEASE  OF  ALL  CLAIMS  AGAINST  THE
                           NOTEHOLDERS AND FEINBERG AND MOST OF CORAM'S INSIDERS..............................       9

         F.       THE EQUITY COMMITTEE  BELIEVES THAT THE TRUSTEE'S PLAN AND DISCLOSURE  STATEMENT DO NOT
                  PROVIDE REASONABLE ASSURANCES AS TO WHAT  SHAREHOLDERS WILL RECOVER.........................      10

                  1.       THE EQUITY  COMMITTEE  BELIEVES  THAT THE  TRUSTEE'S  PLAN DOES NOT  PROVIDE A
                           REASONABLE DEGREE OF ASSURANCE  CONCERNING THE LIKELY RECOVERY BY SHAREHOLDERS
                           IF THE TRUSTEE'S PLAN IS CONFIRMED.................................................      10

                  2.       THE EQUITY  COMMITTEE  BELIEVES THAT THE NOTEHOLDERS' NET CONTRIBUTION IS MORE
                           LIKELY TO BE ZERO THAN $56 MILLION.................................................      10
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                  3.       THE EQUITY  COMMITTEE  BELIEVES THAT THE TRUSTEE'S  ESTIMATE OF THE ENTERPRISE
                           VALUE OF CORAM AND THE VALUE OF THE SHAREHOLDERS' INTERESTS IS FAR TOO LOW.........      12

II. SUMMARY OF THE EQUITY COMMITTEE PLAN......................................................................      14

         A.       EVENTS DURING CORAM'S CHAPTER 11 CASE THAT LED TO THIS EQUITY COMMITTEE PLAN................      14

                  1.       CORAM'S FIRST PLAN - AND DISCOVERY OF THE MILLION  DOLLAR SECRET  PAYMENTS AND
                           THE NOTEHOLDERS' ALLEGED PLAN TO STEAL THE EQUITY..................................      14

                  2.       THE SECOND PLAN - NOTHING CHANGED..................................................      15

                  3.       CROWLEY CONTINUED TO BE EMPLOYED BY THE TRUSTEE....................................      16

         B.       BASIC PROVISIONS OF THE EQUITY COMMITTEE PLAN...............................................      17

                  1.       TREATMENT OF GENERAL UNSECURED CREDITORS...........................................      17

                  2.       TREATMENT OF R-NET'S CLAIM.........................................................      17

                  3.       TREATMENT OF NOTEHOLDERS AND PREFERRED SHAREHOLDERS................................      18

                  4.       TREATMENT OF COMMON SHAREHOLDERS...................................................      18

                  5.       CORPORATE GOVERNANCE...............................................................      18

                  6.       PROSECUTION OF LITIGATION CLAIMS...................................................      18

         C.       PROVISIONS OF THE EQUITY COMMITTEE PLAN IF THERE IS A SHORTFALL IN VALUE....................      18

                  1.       PREFERRED STOCKHOLDER SHORTFALL....................................................      19

                  2.       LITIGATION TRUST...................................................................      19

                  3.       CORPORATE GOVERNANCE...............................................................      20

         D.       THE VALUATION DISPUTE.......................................................................      21

                  1.       THE EQUITY  COMMITTEE  BELIEVES THAT THE ENTERPRISE  VALUE OF CORAM IS GREATER
                           THAN ITS LIABILITIES...............................................................      21
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                  2.       VALUATION OF THE LITIGATION CLAIMS.................................................      22

         E.       THE DISPUTE CONCERNING THE LITIGATION CLAIMS AND THE LITIGATION TRUST.......................      22

III. THE EQUITY COMMITTEE  BELIEVES THAT THE LITIGATION  CLAIMS ARE VALID AND WILL RESULT IN THE RECOVERY BY
     CORAM OF THE VERY SUBSTANTIAL DAMAGES CAUSED BY THE ALLEGED ILLEGAL CONDUCT OF CERBERUS, FEINBERG,
     CROWLEY, THE OTHER NOTEHOLDERS, AND THE OTHER PROPOSED DEFENDANTS........................................      24

         A.       BACKGROUND..................................................................................      24

         B.       THE CLAIMS..................................................................................      24

         C.       THE ALLEGED SCHEME TO STEAL CORAM...........................................................      25

                  1.       THE ALLEGED PLAN IS HATCHED........................................................      25

                  2.       FEINBERG JOINS THE BOARD...........................................................      25

                  3.       FEINBERG  ARRANGES FOR CROWLEY TO TAKE OVER CORAM'S  OPERATIONS  WHILE CROWLEY
                           IS PAID BY CERBERUS  WITHOUT  DISCLOSING THAT THE AMOUNT BEING PAID RELATED TO
                           CORAM AND TOTALED ALMOST $1 MILLION PER YEAR ......................................      25

                  4.       CONTRACTS, WHICH THE EQUITY COMMITTEE ALLEGES WERE DELIBERATELY CONCEALED, ARE
                           EXECUTED...........................................................................      26

                  5.       FEINBERG APPROVES  ADDITIONAL PAYMENT FROM CORAM TO CROWLEY,  WHICH THE EQUITY
                           COMMITTEE ASSERTS WAS TO INSURE HIS LOYALTY TO THE NOTEHOLDERS' INTERESTS..........      26

                  6.       CROWLEY MANAGES CORAM,  THE EQUITY  COMMITTEE  ALLEGES,  FOR THE  NOTEHOLDERS'
                           BENEFIT............................................................................      27

                  7.       THE ALLEGED SCHEME TO USE A BANKRUPTCY PROCEEDING TO STEAL CORAM'S EQUITY..........      27

                  8.       THE DEBTORS' INABILITY TO CONFIRM TWO PLANS OF REORGANIZATION DUE TO THEIR BAD
                           FAITH..............................................................................      28

         D.       THE ALLEGED RICO CLAIMS.....................................................................      30
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                  1.       THE ALLEGED RICO PREDICATE ACTS....................................................      31

                  2.       THE EVIDENCE OF OTHER ALLEGED RACKETEERING CONDUCT BY CERBERUS AND FEINBERG........      33

         E.       THE ALLEGED BREACH OF FIDUCIARY DUTY CLAIMS.................................................      36

         F.       THE EQUITY  COMMITTEE  BELIEVES THAT THE PROPOSED  DEFENDANTS  WILL NOT BE PERMITTED TO
                  CONTEST FACTS ALREADY FOUND TO BE TRUE BY THE COURT.........................................      37

         G.       THE PROPOSED  DEFENDANTS  HAVE ALLEGEDLY  CAUSED  SUBSTANTIAL  DAMAGES OF AT LEAST $320
                  MILLION.....................................................................................      38

         H.       THE CASE AGAINST GOLDMAN SACHS AND FOOTHILL.................................................      38

IV. EVENTS BEFORE AND DURING THE CHAPTER 11 CASES.............................................................      40

         A.       BACKGROUND OF THE DEBTORS' BUSINESSES.......................................................      40

                  1.       PRE-PETITION DATE EVENTS...........................................................      41

                  2.       EVENTS LEADING TO THE DEBTORS' BANKRUPTCY FILINGS..................................      41

                  3.       SELECTED FINANCIAL INFORMATION.....................................................      42

         B.       THE DEBTORS' CHAPTER 11 CASES AND POST-PETITION OPERATIONS..................................      42

                  1.       THE DEBTORS' CHAPTER 11 CASES - OVERVIEW...........................................      42

                  2.       DEBTOR-IN-POSSESSION FINANCING AGREEMENT...........................................      43

                  3.       BAR DATE AND CLAIMS PROCESSING.....................................................      43

                  4.       R-NET..............................................................................      43

                  5.       THE NOTE EXCHANGES.................................................................      45

                  6.       THE EQUITABLE SUBORDINATION ACTION.................................................      46
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                  7.       THE EQUITY COMMITTEE CONTENDS THAT THE NOTEHOLDERS AND PREFERRED  SHAREHOLDERS
                           ARE NOT ENTITLED TO APPROXIMATELY $90 MILLION OF POST-PETITION INTEREST............      46

                  8.       THE TRUSTEE'S PLAN.................................................................      46

V. SUMMARY OF THE EQUITY COMMITTEE PLAN.......................................................................      47

         A.       CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS........................................      52

                  1.       ADMINISTRATIVE CLAIMS..............................................................      52

                  2.       PRIORITY TAX CLAIMS................................................................      52

                  3.       CLASS C1 - OTHER PRIORITY CLAIMS...................................................      53

                  4.       CLASS C2 - ALLOWED SECURED CLAIMS AGAINST CORAM, INC...............................      54

                  5.       CLASS C3 - ALLOWED GENERAL UNSECURED CLAIMS AGAINST CORAM, INC.....................      55

                  6.       CLASS C4 - R-NET CLAIMS AGAINST CORAM, INC.........................................      55

                  7.       CLASS C5 - NOTEHOLDER CLAIMS AGAINST CORAM, INC....................................      56

                  8.       CLASS C6 - ALLOWED PREFERRED STOCK EQUITY INTERESTS IN CORAM, INC..................      56

                  9.       CLASS C7 - COMMON STOCK EQUITY INTERESTS IN CORAM, INC.............................      57

                  10.      CLASS CHC1 - OTHER PRIORITY CLAIMS AGAINST CHC.....................................      57

                  11.      CLASS CHC2 - ALLOWED SECURED CLAIMS AGAINST CHC....................................      58

                  12.      CLASS CHC3 - ALLOWED GENERAL UNSECURED CLAIMS AGAINST CHC..........................      58

                  13.      CLASS CHC4 - R-NET CLAIMS AGAINST CHC..............................................      59

                  14.      CLASS CHC5 - NOTE GUARANTEE CLAIMS AGAINST CHC.....................................      59

                  15.      CLASS CHC6 - ALLOWED EQUITY INTERESTS IN CHC.......................................      60

         B.       THE  EQUITY  COMMITTEE  CONTENDS  THAT THE  NOTEHOLDERS  WILL NOT BE  ENTITLED  TO FULL
                  INTEREST....................................................................................      60
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                  1.       GENERAL............................................................................      60

                  2.       FULL INTEREST FOR GENERAL UNSECURED CREDITORS......................................      61

                  3.       THE NOTEHOLDERS AND PREFERRED  SHAREHOLDERS  ARE NOT ENTITLED TO POST-PETITION
                           INTEREST OR CUMULATIVE LIQUIDATION PREFERENCES.....................................      61

         C.       REQUEST FOR CRAMDOWN........................................................................      61

         D.       EXECUTORY CONTRACTS AND UNEXPIRED LEASES....................................................      62

                  1.       ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.............................      62

                  2.       REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES..............................      63

                  3.       CLAIMS BASED UPON REJECTION OF EXECUTORY CONTRACTS OR UNEXPIRED LEASES.............      63

         E.       LEGAL EFFECTS OF CONFIRMATION OF THE PLAN...................................................      63

                  1.       VESTING OF ASSETS..................................................................      63

                  2.       DISCHARGE AND INJUNCTION...........................................................      64

                  3.       RELEASE BY THE ESTATE AND ITS REPRESENTATIVES......................................      64

                  4.       EXCULPATION AND INDEMNIFICATION....................................................      64

                  5.       RIGHTS OF ACTION...................................................................      65

                  6.       LITIGATION TRUST...................................................................      65

                  7.       CONDITIONS PRECEDENT TO CONFIRMATION AND EFFECTIVENESS OF THE PLAN.................      68

         F.       IMPLEMENTATION OF THE PLAN..................................................................      68

                  1.       CANCELLATION OF EXISTING SECURITIES AND AGREEMENTS.................................      68

                  2.       SURRENDER OF INSTRUMENTS...........................................................      69

                  3.       CERTIFICATE OF INCORPORATION.......................................................      69

                  4.       ISSUANCE OF NEW COMMON STOCK.......................................................      69
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                  5.       ISSUANCE OF THE NEW SENIOR NOTES AND NEW PREFERRED STOCK...........................      70

                  6.       CORPORATE ACTION...................................................................      70

                  7.       SUBSTANTIVE CONSOLIDATION..........................................................      70

                  8.       EXIT FINANCING FACILITY............................................................      71

         G.       PROVISIONS GOVERNING DISTRIBUTIONS UNDER THE PLAN...........................................      71

                  1.       DISTRIBUTIONS......................................................................      71

                  2.       DISTRIBUTION OF CASH...............................................................      71

                  3.       SETOFFS............................................................................      71

                  4.       DISTRIBUTION OF UNCLAIMED PROPERTY.................................................      72

                  5.       COMPLIANCE WITH TAX REQUIREMENTS...................................................      72

                  6.       DE MINIMIS DISTRIBUTIONS AND FRACTIONAL INTERESTS..................................      72

                  7.       PROVISIONS PERTAINING TO DISPUTED CLAIMS...........................................      73

         H.       REORGANIZED CORAM...........................................................................      74

                  1.       BUSINESS...........................................................................      74

                  2.       MANAGEMENT.........................................................................      74

                  3.       CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE REORGANIZED CORAM..................      74

         I.       NEW COMMON STOCK TO BE ISSUED PURSUANT TO THE PLAN..........................................      75

         J.       NEW SENIOR NOTES TO BE ISSUED PURSUANT TO THE PLAN..........................................      75

         K.       NEW PREFERRED STOCK TO BE ISSUED PURSUANT TO THE PLAN.......................................      75

         L.       DISCUSSION OF STARK II......................................................................      75

         M.       RISK FACTORS................................................................................      77
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                  1.       LACK OF ESTABLISHED MARKET FOR NEW COMMON STOCK; VOLATILITY........................      77

                  2.       COMPETITIVE POSITION...............................................................      77

                  3.       CAPITAL REQUIREMENTS...............................................................      78

                  4.       RELATIONSHIPS WITH THIRD PARTIES...................................................      78

                  5.       HEALTHCARE INDUSTRY DEVELOPMENTS AND LEGISLATION...................................      79

                  6.       FINANCIAL STATEMENTS...............................................................      79

         N.       CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN.........................................      80

                  1.       CONSEQUENCES TO HOLDERS OF CLAIMS AND EQUITY INTERESTS.............................      81

                  2.       CONSEQUENCES TO THE DEBTORS........................................................      83

                  3.       CONSOLIDATED RETURN ITEMS..........................................................      84

                  4.       ALTERNATIVE MINIMUM TAX............................................................      84

         O.       APPLICABILITY OF FEDERAL AND OTHER SECURITIES LAWS..........................................      84

                  1.       ISSUANCE OF SECURITIES UNDER THE PLAN..............................................      84

                  2.       TRANSFER OF SECURITIES.............................................................      85

                  3.       CERTAIN TRANSACTIONS BY STOCKBROKERS...............................................      86

                  4.       ADDITIONAL INFORMATION.............................................................      86

VI. VOTING AND CONFIRMATION OF THE PLAN.......................................................................      86

         A.       VOTING PROCEDURES AND REQUIREMENTS..........................................................      87

                  1.       DESIGNATION OF NOTEHOLDERS' AND PREFERRED SHAREHOLDERS' VOTES......................      88

                  2.       CONFIRMATION HEARING...............................................................      88

                  3.       CONFIRMATION.......................................................................      88

                  4.       ACCEPTANCE.........................................................................      88
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                  5.       UNFAIR DISCRIMINATION AND FAIR AND EQUITABLE TESTS.................................      89

                  6.       FEASIBILITY........................................................................      90

         B.       BEST INTERESTS TEST (LIQUIDATION ANALYSIS)..................................................      91

         C.       COMPLIANCE WITH THE APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE............................      92

VII. RECOMMENDATION AND CONCLUSION............................................................................      92

UNEDITED VIEWS OF THE OPPOSING PARTIES AS TO THE LITIGATION
  CLAIMS AND OTHER MATTERS SET FORTH HEREIN...................................................................   APPENDIX A
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THIS DISCLOSURE STATEMENT PROVIDES INFORMATION THAT THE EQUITY COMMITTEE HOPES
WILL FAIRLY CONVINCE ALL CREDITORS AND SHAREHOLDERS TO VOTE IN FAVOR THE EQUITY
COMMITTEE PLAN - BECAUSE IT IS IN THEIR INTERESTS TO DO SO.

         IF YOU ARE SATISFIED WITH THE TREATMENT OF YOUR CLAIM UNDER BOTH THE EQUITY COMMITTEE'S PLAN AND THE TRUSTEE'S COMPETING PLAN, YOU MAY VOTE IN FAVOR OF BOTH THE EQUITY COMMITTEE PLAN AND THE TRUSTEE'S PLAN. IF THE REQUIRED VOTES ARE CAST IN FAVOR OF BOTH PLANS, THE COURT WILL DECIDE WHICH PLAN IS IN THE BEST INTERESTS OF ALL CONSTITUENCIES

I.       INTRODUCTION AND SUMMARY.

         A.       BACKGROUND.

                  1.       WHO WE ARE.

                  We are the Official Committee of Equity Security Holders of Coram Healthcare Corporation. We were appointed as the EQUITY COMMITTEE by the United States Trustee. Coram Healthcare Corporation is a publicly traded company that owns all of the stock of Coram, Inc. The Equity Committee is a "party in interest" in the Chapter 11 cases of both Coram Healthcare Corporation and Coram, Inc. We use "CORAM" in this Disclosure Statement to mean both Coram Healthcare Corporation and Coram, Inc.

                  2.       THE PLAN AND THIS DISCLOSURE STATEMENT.

                  This DISCLOSURE STATEMENT describes our Second Amended Plan of Reorganization of Coram, referred to in this document as THE EQUITY COMMITTEE PLAN. This Disclosure Statement also sets forth the reasons why the Equity Committee believes that its Plan is in the best interests of creditors and shareholders, and will provide a better and more certain return to them than any competing plan.

                  The purpose of this Plan is to modify the rights of creditors and shareholders in a fair and equitable way. It provides that creditors will be paid the full value of their claims before shareholders receive anything for their interests. If confirmed by the Court, this Plan will accomplish that objective and will allow Coram to get out of bankruptcy and resume its normal business.

                  3.       WHY CORAM HAS BEEN IN BANKRUPTCY FOR MORE THAN THREE
YEARS.

                  Coram has been in bankruptcy for nearly three years. It has been unable to emerge from bankruptcy because two prior plans, proposed by Coram's management and strongly supported by Coram's Noteholders and Preferred Shareholders,(1) were refused

------------------------

                  (1) The Noteholders and Preferred Shareholders are the same three companies: Cerberus Partners, L.P., Foothill Capital Corp., and Goldman Sachs Credit Partners L.P. For convenience, they are sometimes referred to simply as the "Noteholders."

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confirmation by the Bankruptcy Court because the Court could not find that they were proposed in good faith. The Equity Committee successfully opposed both of those plans, which would have given nothing or a highly speculative $10 million to the shareholders, but instead would have given ownership of Coram to the Noteholders.

                  The Equity Committee believes that the reason the Court could not find that the first two plans were proposed in good faith - and the reason that Coram has been unable to emerge from bankruptcy for nearly three years - is because the Noteholders, through Cerberus, created an impermissible conflict of interest by arranging for Dan Crowley to become Chairman and Chief Executive Officer of Coram and secretly agreeing to pay him $1 million a year to advance the interests of the Noteholders. The Equity Committee believes that the Court found that the nature of the relationship between Crowley and Cerberus and the amount of the payments were concealed until they were discovered by the Equity Committee.

                  Then, after the relationship and the payments were criticized by the Court (when it denied the first plan in December, 2000) Cerberus continued to make the payments to Crowley for another year until confirmation of the second plan was denied in December, 2001.

                  The Equity Committee believes and alleges that the $1 million a year payments from Cerberus to Crowley were part of a scheme by the Noteholders to take over Coram from its shareholders, and that the alleged illegal conflict of interest caused enormous damage to Coram and violated the Racketeer Influenced Corrupt Practices Act ("RICO"). The Equity Committee believes that these damages, which it alleges exceed $300 million, give rise to LITIGATION CLAIMS that are an important asset of and belong to Coram.

                  The Equity Committee believes that the Trustee, in contrast, has never really investigated the value of the Litigation Claims or the relationship between Crowley, Feinberg and Cerberus, and the other Noteholders, because, as he said under oath at his deposition on February 25, 2003 and at a court hearing on March 3, 2003, "I did not understand that to be my job." As a result, the Equity Committee believes that the Trustee's Plan undervalues the Litigation Claims, and does not provide a sufficient recovery. The Trustee contends that the Equity Committee has quoted him out of context, that he and his professionals have conducted a complete investigation of the Litigation Claims, and that he has entered into a fair and reasonable settlement with the Noteholders.

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THE NOTEHOLDERS, DANIEL CROWLEY AND, IN SOME CASES, THE FORMER DIRECTORS AND THE
TRUSTEE, STRONGLY DISAGREE WITH CERTAIN OF THE ABOVE STATEMENTS (AND OTHER STATEMENTS MADE HEREIN). THE UNEDITED VIEWS OF CERBERUS AND FEINBERG, WITH WHICH GOLDMAN SACHS AND FOOTHILL CONCUR, ON THESE ISSUES ARE SET FORTH IN APPENDIX A
TO THIS DISCLOSURE STATEMENT.

         B.       THE PARTIES.

         CORAM HEALTHCARE CORPORATION ("CHC") is a leading provider of alternative site infusion therapy services in the United States. Its stock is publicly traded.

         CORAM, INC. is wholly owned by CHC.

         THE DEBTORS are CHC and Coram, Inc. They are called Debtors because on August 8, 2000, they filed cases under Chapter 11 of the United States Bankruptcy Code.

         CORAM is the name used in this Disclosure Statement to refer to the Debtors and all of their subsidiaries. REORGANIZED CORAM refers to Coram from and after the Effective Date of the Equity Committee Plan.

         THE TRUSTEE is Arlin M. Adams. Mr. Adams was appointed Chapter 11 Trustee of the Debtors on March 7, 2002. From 1969 to 1987, Mr. Adams served as a Judge of the United States Court of Appeals for the Third Circuit. He has also served as the Secretary of Public Welfare of the Commonwealth of Pennsylvania, as chairman of the boards of Albert Einstein Medical Center, the Diagnostic and Rehabilitation Center, and Moss Rehabilitation Hospital and as Chancellor of the Philadelphia Bar Association. Mr. Adams is currently a of counsel to the Philadelphia law firm of Schnader, Harrison, Segal & Lewis, LLP.

         THE NOTEHOLDERS AND THE PREFERRED SHAREHOLDERS are Cerberus Partners, L.P. ("Cerberus"), Goldman Sachs Credit Partners, L.P. ("Goldman Sachs") and Foothill Capital Corp. ("Foothill"). On August 8, 2000, when the Debtors filed these Chapter 11 bankruptcy cases, the Noteholders held unsecured notes ("Notes") issued by Coram, Inc. and guaranteed by CHC, in the amount of approximately $252 million. Since then, all but approximately $9 million of the Notes, together with over $90 million of claimed post-petition interest, were converted into Preferred Stock issued by Coram, Inc. (the "Note Exchanges").

         STEPHEN FEINBERG is a principal owner of Cerberus. He represented the Noteholders on the board of directors of CHC until just before it filed its Chapter 11 bankruptcy, and the Equity Committee alleges that he personally arranged for Dan Crowley to become Chairman and CEO of Coram and to secretly receive $1 million a year from Cerberus.

         DANIEL CROWLEY became an advisor to CHC and Coram, Inc. in August 1999 and Chairman and Chief Executive Officer in November 1999. He continued in those roles through November 30, 2002, when his contract terminated, and he continued as an at-will employee at the Trustee's request until March 31, 2003, when he resigned after the Court found him to be dishonest and refused to approve a Transition Agreement with the Trustee that would have paid Crowley another $1 million and released his liability for damages he caused Coram. The Equity

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Committee asserts that at least from August, 1999 through at least March 31,
2003, Crowley, while acting as CEO of Coram, was also an employee of Cerberus, required to advance the interests of Cerberus and the other Noteholders in exchange for a secret payment of at least $1 million per year, and that this arrangement was deliberately concealed for a substantial period of time.

         THE UNSECURED CREDITORS' COMMITTEE was appointed by the Court on August 22, 2000 to represent the interests of the Debtors' unsecured creditors. Its members are Foothill and Goldman Sachs (who are two of the three Noteholders) and Aetna US Healthcare, Inc. It is believed that the amount owned to unsecured creditors, not including the Noteholders, and not including a claim by R-Net (a former subsidiary of the Debtors), does not exceed $10 million.

         THE EQUITY COMMITTEE was appointed by the Court on October 18, 2000 to represent the more than 4,000 shareholders of CHC. Its members are Samstock, L.L.C., The Ann and Robert Lurie Foundation and Richard Haydon, who were the three of the largest shareholders of Coram Healthcare Corporation on the date on which the Equity Committee was appointed. Samstock is a Delaware limited liability company, the principal business of which is investments. Sam Zell is the President, and Donald J. Liebentritt is a Vice President, of Samstock. Samstock acquired 450,000 CHC common shares prior to the Petition Date at an average price per share of $1.146. Samstock acquired 2,050,000 CHC common shares after the Petition Date at an average price per share of 8.4 cents. The Lurie Foundation is an Illinois not-for-profit corporation, the principal business of which is philanthropy. The President of the Lurie Foundation is Ann Lurie. The Lurie Foundation acquired 3,999,900 CHC common shares in numerous purchases between November 10, 1998 and April 24, 2000 for an aggregate price of $5,010,749.01. Richard Haydon is an investment advisor. He acquired 971,909 CHC common shares in numerous purchases between September 26, 1997 and December 22, 2000 for an aggregate price of $1,156,135.00.

         THE COURT is the United States Bankruptcy Court for the District of Delaware, Judge Mary F. Walrath presiding.

         COMMON SHAREHOLDERS are the existing owners of the common stock of CHC.

         C.       THE COMPETING PLANS.

                  In March, 2002, after two consecutive plans proposed by management were denied confirmation because of the $1 million a year relationship between the Noteholders and Dan Crowley, the details of which were was uncovered by the Equity Committee, the Court appointed a Chapter 11 trustee.

                  On October 14, 2002, the Trustee sought Court approval to retain investment bankers. The Equity Committee believes that their principal functions were to prepare an offering memorandum for the sale of Coram and to identify potential buyers. The Trustee contends that, as his application to retain them provides, their functions included advising the Trustee regarding a potential plan of reorganization, advising the Trustee regarding a potential sale, identifying potential buyers, and preparing a valuation of the company. In late November, 2002, at a meeting between the Noteholders, their investment banker and the Trustee, which the Equity Committee believes to have been secret and which the

Equity Committee only recently learned about, the alternative of selling Coram was abandoned and the Trustee agreed to transfer all of the equity in Coram to the Noteholders pursuant to a settlement agreement with them. The Trustee has also held several meetings with representatives of the Equity Committee and its counsel since the time he was appointed. However, the Trustee was not able to mediate a consensual plan of reorganization involving all stakeholders.

                  In December, 2002, the Equity Committee proposed its own plan, which provided that the Shareholders would retain ownership of Coram, provided that all creditors were paid the full value of their claims. As a result of events after December 2002, the Equity Committee's initial plan was amended and is now reflected in the Equity Committee's Second Amended Plan, which is the subject of this Disclosure Statement. That plan is referred to simply as THE EQUITY COMMITTEE PLAN.

             Some of the main features of the Equity Committee Plan are:

             - Creditors holding allowed administrative claims will receive a cash distribution equal to 100% of their allowed claims on the effective date of the Plan;

             - Creditors holding allowed general unsecured claims will receive (i) a cash distribution equal to 100% of their Allowed General Unsecured Claims on the effective date of the Plan; and (ii) in addition, they will be entitled to interest on their claims to the extent there are sufficient recoveries on account of Litigation Claims;

             - The allowed priority claim of the Internal Revenue Service, including interest, will be paid in accordance with the terms of an agreement to be negotiated with the IRS on or about the effective date of the Plan;

             - The Equity Committee believes that the claim of the R-Net Committee of more than $41 million will be settled. The Trustee has entered into an oral agreement in principle pursuant to which R-Net has agreed to reduce its claim to $7,950,000. In reliance on the oral agreement in principle, and in further reliance that the written agreement between the Trustee and R-Net will contain no other terms adversely affecting the Equity Committee Plan, the Equity Committee anticipates that, under its Plan, R-Net will (i) have a reduced allowed claim of $7,950,000 that will be paid on the effective date of the Plan; and (ii) in addition, under the Equity Committee Plan, R-Net may be entitled to share in the net proceeds of Litigation Claims, up to an additional $6 million;

             - The Noteholders and Preferred Shareholders will receive New Senior Notes and New Preferred Stock equal to the value of their claims, or, under certain circumstances, New Common Stock, depending on the outcome of the VALUATION DISPUTE described herein;

             - The existing Common Shareholders will receive either (i) all or some of the common stock in Reorganized Coram, depending on the outcome of the

                    Valuation Dispute; and/or (ii) an interest in a LITIGATION TRUST to be established to pursue significant LITIGATION CLAIMS against the Noteholders and others.

                    The determination of whether the Noteholders or the Common Shareholders will own the common stock of Reorganized Coram depend on the resolution of the Valuation Dispute.

         D. SUMMARY OF PRINCIPAL DIFFERENCES BETWEEN THE EQUITY COMMITTEE PLAN AND THE TRUSTEE'S PLAN.

                  In May, 2003, fourteen months after his appointment, the Trustee proposed his own plan, THE TRUSTEE'S PLAN.

                  The Trustee's Plan and Equity Committee's Plan are similar in one respect: the principal amount of creditors' claims are paid in full before shareholders receive anything. But the Equity Committee contends that they differ in other fundamental respects: (1) R-Net and general unsecured creditors are more likely to receive additional distributions under the Equity Committee's Plan than under the Trustee's Plan; (2) the Trustee's Plan turns over ownership of Coram to the Noteholders, while the Equity Committee Plan allows the Common Shareholders keep their ownership of Coram; and (3) the Trustee's Plan releases all Litigation Claims against the Noteholders, Stephen Feinberg and others, while the Equity Committee Plan preserves these significant claims for the benefit of creditors and shareholders. The Equity Committee believes that the following chart provides a brief summary of differences between the two Plans:

-----------------------------------------------------------------------------------------------------------------------
                  CLASS                            EQUITY COMMITTEE PLAN                  TRUSTEE'S PLAN
-----------------------------------------------------------------------------------------------------------------------
R-NET                                             $7,950,000, plus up to $6         $7,950,000, plus interest
                                                  million more contingent on        calculated at the federal rate,
                                                  recoveries from the Litigation    payable in the event of
                                                  Claims (total of up to            recoveries from only limited
                                                  $13,950,000).                     litigation claims, expressly
                                                                                    excluding recoveries from claims
                                                                                    against Noteholders.
-----------------------------------------------------------------------------------------------------------------------
GENERAL UNSECURED CREDITORS                       (1) 100% of allowed claims in     (1) 100% of allowed claims in
                                                  cash, and (2) interest            cash, and (2) interest
                                                  calculated at the federal rate,   calculated at the federal rate,
                                                  payable in the event of           payable in the event of
                                                  recoveries from any Litigation    recoveries from only limited
                                                  Claims, including claims          litigation claims, expressly
                                                  against the Noteholders.          excluding recoveries from claims
                                                                                    against Noteholders.
-----------------------------------------------------------------------------------------------------------------------
NOTEHOLDERS AND PREFERRED SHAREHOLDERS            New Secured Notes and New         Noteholders get ownership of the
                                                  Preferred stock equal to amount   entire company, free and clear of
                                                  of their allowed claims (and in   any debt (except debt owed to the
                                                  addition new common stock if      Noteholders themselves) - plus:
                                                  those securities are not of       full release of claims for damage
                                                  sufficient value).                to company, which the Trustee
                                                                                    contends are fairly settled under
                                                                                    his plan but which are estimated
                                                                                    by Equity Committee to have a
                                                                                    value of as much as $300 million.
-----------------------------------------------------------------------------------------------------------------------
ADMINISTRATIVE AND NON-TAX PRIORITY CLAIMS        Payment in full in cash.          Payment in full in cash.
-----------------------------------------------------------------------------------------------------------------------
SHAREHOLDERS                                      Continued ownership of company    All Common Stock wiped out.
                                                  - plus recovery from Litigation   Possible payout estimated by the
                                                  Claims after payments to R-Net    Trustee to be more than $28
                                                  and unsecured creditors.          million.
-----------------------------------------------------------------------------------------------------------------------

For more information concerning the treatment of creditor and shareholder claims under the Equity Committee Plan, see Section V.A below.

                  The Trustee does not support the Equity Committee Plan because, inter alia, the Trustee believes that the Trustee's Plan will most likely result in a greater and much faster recovery for the holders of Claims and Equity Interests than the Equity Committee Plan. Under the Trustee's Plan, CHC shareholders will receive a distribution on the effective date which the Trustee believes will most likely exceed $28 million. The Trustee believes that the recovery of CHC's shareholders under the Equity Committee Plan is unduly speculative because he believes it is entirely dependent upon the amount of the net recovery, if any, resulting from the Litigation Claims.

         E.       THE EQUITY COMMITTEE'S LEGAL OBJECTIONS TO THE TRUSTEE'S PLAN.

THE TRUSTEE DISAGREES WITH SUBSTANTIALLY ALL OF THE FOLLOWING OBJECTIONS, BELIEVES THAT HIS PLAN IS PROPOSED IN GOOD FAITH, THAT HIS PLAN IS CONFIRMABLE, AND THAT HE HAS NOT BREACHED HIS FIDUCIARY DUTY, ALL AS SET FORTH MORE FULLY IN THE TRUSTEE'S DISCLOSURE STATEMENT AND PLAN.

                  After the votes are cast, there will be a CONFIRMATION HEARING AT which the Court will decide whether to confirm any plan that has the votes required under the Bankruptcy Code. The Equity Committee believes that there is substantial doubt as to whether the Trustee's Plan can be confirmed, for the reasons set forth below.

                  1. THE TRUSTEE'S PLAN IS BASED ON A "FUNDING AGREEMENT" THAT THE EQUITY COMMITTEE BELIEVES INVOLVES A BREACH OF FIDUCIARY DUTY BY THE TRUSTEE.

                  Contractual restrictions on the Trustee's exercise of his independence and fiduciary duty render the Trustee's Plan unconfirmable, because it does not appear the Trustee can meet the "good faith" requirements of the Bankruptcy Code.

                  As a key element of his plan, the Trustee has already, without obtaining the Court's approval in advance, entered into a Plan Funding Agreement with the Noteholders, which the Trustee's disclosure statement recites is "integral to the Trustee's Plan." Because the Equity Committee contends that the Plan Funding Agreement is a lock-up agreement, the Equity Committee contends that advance Court approval was required. The Plan Funding Agreement requires that if the Trustee's present Plan is not confirmed, or if the Noteholders' claims or interests are subordinated or disallowed, even in part, without their consent, the Noteholders' obligations to fund up to $56 million to support the Trustee's Plan will automatically cease. This is not a hypothetical or academic concern, because the Equity Committee believes that the Court will not allow the Noteholders to get any of their claimed post-petition interest or liquidation preferences and therefore, the Noteholders will refuse to fund the Trustee's Plan. When this happens and the Trustee's Plan cannot be confirmed, under the Plan Funding Agreement the

Trustee nonetheless will be obligated to "make a good faith effort to . . . propose a Plan the terms of which are acceptable to the Noteholders." (Plan Funding Agreement, at 7.)

                  There are no restrictions on the types of terms the Noteholders can find acceptable. The Noteholders are not required to negotiate in good faith; this obligation is imposed only on the Trustee and only for the benefit of the Noteholders. Thus, the Equity Committee contends that the Plan Funding Agreement, which has not been approved by the Court, gives the Noteholders an effective veto power over any future plan the Trustee might propose.

                  The Chapter 11 Trustee is a fiduciary for all estate constituencies - not just the Noteholders. And while he has no obligation to agree with the Shareholders, the Equity Committee contends that, as a fiduciary, he cannot agree in advance to commit himself to favor a given constituency's wishes or positions - which is exactly what the Equity Committee believes he has done here.

                  The Equity Committee believes that the Plan Funding Agreement makes the Trustee's Plan unconfirmable and that it appears to be just another attempt by the Noteholders to obtain an illegal advantage in their continued attempts to take over Coram. The Equity committee believes that its purpose is not different from the Noteholders' prior agreement to pay Crowley $1 million a year to accomplish the same thing, and it is not different from the recently uncovered successful efforts by the Noteholders to persuade the Trustee to abandon all efforts to sell Coram so that it could be turned over to them in a Plan.

                  With the Plan Funding Agreement's illegal constraint an "integral" part of the Trustee's Plan, the Equity Committee believes there can be no finding that the Trustee's Plan has been proposed in good faith, and therefore there is a significant likelihood that it will not be confirmed.

                  2. THE EQUITY COMMITTEE CONTENDS THAT THE TRUSTEE'S PLAN IS UNCONFIRMABLE BECAUSE IT IMPERMISSIBLY PROVIDES FOR THE RELEASE OF ALL CLAIMS AGAINST THE NOTEHOLDERS AND FEINBERG AND MOST OF CORAM'S INSIDERS.

                  The releases which the Trustee agreed to give under his plan apply not only to claims that might be asserted against the Noteholders, Feinberg, Crowley and others by Coram, but also to third party claims - claims for example by former shareholders of Coram who believe they were damaged by the conflicts of interest arising from the secret $1 million a year payments made by Cerberus to Crowley for the benefit of the Noteholders.

                  The Equity Committee believes that such releases are not permitted by the Bankruptcy Code and are likely to result in a denial of confirmation of the Trustee's Plan.

         F. THE EQUITY COMMITTEE BELIEVES THAT THE TRUSTEE'S PLAN AND DISCLOSURE STATEMENT DO NOT PROVIDE REASONABLE ASSURANCES AS TO WHAT SHAREHOLDERS WILL RECOVER.

THE TRUSTEE DISAGREES WITH SUBSTANTIALLY ALL OF THESE OBJECTIONS AND BELIEVES THAT HIS PLAN DOES PROVIDE REASONABLE ASSURANCES AS TO WHAT SHAREHOLDERS WILL RECOVER BECAUSE THE COURT HAS APPROVED HIS DISCLOSURE STATEMENT UNDER THE PROVISIONS OF THE BANKRUPTCY CODE AS PROVIDING ADEQUATE DISCLOSURE TO SHAREHOLDERS ENTITLED TO VOTE.

                  1. THE EQUITY COMMITTEE BELIEVES THAT THE TRUSTEE'S PLAN DOES NOT PROVIDE A REASONABLE DEGREE OF ASSURANCE CONCERNING THE LIKELY RECOVERY BY SHAREHOLDERS IF THE TRUSTEE'S PLAN IS CONFIRMED.

                  The Trustee's Disclosure Statement says that the CHC Equity Interests "shall receive a Distribution of the Plan Funding Cash Balance, which the Trustee estimates will be more than $28,000,000." (Trustee's Disclosure Statement, at 1, 4.) And, "The Net Plan Funding Cash Balance payable to the holders of Allowed CHC Equity Interests will likely be in excess of $28 million." (Id. at 44.)

                  But then the Disclosure Statement says:

                           The actual amount of Allowed Claims may differ substantially from the estimates. The actual amount of Allowed Claims in this Bankruptcy Case will impact the estimated Distribution to Creditors and holders of CHC Equity Interests.

                  The Trustee has had fourteen months (and the Debtors before him nineteen months) to determine, with some degree of confidence, the magnitude of the Allowed Claims that must be paid before Creditors and Common shareholders can know what they are going to get. The Equity Committee believes that the Trustee should not put the burden on Creditors and Equity Holders of voting for a Plan that may pay them an amount significantly less than their expectations.

                  And so the Equity Committee contends that it is misleading for the Trustee to seek votes by putting his power and prestige behind a statement that the creditors "shall" receive 100% of their claims and "it is likely" that the Shareholders will received $28 million or more, and at the same time abdicate all responsibility for the reasonable accuracy of that assurance.

                  2. THE EQUITY COMMITTEE BELIEVES THAT THE NOTEHOLDERS' NET CONTRIBUTION IS MORE LIKELY TO BE ZERO THAN $56 MILLION.

                  The Trustee's Disclosure Statement says that the Plan will be funded by $56 million to be contributed by the Noteholders, in return for a release of all claims, including the

Litigation Claims against them, their officers, directors and employees. The Equity Committee believes that statement is false and misleading for the following reasons:

         a. THE NOTEHOLDERS' INITIAL NET CONTRIBUTION IS ONLY $46 MILLION. The Trustee's Disclosure Statement and Feasibility Analysis state that $10 million of the $56 million contribution will be retained by Reorganized Coram as "working capital." Since the Noteholders would own all of Reorganized Coram under the Trustee's Plan, they in essence will repocket the $10 million thereby reducing their actual contribution to $46 million.

         b. UNDER THE TRUSTEE'S PLAN, REORGANIZED CORAM - MEANING THE NOTEHOLDERS WHO WILL OWN IT - STAND TO RECOVER A SUBSTANTIAL PART OF THEIR CONTRIBUTION FROM CAUSES OF ACTION AGAINST CROWLEY AND OTHERS. "Causes of Action," under the Trustee's Plan, are claims against (i) Daniel Crowley and the former directors of Coram, specifically including claims set forth in the Proposed Derivative Complaint proposed by the Equity Committee, (ii) Claims against PricewaterhouseCoopers LLP; and (iii) avoidance and recovery actions.

                  The Trustee's Plan awards recoveries from successful prosecution of the Causes of Action, first to pay the costs of the litigation, then to pay interest at the federal statutory rate to holders of unsecured claims, then to Reorganized Coram - that is, to the Noteholders. In contrast, the Equity Committee's Plan provides that the Creditors, R-Net and the Common Shareholders will receive the benefits of both these and the other claims being released under the Trustee's Plan.

                  The Equity Committee believes that the Trustee's Disclosure Statement does not contain enough information about the likely amount of recovery from these three sources. But the problem runs much deeper because the Equity Committee believes it is likely that the recoveries that would remain for the Noteholders would be substantial, and would materially reduce and perhaps eliminate any contribution by them. For example:

                  (i) CLAIMS AGAINST CROWLEY AND THE DIRECTORS. The Equity Committee believes that the Trustee's Disclosure Statement fails to discuss in any meaningful way the claims against Crowley. Furthermore, the Trustee's Disclosure Statement does not reveal that Coram owns Directors' and Officers' Liability Policies with coverage of $100 million against the sort of claims that the Trustee is prepared to give to the Noteholders. It does not disclose that Crowley himself has said that he is a wealthy man. Although the Trustee has attached the Court's entire December 21, 2002 decision as an exhibit to his Disclosure Statement, the Equity Committee believes it would be important for him, in discussing the claims against Crowley and the Directors, to recite that the Court has already entered findings of fact and conclusions of law that include the statement that

                  Crowley did cause harm to the Debtors while his relationship with Cerberus was hidden and there is no reason to assume he did not cause harm to the Debtors when that relationship was disclosed.

                  Finally, even if there were no evidence of harm to the Debtors, appropriate sanctions may still be warranted. In a corporate reorganization proceeding, where a fiduciary was serving more than one master or was subject to conflicting interests, liability may be imposed, notwithstanding lack of fraudulent intent or harm.

                  The equity Committee believes that the Court has already identified damages potentially stemming from the denial of Coram's First Plan totaling at least $12 to $15 million. It is easy to extrapolate damages of a similar magnitude from Coram's failure to confirm the Second Plan, as well as the damages caused by Crowley's intense negotiations resulting in the Trustee's agreement to seek Court approval of a contract extension, million dollar stay bonus and release. All of these damages must be laid at Crowley's door, not simply because the two plans failed, or the Trustee's efforts to retain him and pay him failed, but because Crowley's concealed breach of fiduciary duty (together with the Noteholders) caused and predestined their failure. Indeed, The Court recognized Crowley's potential liability when, on March 26, 2003, it entered an order, on its own motion, expressly reserving claims against Crowley that were alleged in the Equity Committee's motion to terminate his employment.

                  (ii) CLAIMS AGAINST PRICEWATERHOUSECOOPERS LLP. The Equity Committee believes that there is virtually no information in the Trustee's Disclosure Statement concerning the value of this claim. However, the Trustee's special counsel for this matter has filed nineteen fee petitions seeking compensation and expenses totaling $1,402,393.47 and the Trustee has not objected to these applications. It is a fair inference that the Trustee has conducted some sort of cost-benefit analysis and therefore has some notion that this claim is valuable.

                  (iii) AVOIDANCE OR RECOVERY ACTIONS, WHETHER OR NOT ASSERTED BY THE TRUSTEE. Once again, the Equity Committee believes that the Trustee's Disclosure Statement provides no information concerning this asset, which is being assigned to Reorganized Coram, which will be owned by the Noteholders. The Trustee has filed nearly 200 preference actions, Presumably he thinks they are valuable, or he would not have filed them. Under the Trustee's Plan, all of the proceeds of those causes of action will ultimately benefit the Noteholders as owners of Reorganized Coram. Under the Equity Committee's Plan, the proceeds of these causes of action, plus the causes of action being released in the Trustee's Plan (namely claims against the Noteholders and Coram's directors), will be used to pay not the Noteholders, (as provided in the Trustee's Plan) but rather the persons hurt by the Noteholders' misconduct - general unsecured creditors, R-Net and the Common Shareholders.

         c. CONCLUSIONS CONCERNING THE NOTEHOLDERS' REAL CONTRIBUTION. The Equity Committee therefore believes that the real contribution of the Noteholders is plainly less than $56 million by a substantial amount - and could be nothing. There simply is no way that the Noteholders can be said to be contributing anywhere near $56 million.

                  3. THE EQUITY COMMITTEE BELIEVES THAT THE TRUSTEE'S ESTIMATE OF THE ENTERPRISE VALUE OF CORAM AND THE VALUE OF THE SHAREHOLDERS' INTERESTS IS FAR TOO LOW.

                  When the Trustee filed his original Plan, he provided a draft Disclosure Statement that said that his investment banker had determined the Enterprise Value of Coram to be only $178 million.

                  But then the Equity Committee took the deposition of the investment banker and established that a material mistake had been made. The investment banker acknowledged to the Equity Committee that the valuation submitted to the Trustee and relied upon by the Trustee in proposing the Trustee's Plan contained a material error and understated the value of Coram.

                  The mistake was that total cash flow for each of the five years used by the Trustee's investment bankers in their Enterprise Valuation Analysis was understated by approximately $14 million. (for example, total cash flow was projected as $4.1 million for 2003 when it should have been projected as $17.8 million). The investment banker not only failed to notice this material error, but it incorporated the material error in both the "Management Projections" and the "Advisors' Upside Projections" utilized in performing its discounted cash flow valuation of Coram for its Enterprise Valuation Analysis. Thus, two material components of the Enterprise Valuation Analysis, the valuation based on management's projections and the valuation based on the advisors' projections, were materially understated.

                  These mistaken calculations by the Trustee's investment banker were reviewed by Coram's outside auditors, Ernst & Young, in connection with their audit procedures, but they too missed the mistake.

                  But on June 5, 2003, the Trustee publicly acknowledged the error when he filed a Form 8-K with the SEC stating that "The Trustee and his financial advisors were made aware of inaccuracies in the aforementioned valuation analysis." (No mention was made of the fact that it was the Equity Committee that made them aware of the inaccuracies).

                  There was more: In its filing with the SEC, the Trustee also indicated that the Company's financial statements as set forth in its last annual and quarterly report would be restated, and that "it is possible that other adjustments may be identified in the process of restating the Company's consolidated financial statements."

                  On June 19, 2003, the Trustee provided the Equity Committee with an updated (and higher) Enterprise Valuation of $188,863,000, which the Trustee contends reversed the impact of the investment bankers' mistake.

                  And yet the Equity Committee contends that there are still more errors in the Trustee's valuations: The financial projections utilized by the Trustee to prepare his valuation incorporate different assumptions regarding the availability of the $199.3 million in net operating loss carryforwards ("NOLs") than the Trustee's Feasibility Analysis. Specifically, the Feasibility Analysis appears to assume that the NOLs will be available to offset taxable income through at least 2007, while the Valuation Analysis assumes that the NOLs will only offset income through 2003. Therefore, the valuation could be understated by the value of the net operating loss carryforward available to offset taxable income after 2003, or the Feasibility Analysis misstates the cash balances.

                  The Equity Committee's professionals, Deloitte & Touche, have calculated that Coram's Enterprise Value is $329 million.

                  4. THE EQUITY COMMITTEE CONTENDS THAT THE TRUSTEE'S ASSUMPTIONS CONCERNING THE AMOUNT OF NOTEHOLDER AND PREFERRED STOCKHOLDER CLAIMS ARE INACCURATE, BECAUSE THE ASSUMPTIONS INCLUDE INTEREST THAT THE NOTEHOLDERS AND PREFERRED SHAREHOLDERS ARE NOT ENTITLED TO RECEIVE.

                  The Trustee's Disclosure Statement indicates that the claims of Noteholders and Preferred Shareholders aggregate approximately $343.6 million. The Disclosure Statement fails to disclose, however, that more than $90 million of that $343.6 million amount relates to post-petition interest being claimed by Noteholders and Preferred Shareholders. The Trustee's Plan in large part rests on the assumption that the Noteholders and Preferred Shareholders are entitled to a post-petition interest, and that as a result there is insufficient value for Common Shareholders to retain ownership of Coram.

                  The Equity Committee has challenged the right of the Noteholders and Preferred Shareholders to any post-petition interest on several legal theories, and the Court has ruled that it will consider the Equity Committee objections to more than $90 million claimed when it hears the Equity Committee's objection to confirmation of the Trustee's Plan. The Equity Committee believes that in the end Noteholders will not be entitled to post-petition interest and liquidation preferences, or that at most post-petition interest will be calculated using the federal judgment rate (0.97% as of June 17, 2003) rather than the much higher rates called for under the Noteholders' and Preferred Shareholders' agreements with Coram.

II.       SUMMARY OF THE EQUITY COMMITTEE PLAN.

         The following is a summary of the Equity Committee Plan and the events leading to its filing. For a more detailed description of the treatment of Claims and Interests under the Equity Committee Plan, see pages 45 to 61 of this Disclosure Statement.

         A. EVENTS DURING CORAM'S CHAPTER 11 CASE THAT LED TO THIS EQUITY COMMITTEE PLAN.

                  1. CORAM'S FIRST PLAN - AND DISCOVERY OF THE MILLION DOLLAR SECRET PAYMENTS AND THE NOTEHOLDERS' ALLEGED PLAN TO STEAL THE EQUITY.

                  The lack of good faith that resulted in the Court's denial of Coram's First Plan - and what the Equity Committee believes was the Noteholders' scheme to steal the equity - first came to light when the Equity Committee discovered that one of Coram's largest Noteholders - Cerberus - was paying Daniel Crowley, Coram's CEO, $1 million per year pursuant to a contract that required Crowley to devote his entire business time, attention, skill and energy exclusively to the business of Cerberus - facts that were not previously disclosed to the Equity Committee or to Coram's Board of Directors. The Court found that this arrangement, which was engineered by the principal of Cerberus, Stephen Feinberg, while he was a director of Coram, was deliberately concealed from the Court by Crowley and Cerberus.

                  This conduct was condemned by the Court on December 21, 2000 as an impermissible conflict of interest. The Court said:

                             I think that the contractual relationship between
            Cerberus and the CEO, Mr. Crowley, did taint the process, and I think that, if anything, the ultimate fairness of the process in bankruptcy is a paramount principle to be protected by the Bankruptcy Court.

                             I think on that point it is a shame that Mr.
            Crowley and perhaps Cerberus and the debtor itself is tainted in this manner because I think there is evidence that Mr. Crowley did do a good job operationally in helping the debtor turn around. But I can't conclude that the debtor might not have done even better had there not been this relationship. I don't know. That's the problem. I don't know what would have happened without this actual conflict of interest. I do think it's an actual conflict of interest.

                  As a result, the Court refused to confirm the Debtors' First Plan, which would have given ownership of Coram to Cerberus and the other Noteholders and nothing to the Shareholders. The Court's opinion including these findings was rendered on December 21, 2000, and is attached as Exhibit F.

                  2.       THE SECOND PLAN - NOTHING CHANGED.

                  A year later, on December 21, 2001, the Court, after five days of hearings and the testimony of fifteen witnesses, refused to confirm the Debtors' Second Plan (which gave Common Shareholders almost nothing) because it found that, despite its earlier warning, that

                             Nothing, in fact, has changed since the first
            confirmation hearing. Crowley continues to receive almost $1 million a year from one of the Debtors' largest creditors, while serving as the Debtors' CEO and President. Under his agreement with Cerberus, he is required to obey its instructions or risk having the agreement terminated and losing his $1 million. This is an actual conflict of interest, as we concluded at the first confirmation hearing.

                             As we noted in the first confirmation hearing,
            given the actual conflict of interest which the Debtors' CEO has, we are unable to conclude that any action taken by the Debtors which may impact on the rights of Cerberus were taken without any undue consideration of the interests of Cerberus.

Furthermore, the Court concluded in its December 21, 2001 Opinion that

            "the conflict in this case transcends every single thing Crowley does on behalf of the Debtors," and that "there is absolutely no evidence from which the Court can conclude that the Debtors have suffered no harm from Crowley's continued conflict of interest." (emphasis added)

                  The Court also made the following findings in its December 21, 2001 Opinion concerning Crowley's testimony during the trial:

                  -           "Crowley's explanation... is unconvincing"

                  -           "Crowley's assertion... is also incredible"

                  -           "... we quite simply do not believe this"

                  -           "We do not accept Crowley's assertion"

         No appeal has been taken from this Opinion, so the Court's findings are uncontestable. The Equity Committee believes that the findings quoted above are binding on the Noteholders, Stephen Feinberg and the former directors in future legal proceedings because they actively participated in the hearings. The Noteholders and others disagree.

                  The Court's full Opinion dated December 21, 2001, which includes the reasons the Court reached the conclusions it did, is attached as Exhibit G. The Equity Committee urges all persons to read both of these opinions before casting their vote.

                  3.       CROWLEY CONTINUED TO BE EMPLOYED BY THE TRUSTEE.

                  On March 7, 2002, the Court appointed Arlin Adams as the Coram's Chapter 11 Trustee to take control of Coram's business operations free from the taint of Crowley's misconduct. For more than a year, and notwithstanding the conflicts described above which formed the basis for the Chapter 11 Trustee's appointment, Mr. Adams continued to employ Mr. Crowley as Chairman and Chief Executive Officer of Coram, despite repeated requests by the Equity Committee that Mr. Crowley's employment be terminated.

                  Finally, on January 14, 2003, the Equity Committee filed a motion seeking the termination of Mr. Crowley's employment and requiring him to disgorge all money that had been paid to him and his affiliates. A copy of that Motion is attached as Exhibit H.

                  The Trustee responded by seeking approval from the Court for his agreement to continue to employ Mr. Crowley for six months, to pay him a "stay bonus" of $1 million dollars and to give him a release from all claims that Coram has against him for damages arising from his conflict of interest, and breach of his duties of loyalty, care and good faith.

                  On March 3, 2003, the Court held an all-day hearing on these two motions. Several witnesses testified, including Mr. Crowley and the Trustee. The Trustee testified

                  "I have formed a view, and my view is that he [Crowley] has been completely forthright and forthcoming. If he wasn't, I would not be sitting here today."

         But at the conclusion of the hearing this Court ruled for the Equity Committee and denied the Trustee's request to compensate Mr. Crowley. The Court's reasoning was simply stated:

                             "I do not believe [Mr. Crowley] is honest. And his
                  testimony today has not convinced me that he has changed since the last time he testified. [The Trustee] has an impeccable reputation for integrity. Quite frankly, I don't want his reputation or mine sullied by approving the extension of employment of an employee that I do not believe to be an honest person. . . . There are plenty of other competent, in fact brilliant businessmen who can step in, whether from within this organization or from without. And I think that it is more important that the Debtor under the supervision of this trustee not be tainted by any suggestion that the senior executive has anything other than 100% dedication to this entity and to this entity alone.

         In the face of this third unequivocal ruling by the Court concerning Crowley's dishonesty and impermissible conflicts of interest, Mr. Crowley finally "resigned" as CEO of the Company effective March 31, 2003. That made moot the Equity Committee's request that Crowley's employment be terminated, but the Court was careful to preserve Coram's claims against Crowley. On March 26, 2003, the Court, acting on its own, entered an order stating that:

                             the other relief requested [by the Equity
                  Committee], including disgorgement, is hereby RESERVED for determination in connection with any litigation that may be commenced by any party with standing to do so raising the issue.

         B.       BASIC PROVISIONS OF THE EQUITY COMMITTEE PLAN.

         As a result of events described above, in December 2002 the Equity Committee filed it own plan of reorganization, which has since been twice amended. A more complete description of the Equity Committee Plan is set forth beginning on page 41 of this Disclosure Statement. The most important terms of the Plan, including a description of how the parties will be affected, are set forth below.

                  1.       TREATMENT OF GENERAL UNSECURED CREDITORS.

                  All general unsecured creditors, other than the Noteholders and Preferred Shareholders, will be paid the full amount of their Allowed Claims in Cash after the Equity Committee Plan is confirmed, together with accrued interest to the extent required by law.

                  2.       TREATMENT OF R-NET'S CLAIM.

                  The Equity Committee believes that the claim of the R-Net Committee of more than $41 million will be settled. The Trustee has entered into an oral agreement in principle pursuant to which R-Net has agreed to reduce its claim to $7,950,000. In reliance on the oral agreement in principle, and in further reliance that the written agreement between the Trustee and R-Net will contain no other terms adversely affecting the Equity Committee Plan, the Equity Committee anticipates that, under its Plan, R-Net will (i) have a reduced allowed claim of $7,950,000 that will be paid on the effective date of the Plan; and (ii) in addition, under the Equity Committee Plan, R-Net may be entitled to share in the net proceeds of Litigation Claims, up to an additional $6 million.

                  3.       TREATMENT OF NOTEHOLDERS AND PREFERRED SHAREHOLDERS.

                  The Noteholders and Preferred Shareholders also will be paid the full amount of their Allowed Claims, but they will be paid in the form of "New Senior Notes" and "New Preferred Stock" with a value equal to their claims. The terms of these instruments are described on pp. 75 below.

                  4.       TREATMENT OF COMMON SHAREHOLDERS.

                  So long as all creditors receive the full value of their claims through Cash, New Senior Notes and New Preferred Stock issued on the Effective Date, the existing interests of the Common Shareholders will not be affected. As a result, unless there is an Ownership Change (described below), after confirmation of the Equity Committee Plan the Common Shareholders will continue to be shareholders in Reorganized Coram, and no new common voting stock will be issued.

                  5.       CORPORATE GOVERNANCE.

                  Unless there is an Ownership Change (which would occur only if the New Secured Notes and New Preferred Stock fail to provide the Preferred Shareholders with property of a value equal to the amount of their Allowed Claims - something the Equity Committee does not believe will occur), the Initial Board of Directors of Reorganized Coram will consist of five directors designated by the Equity Committee, who will serve commencing on the date the Court enters an order confirming the Plan. After the Effective Date of the Plan, this Initial Board of Directors will be required to call a meeting of all Common Shareholders of Reorganized CHC to be held as soon thereafter as practicable, to elect a New Board of Directors in accordance with applicable state and federal laws.

                  6.       PROSECUTION OF LITIGATION CLAIMS.

                  If there is no Ownership Change, the New Board of Directors of Reorganized Coram will determine where and when to bring the Litigation Claims, and will have ultimate authority over the prosecution and settlement, if appropriate, of such claims. The Initial Board of Directors shall not file suit with respect to the Litigation Claims (unless necessary to avoid a statute of limitations or other similar defenses). Damages recovered as a result of the Litigation Claims will belong to Coram for general corporate purposes.

         C. PROVISIONS OF THE EQUITY COMMITTEE PLAN IF THERE IS A SHORTFALL IN VALUE.

                  The Equity Committee believes that the Equity Committee Plan can and will be confirmed and become effective with the provisions outlined above. However, if the Court is not satisfied that the New Secured Notes and New Preferred Stock will provide the Noteholders and Preferred Shareholders with property of a value equal to the amount of their Allowed Claims, then, to the extent that their respective Allowed Claims exceed such value, New Common Stock also will be issued to Noteholders and Preferred Shareholders (an "Ownership Change"), and the following provisions will apply:

                  1.       PREFERRED STOCKHOLDER SHORTFALL.

                  If the New Secured Notes and New Preferred Stock do not satisfy the Noteholders claims and Preferred Shareholder Equity Interests, the Noteholders and Preferred Shareholders also will receive New Common Stock of a value sufficient to satisfy the Allowed Claims arising from the Preferred Stock Interests. If that New Common Stock is insufficient to provide Preferred Shareholders with property equal to the Claim represented by their Allowed Interests (a "Preferred Stockholder Shortfall"), both the unsecured creditors of CHC and the Preferred Shareholders may be entitled to participate in the proceeds of the Litigation Trust.

                  2.       LITIGATION TRUST.

                            a.            ESTABLISHMENT. If any New Common Stock
is issued (i.e. an Ownership Change occurs), then all Litigation Claims will be transferred to a Litigation Trust that will pursue the Litigation Claims against Cerberus, Goldman Sachs, Foothill, Stephen Feinberg, Daniel Crowley, Coram's present directors and possibly others. Reorganized Coram will lend $6 million to the Litigation Trust to defray the cost of prosecuting the Litigation Claims.

                            b.            GOVERNANCE OF THE LITIGATION TRUST.
The Litigation Trust will be managed by a Plan Litigation Trustee who will be designated by the members of the Equity Committee and whose appointment will be approved by the Court. The Plan Litigation Trustee may retain attorneys, accountants, consultants and experts and shall obtain the approval of the Court with respect to the terms of engagements of all such professionals. The Equity Committee believes that the legal fees and costs of litigating the Litigation Claims are not likely to exceed $6 million. It is possible, subject to Court approval, that an alternative contingent fee arrangement could be entered into and, in that event, a portion of the $6 million might not be required up front, although a higher fee may ultimately be payable if litigation counsel were to handle the litigation on a contingent-fee basis, in which case legal fees would be payable only or partly as a percentage of damages actually awarded. All decisions with respect to Litigation Claims will be made by the Plan Litigation Trustee based on his or her best judgment and such professional advice as he or she seeks, and the directors of Reorganized Coram will have no rights with respect to the governance of the Litigation Trust or the prosecution of the Litigation Claims. The Plan Litigation Trustee, in his or her discretion, may seek the approval of the Court with respect to any proposed settlements of the Litigation Claims and the Court shall retain jurisdiction for all such purposes.

                            c.            ORDER OF DISTRIBUTION FROM THE
LITIGATION TRUST. Proceeds from the Litigation Claims shall be distributed:

                  (i) First, to pay the costs of maintaining the Litigation Trust, including a payment to Reorganized Coram to reimburse it for amounts up to $6 million, plus interest, that have been loaned to the Litigation Trust.

                  (ii) Second, to repay any third parties providing loans to fund the costs and expenses of prosecuting the Litigation Claims provided that such expenditures are approved by the Court.

                  (iii) Then to the Unsecured Creditors of Coram, Inc. and the Noteholders to the extent necessary to pay them 100% of their Allowed Claims, plus interest to the extent, required under applicable law.

                  (iv) Then, to the Preferred Shareholders to the extent necessary to pay them 100% of their Allowed Claims, plus interest to the extent, if any, required under applicable law.

                  (v) Then, to the Unsecured Creditors of CHC to the extent necessary to pay them 100% of their Allowed Claims, plus interest to the extent required under applicable law.

                  (vi) Then, to general unsecured creditors of Coram and CHC (excluding Noteholders) to pay them pay them interest on their claims, to the extent not already received on the Effective Date; and

                  (vii) Then, the remaining balance to R-Net and Common Shareholders who owned common stock of CHC on the Effective Date of the Equity Committee Plan, with R-Net to receive 2% of the balance (up to a total additional distribution to R-Net of $6 million), and the remaining amount to be paid to Common Shareholders in proportion to their ownership on that date.

                  No distributions may be made from the Litigation Trust to Common Shareholders unless and until all creditors have received property of a value equal to their Allowed Claims and Interests, all amounts (if any) advanced to the Litigation Trust have been reimbursed, and accrued interest and the contingent amounts payable to R-Net and unsecured creditors have been paid in full.

                  Except for repayment of amounts advanced to the Litigation Trust, plus interest, Reorganized Coram shall have no right to any proceeds from the Litigation Trust.

                  3.       CORPORATE GOVERNANCE.

                  In the event of an Ownership Change, then the Board of Directors of Reorganized Coram shall consist of five directors to be appointed as follows:

-----------------------------------------------------------------------------------------------------------------------
 IF PREFERRED SHAREHOLDERS RECEIVE THE        PREFERRED SHAREHOLDERS CHOOSE THE        EQUITY COMMITTEE CHOOSES
FOLLOWING PERCENTAGE OF NEW COMMON STOCK        FOLLOWING NUMBER OF DIRECTORS        FOLLOWING NUMBER OF DIRECTORS

-----------------------------------------------------------------------------------------------------------------------
                  80%-100%                                      5                                    0
-----------------------------------------------------------------------------------------------------------------------
                  60%-79%                                       4                                    1
-----------------------------------------------------------------------------------------------------------------------
                  40%-59%                                       3                                    2
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                  20%-39%                                       2                                    3
-----------------------------------------------------------------------------------------------------------------------
                   0%-19%                                       1                                    4
-----------------------------------------------------------------------------------------------------------------------

                  Following the Effective Date, the newly constituted Board of Directors shall give notice of a meeting of all Shareholders of CHC to be held as promptly thereafter as practical, for the purpose of electing a new Board in lieu of the above.

                  D.       THE VALUATION DISPUTE.

                  1. THE EQUITY COMMITTEE BELIEVES THAT THE ENTERPRISE VALUE OF CORAM IS GREATER THAN ITS LIABILITIES.

                  The Equity Committee believes that the Enterprise Value of Coram, when it emerges from bankruptcy, not including the value of the Litigation Claims will be greater than the amount of liabilities at that time. "Enterprise Value" generally means the value of the business, out of bankruptcy, with no liabilities. The Equity Committee also believes that the New Secured Notes and New Preferred Stock that will be issued to the Noteholders and Preferred Shareholders will be equal to the value of the claims and interests of the Noteholders and Preferred Shareholders. The determination of these values will be made by the Court at the hearings on Confirmation of the Equity Committee Plan. The Equity Committee believes, based on the opinion of Deloitte & Touche, that Coram's Enterprise Value is $329 million. The Trustee believes, based on the opinion of SSG Capital Advisors, L.P. and Ewing Monroe Bemiss & Co. that Coram's Enterprise Value is $188, 863,000.

                  If the Court agrees with the Equity Committee and finds that the value of the New Secured Notes and New Preferred Stock equals the value of the claims and interests of the Noteholders and Preferred Shareholders, then on the Effective Date of the Plan (which will be shortly after the Court enters an order confirming the Equity Committee Plan):

                  a. Creditors, other than the Noteholders and Preferred Shareholders, will be paid in full in cash as described above;

                  b. The Noteholders and Preferred Shareholders will receive New Secured Notes and New Preferred Stock; and

                  c. The Existing Common Shareholders will remain the owners of Reorganized Coram and will elect a new Board of Directors in accordance with procedures and proxy rules provided by applicable State law and Federal Securities Laws.

                  If the Court does not agree that the Enterprise Value of Coram (not including Litigation Claims) is greater than its liabilities, and that the value of the New Secured Notes and New Preferred Stock equals the amount of the claims and interests held by the Noteholders and Preferred Shareholders, then the Noteholders and Preferred Shareholders will become part or full owners of Coram, and the Litigation Claims will be transferred to a LITIGATION TRUST. The

Litigation Trust will assert the Litigation Claims against the Noteholders and others who the Equity Committee asserts caused damage to Coram.

                  2.       VALUATION OF THE LITIGATION CLAIMS.

                  The Equity Committee believes that it will not be necessary to value the Litigation Claims at the confirmation hearing because, as stated above, the Enterprise Value of Coram when it emerges from bankruptcy (not including Litigation Claims) will be greater than the amount of its liabilities at that time. If the Court does not agree with the Equity Committee's position concerning Coram's Enterprise Value and the value of the New Secured Notes and New Preferred Stock being issued to Noteholders and Preferred Shareholders, at the Confirmation Hearing the Bankruptcy Court nonetheless may consider, and the Equity Committee may present evidence concerning, the value of the Litigation Claims for purposes of, among other things, meeting the "fair and equitable" test of the Bankruptcy Code, and the Equity Committee's Plan may be confirmed.

         E.       THE DISPUTE CONCERNING THE LITIGATION CLAIMS AND THE
                  LITIGATION TRUST.

                  The Equity Committee believes that certain persons, called the "Proposed Defendants" breached their fiduciary duties of loyalty, care and good faith to Coram, or aided and abetted such breaches, and that certain of these persons also carried out a scheme to take over ownership of Coram by a pattern of criminal racketeering activity that violates RICO. The basis of these LITIGATION CLAIMS is set forth beginning on page 22 below.

                  The Proposed Defendants, who the Equity Committee believes engaged in such damaging conduct, are the Noteholders and Preferred Shareholders (Cerberus Partners, L.P., Foothill Capital Corp., and Goldman Sachs Credit Partners, L.P.) Stephen Feinberg (the principal of Cerberus), Daniel Crowley (the former CEO of Coram), and present and former directors of Coram.

                  The Equity Committee believes that the Litigation Claims have substantial merit, and that the damage to Coram resulting from the described conduct is more than $320 million. Damages awarded against the RICO defendants could be trebled, to nearly one billion dollars.

                  The Trustee testified at his deposition on February 25, 2003 that he does not deny having stated that the Proposed Derivative Complaint (in which most of the Litigation Claims are identified) is "a pretty good complaint and might very well be able to survive a motion to dismiss or a summary judgment motion." By submitting a plan that proposes to settle the Litigation Claims with the Noteholders, however, the Trustee asserts his belief that settlement of those claims is in the best interests of the Estates. The Equity Committee believes that many of the predicates to liability of the Proposed Defendants have already been determined in favor of the Equity Committee's position by prior rulings of the Bankruptcy Court, and that many of these determination will not be contestable by the proposed defendants. The Equity Committee believes also that the lawsuit can be definitively adjudicated in less than two years for a total cost of less than $6 million and that the damages awarded may be as much as $320 million and that this amount could be trebled, under applicable RICO statues as to Defendants Cerberus, Feinberg and Crowley, to nearly $1 billion.

                  The Trustee and the Noteholders believe the Litigation Claims to be substantially less valuable than the Equity Committee believes them to be. In a document attached to the Trustee's Plan he recites that he has "conducted such investigations of the allegations of the Draft Complaint and consulted such experts as he deemed appropriate." But the Equity Committee believes that is just a recitation. At his deposition several months after the alleged investigation the Trustee conceded that he had not investigated the relationship between Crowley and Cerberus because "I did not understand that to be my job." But when presented with a memorandum written by Crowley and addressed to Stephen Feinberg on May 6, 2002, which claimed that Cerberus owed Crowley money for his accomplishments at Coram, the Trustee said:

                  I don't know what they mean. I don't know what the context is. I don't know these people. I don't know Steve Feinberg.

Cerberus denies ever receiving this memorandum. The Trustee contends that the Equity Committee has quoted him out of context, that he and his professionals have conducted a complete investigation of the Litigation Claims, and that he has entered into a fair an reasonable settlement of the claims against the Noteholders.

                  THE NOTEHOLDERS AND OTHER PROPOSED DEFENDANTS BELIEVE THAT THE LITIGATION CLAIMS HAVE NO MERIT WHATSOEVER AND THAT IN ANY EVENT THEIR CONDUCT DID NOT DAMAGE CORAM. SEE APPENDIX A.

                  If the existing Common Shareholders remain the owners of Coram (because the Equity Committee prevails on the Valuation Dispute) then it is expected that the Board of Directors to be elected by the shareholders will authorize Coram to bring suit to recover on the Litigation Claims (no such lawsuit would be permitted until after such election, unless necessary to avoid statute of limitations issues). Damages recovered in such a lawsuit would be available for the general corporate purposes of Coram (including, if required, the payment of interest to Unsecured Creditors), but would not be available directly, by offset or otherwise, to any defendant against whom damages are awarded.

                  If the Noteholders become the owners of Coram, then the Litigation Claims will be transferred to a Litigation Trust and prosecuted for the benefit of creditors and Common Shareholders. Damages recovered by the Litigation Trust will be distributed first to pay the costs of the litigation and to repay any loans made to fund the litigation, then to creditors to the extent their claims had not been paid in full (including interest payments to general unsecured creditors and R-Net's contingent payment), and then to Coram's existing common shareholders. Before any distributions are made to Coram's Existing Common Shareholders, all creditors will have received payment in full, in cash or in the case of the Noteholders and Preferred Shareholders by way of offset, of the amount of their Allowed Claims.

III. THE EQUITY COMMITTEE BELIEVES THAT THE LITIGATION CLAIMS ARE VALID AND WILL RESULT IN THE RECOVERY BY CORAM OF THE VERY SUBSTANTIAL DAMAGES CAUSED BY THE ALLEGED ILLEGAL CONDUCT OF CERBERUS, FEINBERG, CROWLEY, THE OTHER NOTEHOLDERS, AND THE OTHER PROPOSED DEFENDANTS.

         A.       BACKGROUND.

THE FOLLOWING IS THE EQUITY COMMITTEE'S DESCRIPTION OF THE CLAIMS IT BELIEVES MAY BE SUCCESSFULLY ASSERTED AGAINST CERBERUS, GOLDMAN SACHS, FOOTHILL, FEINBERG, CROWLEY AND OTHERS. THOSE PARTIES STRENUOUSLY CONTEST THESE ALLEGATIONS, AND THE VIEWS OF CERBERUS, FEINBERG, GOLDMAN SACHS, AND FOOTHILL AS TO THE MERITS OF THE LITIGATION CLAIMS ARE ATTACHED AT THEIR REQUEST AS APPENDIX A TO THIS DISCLOSURE STATEMENT.

                  As a result of the Court's findings concerning the conflicts of interest and other inappropriate behavior involving Coram, the Equity Committee and its professionals investigated other instances of improper conduct, the legal consequences of the conduct, and the damage caused to Coram. The conclusions from the Equity Committee's nearly three-year-long investigation are that:

         Cerberus and Feinberg, using a scheme they have employed with other companies, have engaged in a pattern of deception, fraudulent concealment and racketeering activity intended by them to obtain control of Coram and wrongfully take for themselves and the Noteholders the value of Coram;

                           a.       Crowley participated in and was part of that
scheme;

                           b.       Goldman Sachs and Foothill aided and abetted
these activities;

                           c.       The directors of Coram recklessly condoned
the scheme, and in the case of one director, Donald Amaral, actively participated in and benefited from it;

                           d.       These actions caused damage to Coram of at
least $320 million and may subject the defendants to additional punitive damages under state law; and

                           e.       The conduct of Cerberus, Feinberg and
Crowley constituted a pattern of criminal conduct and racketeering activity that may subject them to trebling of any damage award against them for violation of RICO.

         Because of the importance of the Litigation Claims both to the Equity Committee Plan and to understanding why the Trustee's Plan does not provide an adequate recovery for creditors and Common Shareholders, a more complete description of these claims and the illegal conduct for which damages are sought is set forth below.

         B.       THE CLAIMS.

                  The Litigation Claims comprise the following proposed causes of action:

                  - Against Cerberus, Feinberg, and Crowley, alleging that they engaged in a pattern of racketeering and criminal conduct in violation of Sections 1962(b), 1962(c), and 1962(d) of the RICO statute, thereby entitling Coram to recover trebled damages from those defendants;

                  - Against Goldman Sachs, Foothill, and Cerberus for alleged breaches of fiduciary duties and for aiding and abetting Crowley's breaches of his fiduciary duties;

                  - Against Feinberg and Crowley for alleged fraudulent misrepresentation and for alleged breaches of their fiduciary duties;

                  - Against Goldman Sachs, Foothill, and Cerberus as principals of their alleged agents, Feinberg and Crowley; and

                  - Against the directors of Coram for alleged deliberate and reckless breaches of their fiduciary duties.

The basis of these claims is described below.

         C.       THE ALLEGED SCHEME TO STEAL CORAM.

                  The Noteholders' alleged scheme to steal Coram did not begin or end with the secret million-dollar-a-year payment by Cerberus to Crowley that was criticized by the Court in its December 21, 2000 Opinion. It began years before and is continuing today.

                  1.       THE ALLEGED PLAN IS HATCHED.

                  The Equity Committee alleges that, in late 1997 or early 1998, Feinberg and Cerberus began to execute a scheme to take control and ownership of Coram for the Noteholders' benefit. The Equity Committee further alleges that Feinberg arranged for a $1 million bonus to be paid to Donald Amaral, then Coram's CEO, if Amaral (who is still, today, a director of Coram) would arrange for Coram to execute a "Securities Exchange Agreement" (which was in fact executed in May, 1998) with provisions that would allow the Noteholders to declare a default and seize Coram if Amaral ceased being CEO.

                  2.       FEINBERG JOINS THE BOARD.

         Shortly after the agreement was executed in May 1998, Feinberg became a director of Coram. As the Court found, he joined the board "to represent the interests of the Noteholders." The directors of Coram have stated under oath that Feinberg was on the board to represent the Noteholders' interests in Coram.

         3. FEINBERG ARRANGES FOR CROWLEY TO TAKE OVER CORAM'S OPERATIONS WHILE CROWLEY IS PAID BY CERBERUS WITHOUT DISCLOSING THAT THE AMOUNT BEING PAID RELATED TO CORAM AND TOTALED ALMOST $1 MILLION PER YEAR .

         In April 1999, Amaral resigned as Coram's CEO for unanticipated personal reasons. He was replaced by his second-in-command, Richard M. Smith. Smith was independent of the Noteholders and wanted to grow Coram's business and increase the value of the company. That plan conflicted with the alleged scheme already in place for Cerberus and the Noteholders to take control of Coram, so Feinberg, allegedly acting for the Noteholders, developed a plan to replace Smith with another CEO who, like Amaral, would act under his direction and in the Noteholders' interests rather than in Coram's.

         The Equity Committee alleges that the first step was for Feinberg, on behalf of the Noteholders, to control Crowley. He allegedly did this by entering into a secret oral agreement in July 1999, pursuant to which Crowley agreed to work exclusively for Cerberus for three years, at a salary of $80,000 per month plus expenses and other benefits. After Crowley agreed to become Cerberus' exclusive employee, Feinberg recommended to Coram's Board that Coram hire Crowley as a "consultant" to Smith. Feinberg, himself a member of Coram's Board, did not disclose to the other Board members at the time he made the recommendation that:

              -   Crowley was being paid $80,000 a month by Cerberus;

              - Crowley had agreed to work full time for Cerberus under Feinberg's direction; and

              - All of Crowley's compensation and benefits from Cerberus could be terminated immediately by Feinberg if Crowley did not follow Feinberg's instructions.

                  4. CONTRACTS, WHICH THE EQUITY COMMITTEE ALLEGES WERE DELIBERATELY CONCEALED, ARE EXECUTED.

                  In November 1999, Crowley sent a letter to Feinberg asking for additional compensation from Cerberus to induce him to take the CEO job at Coram. As the Court found, this letter reflected a deliberate effort to conceal the Cerberus-Crowley relationship.

                  Then, at the end of November, Crowley signed an employment agreement with Coram to become its CEO for a salary of $650,000 a year, plus options on one million shares of Coram stock - and one day later he executed a written employment agreement with Cerberus that confirmed the oral terms under which they had been operating since July 1999. Crowley's written agreement with Cerberus confirmed that - even though Crowley had just signed on as Coram's Chairman, President, and CEO - he would devote "his entire business time, attention, skill and energy exclusively" to Cerberus by performing duties to be assigned by Feinberg, in exchange for a base salary of $960,000 plus potential for sizeable bonuses. The written agreement also provided that Cerberus could terminate all of Crowley's rights to receive these payments if he did not follow Feinberg's instructions.

                  The terms of the Cerberus agreement were not disclosed to Coram's directors, to the investing public, or to the Court when Coram filed its bankruptcy petition and its Disclosure Statements in connection with its first plan.

                  5. FEINBERG APPROVES ADDITIONAL PAYMENT FROM CORAM TO CROWLEY, WHICH THE EQUITY COMMITTEE ASSERTS WAS TO INSURE HIS LOYALTY TO THE NOTEHOLDERS' INTERESTS.

                  The Equity Committee alleges that an inevitable result of the scheme to wipe out equity through bankruptcy would be that Crowley's one million Coram stock options would become worthless. Realizing that, in early 2000 Crowley demanded more compensation from Feinberg to go along with the scheme.

                  To ensure Crowley's continued participation in the alleged scheme, Feinberg, as Chairman of the Coram Board's Compensation Committee, renegotiated Crowley's employment agreement, even though that agreement had been signed only three or four months earlier, and even though Crowley had no right to renegotiate his contract at that time. The renegotiated agreement was signed on Coram's behalf by Feinberg, who was not an officer of Coram; indeed, it appears to be the only Coram contract that Feinberg ever signed.

                  As a result of this Crowley now claims a bonus of at least $13 million, and he likely would have received it had the Equity Committee not uncovered these allegedly secret illegal arrangements.

                  6. CROWLEY MANAGES CORAM, THE EQUITY COMMITTEE ALLEGES, FOR THE NOTEHOLDERS' BENEFIT.

                  The next phase of the alleged scheme was to maximize cash payments to the Noteholders, even when it was in the best interests of Coram to retain and reinvest the cash to permit Coram to grow and increase in value. The Equity Committee believes that, under Crowley's direction, the growth and profitability of Coram was deliberately constrained in order to achieve the final objective: to wipe out the interests of the Shareholders and transfer those interests to the Noteholders. When those objectives were accomplished, the Noteholders, Feinberg and Crowley planned to grow Coram and reap for themselves the value that had been taken from Coram by the alleged illegal scheme.

                  The Equity Committee believes that Crowley's impact in managing Coram for the Noteholders' benefit encompassed not only bad decisions that he made, but also favorable opportunities that he did not pursue. As the Court has found, Crowley's conflict of interest "transcends every single thing Crowley does on behalf of the Debtors."

                  7. THE ALLEGED SCHEME TO USE A BANKRUPTCY PROCEEDING TO STEAL CORAM'S EQUITY.

                  The alleged scheme devised by Feinberg, Crowley, and the Noteholders was intended to force Coram into bankruptcy to eliminate the interests of existing Shareholders and to install the Noteholders as Coram's new owners.

                  The Equity Committee believes that, when they filed the Coram Chapter 11 cases in August 2000, together with a plan that would have wiped out the Shareholders, Crowley and the Noteholders used the pretext that (i) the Notes were maturing, and (ii) a deadline was looming under a federal statute known as "Stark II" and the only solution to that was to restructure through a bankruptcy. Both of these pretexts were false, and they knew it. First, the Notes were not maturing for nearly nine months, and Coram had plenty of cash availability to pay its debts in the normal course for the next nine months - leaving plenty of time to seek alternatives for paying the Notes when they matured. Second, the solution to the Stark II problem was simply for the Noteholders to convert the Notes to preferred stock - which is exactly what they did four months later, when the Court refused to confirm their plan because it had not been filed in good faith.

                  8. THE DEBTORS' INABILITY TO CONFIRM TWO PLANS OF REORGANIZATION DUE TO THEIR BAD FAITH.

                  The Debtors filed a First Joint Plan of Reorganization (the "First Plan") on the petition date. Under the First Plan, the Noteholders would have received all of the Debtors' stock, while the existing Shareholders' stock would have been cancelled. The Equity Committee was appointed over the Debtors' and the Noteholders' vigorous objections, on October 18, 2000, less than two months before the confirmation hearing.

                  In the short time available, the Equity Committee took limited discovery relating to the Debtors' First Plan. During that discovery, the Equity Committee brought to light, for the first time, the terms of Crowley's "consulting agreement" with Cerberus.

                  At the conclusion of the hearing on the Debtors' First Plan, the Court found that Crowley's consulting agreement with Cerberus "created an actual conflict of interest on his part." The Court further held that Crowley's conflict of interest "has . . . tainted the Debtors' restructuring of its debt, the Debtors' negotiations towards a plan, even the Debtors' restructuring of its operations." The Court found that the "paramount principle" of "ultimate fairness" had been "tainted by Crowley's conflict of interest." Accordingly, the Court denied confirmation of the First Plan because it was not proposed in good faith.

                  After the Court denied confirmation of the First Plan, the Debtors retained Goldin Associates, L.L.C. ("Goldin") to evaluate their affairs and Crowley's relationship with Cerberus. But Goldin did not investigate any events occurring after the Court denied confirmation of the First Plan. And - most significantly - it did not investigate whether Crowley was continuing to receive compensation under his agreement with Cerberus. Nor did the Debtors' other directors even ask Crowley if that conflict persisted. Indeed, as the Court found, the Debtors hired Goldin to "sprinkle holy water" over the situation, not to fix it.

                  With Goldin's support, the Debtors then filed a Second Joint Plan of Reorganization (the "Second Plan"). The Second Plan was fundamentally the same as the First Plan except that it offered to give $10 million to the existing Shareholders - if they voted for the Plan (which they did not), and if certain other conditions were satisfied. The Shareholders did not vote in favor of the Second Plan, and once again the Court held a contested confirmation hearing.

                  After hearing the facts and reviewing Goldin's report, the Court concluded:

                                    Nothing, in fact, has changed since the
                 first confirmation hearing. Crowley continues to receive almost $1 million a year from one of the Debtors' largest creditors, while serving as the Debtors' CEO and President. Under his agreement with Cerberus, he is required to obey its instructions or risk having the agreement terminated and losing his $1 million. This is an actual conflict of interest, as we concluded at the first confirmation hearing.

                  Moreover, as the Court noted, Crowley's entering into the agreement with Cerberus "is also contrary to the express provisions of the Debtors' corporate policy which at all times provided that actual conflicts of interest must be avoided . . . ." The
Court found that Crowley had breached his fiduciary duty of loyalty to the Debtors and that his conflict of interest was "insidious" in, among other things, favoring the Noteholders' interests over the Debtors' by making cash interest payments to Noteholders when he should have been conserving cash and by failing to prosecute preference actions against them.

                  The Court flatly rejected the Debtors' argument that any problem caused by Crowley's conflict had been cured by its disclosure at the first hearing. As the Court observed:

                                    Crowley did cause harm to the Debtors while
                  his relationship with Cerberus was hidden and there is no reason to assume he did not cause harm to the Debtors when that relationship was disclosed.

                  Nor was the Court favorably impressed by the mode of disclosure: "The Court cannot but help observe that the disclosure came only after the agreement came to light in discovery in connection with the First Plan. Neither Cerberus nor Crowley voluntarily disclosed the agreement to the Debtors or to the Court. As noted, the failure to disclose was a violation of the Debtors' corporate policy." The Court also noted "Goldin discovered nothing that the Equity Committee had not already discovered in the discovery taken by it in connection with the Debtors' confirmation proceedings in December, 2000."

                  In fact, the Equity Committee alleges that matters are much worse: not only did Crowley fail to disclose his relationship with Cerberus; he affirmatively misrepresented it to the Court. On August 8, 2000, he caused Coram to file a Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code," which falsely stated that Crowley "receives no fee from Cerberus for any services he provides respecting the Debtors." And on September 7, 2000, Crowley filed a sworn "Affidavit and Disclosure Statement" under Fed. R. Bankr. P. 2014 in support of his application for an order authorizing the retention of his company, Dynamic Healthcare Solutions, as a consultant to the Debtors. In that affidavit, Crowley falsely stated, "Although I generally receive a fee from Cerberus for [consulting] services, I receive no fee from Cerberus for any services relating to the Debtors." But as the Court stated after hearing Crowley's testimony: "We do not accept Crowley's assertion that his compensation from Cerberus under the Consulting Agreement is solely for his work for Winterland."

                  Moreover, the Court determined that Crowley had testified falsely in several other ways:

                  - He testified that his $1 million a year consulting agreement did not deal with his services as CEO of Coram, but the Court said, "We quite simply, do not believe this."

                  - He testified that, after the first confirmation hearing, he told the Coram Board that he was continuing to receive his compensation from Cerberus, but the Court said "we do not credit that testimony."

                  - He testified that it was a good idea on the eve of bankruptcy to pay interest to the Noteholders in cash, but the court found that assertion "incredible."

                  Despite the harsh language of the Court's December 21, 2001 opinion, Crowley did not cure his conflict. On April 15, 2002, the Debtors filed their Form 10-K annual report with the Securities and Exchange Commission. After stating that the Court had denied confirmation of the Second Plan because of Crowley's conflict of interest, the 10-K stated:

                                    Mr. Crowley and Cerberus agreed to suspend
                  their contract and all related obligations immediately after the Bankruptcy Court's denial of the Second Joint Plan of reorganization on December 21, 2001, and the contract remains suspended through April 12, 2002.

                  In fact, evidence presented at the hearing on March 3, 2003, in connection with the Equity Committee's opposition to the Trustee's attempt to continue to employ Crowley, pay him a bonus and grant him a release, established:

                  - That Crowley and Cerberus did not terminate their relationship until September 24, 2002;

                  - That in May 2002, Crowley believed that he was entitled to get $11,200,000 from Cerberus for work he did for Coram - and that he sought to conceal that commitment by arranging for it to be paid after Coram was out of bankruptcy and the Court no longer had jurisdiction;

                  - That the Court believed that he was "not honest" when he testified on March 3, 2003, and that he had not been honest when he testified a year earlier; and

                  - That at an earlier hearing he "recited" answers his lawyer gave him, suggesting that he may have perjured himself in doing so.

         D.       THE ALLEGED RICO CLAIMS.

                  As set forth in summary form below, the Equity Committee alleges that the evidence shows the existence of a pattern of mail fraud, wire fraud, and bankruptcy fraud, stretching over more than two years, in furtherance of the alleged illegal scheme among Feinberg, Cerberus, and Crowley to steal Coram's equity for their benefit. Significantly, from the standpoint of the RICO pattern requirement, Cerberus and Feinberg have engaged in a virtually identical scheme in connection with at least one other company. In fact, the Equity Committee alleges that Feinberg and Cerberus appear to be engaged throughout the United States in a pattern of nearly identical racketeering conduct, directed at taking over control and ownership of entities through secret and illegal arrangements.

                  Independent of this alleged larger pattern of racketeering, the Equity Committee contends that the statutory requirements for establishing a RICO pattern are satisfied by the conduct of the RICO defendants directed at Coram alone. The Equity Committee believes that the alleged pattern of bankruptcy fraud, mail fraud, and wire fraud is consistent with the Court's finding that Crowley's secret conflicts of interest "transcend[] every single thing Crowley does on behalf of the Debtors."

                  The RICO counts proposed by the Equity Committee do not rest only on the findings in the Court's December 21, 2001 Opinion. The Equity Committee's investigation has revealed that Crowley had engaged in criminal bankruptcy fraud - a predicate act of racketeering specified in the RICO statute. Crowley's alleged bankruptcy fraud arises from his filing of a series of documents with this Court that falsely represented, or failed to disclose, Crowley's conflict of interest, in violation of the RICO statute. Those documents include Crowley's affidavit filed pursuant to Fed. R. Bankr. P. 2014, the Disclosure Statement, the First Amended Disclosure Statement, and Crowley's other filings and testimony in connection with the Debtors' first and second plans of reorganization, each of which was an act of criminal bankruptcy fraud.

                  1.       THE ALLEGED RICO PREDICATE ACTS.

                  To establish RICO violations, it is necessary to prove a pattern of racketeering to (a) acquire and maintain interests in and control of an enterprise (Section 1962(b)), or (b) to conduct the affairs of an enterprise (Section 1962(c)). Alternatively, a person is liable for a RICO violation if he or she ". . . knowingly agrees to facilitate a scheme which includes the operation or RICO enterprise, regardless of whether defendant actually operates or manages the corrupt enterprise, or is also liable for a substantive RICO violation."

                  Here, the Equity Committee believes that the pattern requirement is particularly satisfied by the duration of the alleged scheme, the multiplicity of victims and the variety of predicate acts. There is open-ended continuity (as reflected by three other cases alleging similar conduct against Cerberus) and close-ended continuity (the Coram scheme as alleged persisted for well over two years before the Trustee was appointed.) The alleged pattern of mail fraud, wire fraud, and bankruptcy fraud includes, at least the following predicate acts:

     - telephone conversations and/or mailings through interstate commerce among Feinberg, Cerberus, and Amaral (Coram's former CEO and a director, who, the Equity Committee contends, was later complicit with Feinberg in bringing in Crowley) in 1997 or 1998 pursuant to which Feinberg allegedly subverted Amaral's loyalty to Coram and obtained control over Amaral for the Noteholders' alleged benefit by promoting a $1 million "bonus" payment to Amaral when Coram executed the Securities Exchange Agreement and by providing, in the Securities Exchange Agreement, that the Notes would go into default if Amaral ceased being Coram's CEO;

     - one or more telephone conversations through interstate wire between Crowley and Feinberg in July 1999 in which Feinberg allegedly asked Crowley to become a Cerberus employee at $80,000 per month to advance the Noteholders' interests with respect to Coram and to keep that arrangement secret;

     - an October 29, 1999 letter from Crowley to Amaral, sent through interstate commerce, in which Crowley sought to replace Richard Smith as CEO, without disclosing his agreement with Cerberus;

     - a November 12, 1999 letter sent by Crowley through interstate commerce to Feinberg at Cerberus memorializing Crowley's agreement with Feinberg and Cerberus under which Crowley was to obtain a percentage of Cerberus' "economics on Winterland" as what the Court has found to be compensation for his serving as Coram's Chairman and CEO under Feinberg's and Cerberus' direction;

     - an employment agreement between Crowley and Cerberus dated as of August 1, 1999, sent through interstate commerce by Crowley to Cerberus on November 19, 1999, pursuant to which Cerberus employed Crowley to act in its interests and under its direction for a fee of $80,000 per month, subject to termination if Crowley did not follow Cerberus' instructions with respect to Cerberus' interests in acting as CEO of any company at Cerberus' request;

     - a March 9, 2000 Management Representation Letter sent by Crowley through interstate commerce to Ernst & Young, Coram's outside auditors, stating that "There are no instances where any officer or employee of the Company has an interest in a company with which the Company does business that would be considered a 'conflict of interest,' that has not been disclosed or waived";

     - a May 2, 2000 letter sent by Crowley through interstate commerce to Cerberus, Goldman Sachs and Foothill trumpeting the fact that Crowley was doing an excellent job in collecting Coram's accounts receivable for the Noteholders' benefit and was paying the Noteholders $1 million in cash;

     - a May 16, 2000 letter sent by Crowley through interstate commerce to Cerberus, Goldman Sachs and Foothill trumpeting the fact that Crowley was doing an excellent job in collecting Coram's accounts receivable for the Noteholders' benefit and was paying the Noteholders another $1 million in cash;

     - a May 23, 2000 letter sent by Crowley through interstate commerce to Cerberus, Goldman Sachs and Foothill trumpeting the fact that Crowley was doing an excellent job in collecting Coram's accounts receivable for the Noteholders' benefit and was paying the Noteholders another $2 million in cash;

     - a June 6, 2000 letter sent by Crowley through interstate commerce to Cerberus, Goldman Sachs and Foothill trumpeting the fact that Crowley was doing an excellent job in collecting Coram's accounts receivable for the Noteholders' benefit and was paying the Noteholders yet another $2.5 million in cash;

     - a July 24, 2000 letter sent by Crowley through interstate commerce to the Coram Board of Directors stating that Coram's value was less than the value computed by Chanin Capital Partners, an outside valuation firm retained by Coram prior to Coram's bankruptcy filing;

     - a July 31, 2000 letter sent by Crowley through interstate commerce to Cerberus, Goldman Sachs and Foothill trumpeting the fact that Crowley had just completed the sale of Coram's CPS subsidiary and was paying the proceeds to the Noteholders and emphasizing how much total debt to the Noteholders Crowley had been paid down "since I became your CEO," including the $6.3 million cash interest payment that Coram was not obligated to make and that this Court found was the result of Crowley's conflict of interest;

     - an April 2, 2001 Management Representation Letter sent by Crowley through interstate commerce to Ernst & Young, Coram's outside auditors, stating that "There are no instances where any officer or employee of the Company has an interest in a company with which the Company does business that would be considered a 'conflict of interest,' that has not been disclosed or waived";

     - invoices, in the amount of $80,000 per month, sent each month from January through October 2001 by Crowley's company, Dynamic Healthcare Services, through interstate commerce to Feinberg at Cerberus for Crowley's services to Cerberus in furthering Cerberus' interests at Coram; and

     - December 2001 statements, made by or on behalf of Crowley to the Bankruptcy Court, that the conversion of Notes to Coram preferred stock would be on the same terms as the December 2000 issuance of preferred stock, which, the Equity Committee alleges, falsely and misleadingly omitted to inform the court that Coram had agreed to give the Noteholders four of the seven Board seats in the event the outside directors attempted to call a meeting or hold an election of directors.

                  2. THE EVIDENCE OF OTHER ALLEGED RACKETEERING CONDUCT BY CERBERUS AND FEINBERG.

                  The Equity Committee believes that the conduct of the RICO defendants toward Coram, as described in the Court's findings, constitutes a pattern of racketeering activity sufficient to support a RICO claim. But the Equity Committee's investigation has revealed that Cerberus and Feinberg have been engaged in what the Equity Committee believes to be a broader pattern of racketeering activity involving victims other than Coram. That investigation, while still underway, has revealed the following facts:(2)

                  In Beck v. Cerberus Capital Mgmt., No. GN 200604 (District Ct., Travis Cty. Texas), the plaintiffs have alleged (but not yet proven, as the case is still pending) a case that the Equity Committee believes has striking similarities to this one. Beck relates to Cerberus' takeover of WSNet Holdings, Inc. ("WSNet"), a cable-TV programming provider based in Austin, Texas. The Equity Committee's counsel subpoenaed, obtained, and analyzed 11 taped telephone conversations dating from 2001 among Cerberus representatives and one of WSNet's independent directors, which the Equity Committee believes provide a clear window into the way it believes Cerberus' takeover tactics work. In those conversations, representatives that

------------------------------------------

                  (2) Cerberus is not a public company, and the details of its business deals are not widely publicized. Moreover, Cerberus does business through several subsidiaries and affiliates, such as Madeleine, LLC and Ableco Finance. Further information and evidence will be developed when Cerberus is required to provide details through formal discovery.

Cerberus had installed to run WSNet - including a person convicted of bribery and RICO violations stemming from his activities at another company(3) - appear to threaten and sweet-talk WSNet's independent director to persuade him to vote for a Cerberus "bridge loan" that, according to the allegations, permitted Cerberus to steal the equity and obtain control of the company. The independent director was resistant because he believed that a bridge loan without those objectionable features was available elsewhere. But the Cerberus-installed CEO (whose role appears to the Equity Committee to be remarkably similar to Crowley's role here) literally screams at the outside director, calling him an "ungrateful f--k" when he does not readily agree to support what Feinberg and Cerberus want. Meanwhile, another Cerberus representative, a convicted felon, plays the good cop, telling the independent director his personal stake will be protected from dilution if he votes in favor of the loan. In the end, it appears to the Equity Committee that Cerberus made it impossible for WSNet to consider other alternatives, and the outside director, having no choice, voted in favor of the loan.

         Some of the striking similarities the Equity Committee has thus far discovered between Cerberus' involvement with Coram and WSNet are:

                           CORAM                                                                 WSNET
                           -----                                                                 -----
-        Cerberus leads group that becomes Coram's                      -        Cerberus leads group that becomes WSNet's
         largest creditor                                                        largest creditor

-        Cerberus then places one of its own employees on               -        Cerberus then places one of its own employees
         Coram's Board                                                           on WSNet's Board

-        Cerberus allegedly arranges for Coram's then-CEO               -        Cerberus allegedly promises WSNet's independent
         (Amaral) to receive a $1 million bonus and job                          director protection from dilution if he votes
         security for obtaining Coram's agreement  to                            in favor of Cerberus' terms
         Cerberus' terms

-        After Amaral resigns as CEO, Cerberus places a                 -        Cerberus places a "consultant" with WSNet to
         "consultant" (Crowley) with Coram to supervise                          supervise the CEO, who resigns shortly
         the new CEO (Smith), who resigns shortly                                thereafter complaining of interference
         thereafter complaining of interference

-        The Cerberus "consultant" (Crowley) becomes                    -        The Cerberus "consultant" becomes WSNet's
         Coram's Chairman and CEO                                                Chairman and CEO

-        Coram's new Chairman and CEO is                                -        WSNet's new Chairman  and CEO is

-------------------------------------

                 (3) See United States v. Gary Singer, 92 CR 964, 1994 U.S. DIST LEXIS 9773 (S.D.N.Y. July 18, 1994).

                           CORAM                                                                  WSNET
                           -----                                                                  -----
         secretly under contract with Cerberus to                       -         secretly under contract with Cerberus to
         advance Cerberus' interests                                              advance Cerberus' interests

-        Coram's new Chairman and CEO is allegedly set to               -         WSNet's new Chairman and CEO is allegedly set
         receive substantial bonus payments for                                   to receive substantial bonus payments for
         achieving Cerberus' goals at Coram                                       achieving Cerberus' goals at WSNet

-        Under the former CEO, Coram saw growth  through                -         Under the former CEO, WSNet saw growth  through
         acquisition as the solution to its financial                             acquisition as the solution to its financial
         future, but under the new Chairman and CEO,                              future, but under the new Chairman and CEO,
         Coram shuts down expansion plans and sells off                           WSNet shuts down efforts to raise equity
         its "crown jewel" subsidiary, generating  cash                           capital for expansion
         for Cerberus and its Noteholder group

-        Coram's new Chairman and CEO allegedly creates                 -         WSNet's new Chairman and CEO allegedly creates
         an  artificial financial  emergency over the                             an  artificial financial emergency over cash
         timing of conversion of debt to equity based on                          flow, threatening to wipe out existing equity
         looming "Stark II" issue and depletes Coram's                            holders in a bankruptcy unless they agree to
         cash by paying interest to the Noteholders when                          new loan terms that will give Cerberus control
         he could just as well have added the  interest                           of the equity
         to the notes' principal

-        Coram files Chapter 11 petitions, together with                -         Under alleged pressure from Cerberus, WSNet
         a Plan of Reorganization  that would give all                            agrees to Cerberus' new terms, giving Cerberus
         the equity to the Noteholders                                            most of the equity

-        Crowley allegedly files a false affidavit with                 -         WSNet's  Chairman and CEO allegedly files  a
         the Court pursuant to Fed. R. Bankr. P. 2014,                            false affidavit with the court pursuant to
         stating that he receives no compensation from                            Fed. R. Bankr. P. 2014 in a bankruptcy related
         Cerberus relating to Coram                                               to WSNet (In re Classic Communications, Inc.,
                                                                                  No. 01-11257 (PJW) (Bankr. D. Del.)) stating
                                                                                  that he has no affiliation with Cerberus
                                                                                  relating to Classic

-        The existence of Crowley's contract with                       -         The existence of the CEO's contract with
         Cerberus does not emerge until after the                                 Cerberus  does not emerge until after the
         Chapter 11 filing                                                        shareholders' suit is filed

                  In addition, Cerberus called a default under the WSNet "bridge loan" and withdrew all cash (over $8 million) from WSNet's accounts, leaving WSNet's outstanding checks to bounce. Cerberus claims the precipitating event was its "discovery" on October 17 that WSNet had failed to pay $1.2 million in licensing fees owed to a programming provider based on an improper calculation of the amounts due. But WSNet had been managed since April 2001 by Cerberus' own "consultant," Jared Abbruzzese, and by a board controlled by Cerberus' nominees. Thus, it appears to the Equity Committee that Cerberus is directly complicit in the alleged impropriety, while the alleged sudden "discovery" is disingenuous.

                  When Cerberus withdrew all of WSNet's cash, WSNet (again, led by Abbruzzese) immediately filed a Chapter 11 petition. All directors except Abbruzzese have resigned. Several days after the bankruptcy filing, WSNet filed a motion seeking approval of debtor-in-possession ("DIP") financing from Cerberus. Under that deal, Cerberus would lend $2 million at 9% interest, secured by substantially all of WSNet's assets. The loan was due on January 31, 2003. Most importantly, a key term of the loan agreement was that WSNet would waive all of its claims against Cerberus and grants Cerberus a lien on its claims against the other Beck defendants. Thus, it appears to the Equity Committee that, after taking all of WSNet's cash the day before bankruptcy, Cerberus then proposed to loan back $2 million for two months at above-market interest to wash out all the Beck claims. Abbruzzese, a Beck defendant, accepted that deal on WSNet's behalf. The release aspect of the motion has been entered and continued pending further proceedings, and the DIP facility has never been drawn.

                  Upon motion of the WSNet plaintiffs, the Texas bankruptcy court appointed an examiner, who conducted an investigation and proposed a settlement of the lawsuit. At the hearing, the Texas bankruptcy court declined to approve the settlement and dismissed the examiner. Upon the WSNet plaintiffs' motion, the Texas bankruptcy court recently ordered appointment of a chapter 11 trustee. WSNet's chapter 11 trustee in the process of evaluating the claims.

                  Clearly Cerberus is not adverse to using the bankruptcy process to further its schemes. It is also not adverse to exploiting self-created financial problems to coerce releases for its own wrongdoing.

         E.       THE ALLEGED BREACH OF FIDUCIARY DUTY CLAIMS.

                  The Court's December 21, 2001 Opinion found significant breaches of fiduciary duty, not only by Crowley and Feinberg as Coram Directors whose conflict of interest infected everything they did at Coram, but also by Coram's other Directors, who failed to take decisive action when the Cerberus-Crowley conflict was brought to light and who, instead, hired an outside consultant to "sprinkle holy water" on the situation. The Court held that "[t]he 'don't ask, don't tell' approach adopted by the Debtors and the Special Committee [of the Board] does not fulfill their fiduciary duty to these estates."

         F. THE EQUITY COMMITTEE BELIEVES THAT THE PROPOSED DEFENDANTS WILL NOT BE PERMITTED TO CONTEST FACTS ALREADY FOUND TO BE TRUE BY THE COURT.

                  The legal doctrine of "collateral estoppel" generally prevents a defendant from contesting facts that have previously decided in a judicial proceeding that the defendant participated in. As a result of the application of this doctrine, the Equity Committee believes that the following findings from the Court's December 21, 2001 Opinion, which are final and unappealable, will be conclusively established in connection with the Litigation Claims:

   - In July 1999, Crowley and Feinberg struck an oral agreement by which Cerberus agreed to pay Crowley $80,000 a month plus expenses to serve as a consultant to distressed companies in which Cerberus had a stake. Shortly thereafter, in August 1999, at the suggestion of Cerberus, the Debtors hired Crowley as a consultant to their CEO.

   - In November 1999, the Debtors executed a restructuring and forbearance agreement with the Noteholders. As a condition to that agreement, the Debtors agreed to hire Crowley as their new CEO.

   - On November 12, 1999, while negotiating his contract with the Debtors, Crowley sent Feinberg a "Personal & Confidential" letter requesting additional compensation from Cerberus for signing an employment contract with the Debtors.

   - On November 19, 1999, the day after he signed a three-year employment agreement with the Debtors, Crowley entered into a written "Consulting Agreement" with Cerberus under which Crowley was to receive $80,000 per month and pursuant to which Crowley was to have such duties as were assigned by Feinberg and to devote his "entire business time, attention, skill and energy" exclusively to Cerberus' business. In addition, Cerberus had the right to terminate Crowley "for cause," including Crowley's "failure to follow the reasonable instructions" of Cerberus or Feinberg.

   - Neither Crowley nor Feinberg, who at the time was one of Coram's directors, disclosed the terms of the Consulting Agreement to the Debtors.

   - After the Bankruptcy Court denied confirmation of the Debtors' first plan of reorganization, the Coram Board formed a "Special Committee" to study the Cerberus-Crowley conflict of interest. The Special Committee's sole act was to hire Goldin to "sprinkle holy water on the situation." Neither the Special Committee nor Goldin ever asked whether Cerberus was continuing to pay Crowley $80,000 a month after the Court harshly criticized those payments in its December 21, 2000 ruling.

   -  The Debtors were harmed by the Cerberus-Crowley conflict of interest.

   - The Debtors should have asked for full disclosure and required that Crowley sever all agreements with Cerberus as a condition of continued employment. The Special Committee's failure to do so "does not fulfill their fiduciary duty to these estates."

The Equity Committee believes that those factual findings provide a foundation for liability both for breach of fiduciary duty and for RICO.

         G. THE PROPOSED DEFENDANTS HAVE ALLEGEDLY CAUSED SUBSTANTIAL DAMAGES OF AT LEAST $320 MILLION.

                  The Equity Committee believes, after consultation with counsel and other professionals and damage experts, that damages of at least $320 million may be awarded against the proposed Defendants. The Equity Committee has received an opinion from a respected financial advisor, using an established method of showing damage by comparing Coram's performance during the relevant time period with the performance of Coram's own self-selected industry peer group. The Equity Committee believes that this method of calculating damages is particularly appropriate because the wrongdoing, as alleged, infected every business decision made or not made by the defendants and because the persuasive nature of the wrongdoing itself makes it difficult to allocate particular injuries to each of the innumerable and continuous breaches of duty. Evidence shows that, during Crowley's tenure as Coram's CEO, while his every action was transcended and infected by the conflict with Cerberus, the Debtors lagged significantly behind their industry peers. Based on that analysis, Coram's enterprise value is conservatively some $320 million less than it would have been had Coram performed as well as its peers.

                  The Equity Committee believes that the most significant difference between the Debtors and their peers during the relevant time period was that, as this Court has already found, the Debtors were being managed by a CEO whose loyalty was allegedly to a select group of creditors, not to the shareholders, and whose conflict of interest pervaded every decision he made. That leads inescapably to the conclusion that the $320 million in damages was caused by the Cerberus-Crowley conflict.

                  Further, the Equity Committee believes that, in cases such as this, where a corporate officer or director has breached his or her fiduciary duty to the corporation, the burden of proof on damages shifts, and the burden here is therefore on Crowley and the Noteholders, as alleged aiders and abettors, to show that damage did not result from the breach. Finally, as the Court found, even if there were no evidence of harm to the Debtors, appropriate sanctions may still be warranted. In a corporate reorganization proceeding, where a fiduciary was serving more than one master or was subject to conflicting interests, liability may be imposed, notwithstanding lack of fraudulent intent or harm.

         H.       THE CASE AGAINST GOLDMAN SACHS AND FOOTHILL.

                  The Equity Committee believes that the nexus between Cerberus, which made the $1-million-a-year payments to Crowley directly, and the other Noteholders (Goldman Sachs and Foothill), also renders Goldman Sachs and Foothill liable for the alleged damage to Coram. The evidence collected to date includes, but is not limited to, the following:

   - Alan Miller of Weil, Gotshal & Manges, who claims to be the lawyer for Goldman Sachs and Foothill (but not Cerberus), entered his appearance in this case on December 11, 2000, for Cerberus, Goldman Sachs and Foothill. (Docket number 457.) He has never withdrawn or modified that appearance, nor has he filed a separate appearance that excludes Cerberus from his clients. Mr. Miller has also appeared in court in this case numerous times and has, in each instance, recorded his appearance on the "sign-in" sheet for "the Noteholders" - Cerberus, Goldman Sachs and Foothill;

   - The Court has made a finding of fact that Cerberus principal Stephen Feinberg served on the Debtors' Board "to represent the interests of the Noteholders";

   - William Casey, a Coram Director, testified that he understood that the Board represented the shareholders but that Feinberg "was there on behalf of the debt";

   - The lead counsel for Coram in this case, David Friedman, told Goldin that Goldman Sachs and Foothill may share responsibility with Cerberus, since Cerberus was their Board representative;

   - Goldman Sachs was involved in Crowley's selection as Coram's CEO. The Goldman Sachs partner responsible for Coram, Edward Mule, testified that he discussed Crowley's appointment with Feinberg and then independently had him checked out. At the time, Mule was aware that Crowley was consulting to Cerberus;

   - Feinberg testified that he "told Mr. Mule that Feinberg's arrangement with Dan Crowley involved a payment of $80,000 a month" but didn't recall when that had occurred;

   - Foothill was similarly involved: Foothill partner Marshall Stearns testified that, soon after the Equity Committee brought Crowley's $80,000-a-month agreement with Cerberus to light, he discussed it with Feinberg and raised no objections to its continuation;

   - Both Mule of Goldman Sachs and Stearns of Foothill testified that they left the decision on hiring Crowley to Feinberg;

   - Crowley regularly wrote to Cerberus, Goldman Sachs, and Foothill jointly, playing up the great job he was doing in collecting Coram's receivables for their benefit, including a July 31, 2000 letter emphasizing how much total debt to the Noteholders Crowley had caused Coram to pay down in cash "since I became your CEO"; and

   - Preliminary and incomplete investigation by the Equity Committee's counsel shows Cerberus and Foothill have been the co-participants in at least 13 loan or credit transactions in recent years, including Coram, Peregrine, Sunterra, Arthur D. Little, Northland Cranberries, Avado Brands, General DataCom, e.spire, Panaco, Allied Holdings, Provell/Damark, Chiquita Brands, and Davel Communications. Coram was therefore not just a one-off piece of business between Cerberus and Foothill. The Equity Committee expects that formal discovery will uncover further relationships.

THE PROPOSED DEFENDANTS STRONGLY DISAGREE WITH THE EQUITY COMMITTEE'S DESCRIPTION OF THE CLAIMS AGAINST AND DAMAGES CAUSED BY THE PROPOSED DEFENDANTS, AS SET FORTH IN THIS SECTION III. THEREFORE, AT THE REQUEST OF CERTAIN OF THE PROPOSED DEFENDANTS, ATTACHED AS "APPENDIX A" ARE THEIR STATEMENTS - UNEDITED BY THE EQUITY COMMITTEE - WITH RESPECT TO THESE MATTERS .

IV.      EVENTS BEFORE AND DURING THE CHAPTER 11 CASES.

                  This Article provides additional background regarding the history of Coram and certain events that occurred prior to and during the bankruptcy cases. This Article is supplemental to Article III which discusses what the Equity Committee asserts was a scheme to steal Coram.

         A.       BACKGROUND OF THE DEBTORS' BUSINESSES.

                  Coram Healthcare Corporation was formed on July 8, 1994, as a result of a merger of T(2)Medical, Inc., Curaflex Health Services, Inc., Medisys, Inc., and HealthInfusion, Inc., each of which was a publicly-held national or regional provider of home infusion therapy and related services. Each of these companies became and is now an indirect, wholly-owned subsidiary of CHC, and a direct or indirect subsidiary of Coram, Inc.

                  CHC had made a number of acquisitions since operations commenced, the most significant of which was the acquisition of certain assets of the home infusion business of Caremark, Inc., a wholly-owned subsidiary of Caremark International, Inc., effective April 1, 1995. In addition, CHC acquired the stock of H.M.S.S., Inc., a leading regional provider of home infusion therapies based in Houston, Texas, effective September 12, 1994.

                  As a result of these acquisitions, CHC became a leading provider of alternate site infusion therapy services in the United States based on geographic service area and total revenue. Presently, CHC and Coram, Inc., through their wholly-owned non-debtor subsidiaries, deliver alternate site infusion therapy services through approximately 76 branch offices located in 40 states and Ontario, Canada. Infusion therapy involves the intravenous administration of nutrition, anti-infective therapy, blood factor therapies, pain management, chemotherapy, and other therapies.

                  The initiation and duration of these infusion therapies is determined by a physician based upon a patient's diagnosis, treatment plan and response to therapy. Certain therapies, such as anti-infective therapy, are generally used in the treatment of temporary infection conditions, while others, such as nutrition or coagulants, may be required on a long- term or permanent basis. The infusion therapies that are administered at the patient's home are administered either by the patient, the designated care partner or an employee or agent of Coram. In patient groups such as immune suppressed patients (e.g., AIDS/HIV, cancer and transplant patients), blood coagulant therapies or anti-infective therapy care may be provided periodically over the duration of the primary disease or for the remainder of the patient's life, generally as episodic care.

                  1.       PRE-PETITION DATE EVENTS.

                  During 1999, CHC began to restructure its operations to eliminate unprofitable business units and sell non-strategic business lines to focus operations and improve its financial condition, and recruit executive management to restructure existing operations.

                  In June 1999, CHC announced that it had determined to terminate an agreement with Aetna U.S. Healthcare, Inc. ("Aetna"). Under the agreement with Aetna, CHC's indirect wholly-owned subsidiaries, Coram Resource Network, Inc., and Coram Independent Practice Association, Inc. (collectively, the "Resource Network Subsidiaries" or "R-Net") managed a network of home health service providers for the benefit of approximately 2 million individuals throughout eight states who were enrolled in Aetna health plans. The Resource Network Subsidiaries had additionally provided similar network management services to approximately 1.5 million persons under various other contracts. CHC lost approximately $28.4 million in 1999, from the Resource Network Subsidiaries' businesses and has incurred an additional $18.3 million in losses in connection with the liquidation of the Resource Network Subsidiaries. In November 1999, the Resource Network Subsidiaries filed voluntary petitions under Chapter 11 of the Bankruptcy Code. The termination of the Aetna agreement led to significant litigation with Aetna, which since has been resolved. A further description of R-Net matters is on pages 41 to 43 of this Disclosure Statement.

                  In September 1999, CHC engaged Deutsche Bank Alex. Brown to aid it in divesting the pharmacy benefit management and specialty mail-order pharmacy services business, operated by its subsidiary, Curaflex Health Services, Inc. ("Curaflex"). Curaflex conducted the business under the name Coram Prescription Services ("CPS"). On July 31, 2000, the sale of the CPS unit to a management-led group was completed. The sale generated approximately $38 million in net cash proceeds. Approximately $28.5 million of the proceeds were utilized to pay the remaining outstanding principal balance due on the secured revolving line of credit maintained by CHC and Coram. The remaining $9.5 million was used to pay obligations under the Senior A Notes. The Equity Committee believes that most, if not all, of the $9.5 million payment on the Senior A Notes is recoverable by the Debtors from the holders of Senior A Notes.

                  2.       EVENTS LEADING TO THE DEBTORS' BANKRUPTCY FILINGS.

                  As previously discussed in this Disclosure Statement, the Debtors asserted that their bankruptcy filings were precipitated by a potential failure to comply with the public company exception of the federal law commonly known as Stark II. Although the Equity Committee asserts that this was merely a pretext for filing for bankruptcy, it is worthwhile to understand Stark II. Under federal law, including certain provisions contained in the Omnibus Budget Reconciliation Act of 1993, the ownership of shares in a healthcare services provider is a financial relationship subject to federal regulation. Among other things, Stark II prohibits a physician from making Medicare or Medicaid referrals for certain "designated health services," including durable medical equipment, certain types of nutrition therapy, home health services, and outpatient prescription drugs to entities with which the physician or an immediate family member has a financial relationship, unless an exception is available.

                  According to the Debtors, certain physicians have owned, from time to time, shares of CHC's common stock. The Debtors, however, have alleged that they have been unable to confirm which physicians have owned CHC stock. The Debtors have also asserted that, under the circumstances that existed as and following the Petition Date, if CHC were to remain publicly traded, referrals to subsidiaries of CHC for designated health services after January 1, 2001, by physicians who own (or whose family members own) CHC stock could only have been accomplished through an available exception to Stark II. On the Petition Date, and through December 31, 2000, an exception (the "Public Company Exception") was available. Under that exception, CHC stock must be traded on a national securities exchange or other appropriate trading medium, and CHC must have either shareholders' equity in excess of $75 million as of December 31, 2000, or have had average shareholders' equity of $75 million during the preceding three years. Absent such protection, the Debtors would be obligated to determine whether a referring physician (or an immediate family member of the physician) owns CHC stock prior to accepting any Medicare or Medicaid referrals from that physician.

                  CHC has declared that, prior to filing for Chapter 11 protection, it believed there was not a reasonable likelihood that it would qualify for the Public Company Exception after December 31, 2000 even though its common stock would be traded on the Over the Counter Bulletin Board. The Debtors have asserted that they filed bankruptcy petitions to avoid the effects of the potential failure to qualify for the Public Company Exception to Stark II. When the Debtors' first proposed plan was rejected, the Noteholders converted a portion of the Notes to Preferred Stock (something they easily could have done outside of bankruptcy), and Coram remained in compliance with Stark II. The same thing was done the following year, and again in 2002. A more detailed discussion of Stark II is found at pp. 75.

                  3.       SELECTED FINANCIAL INFORMATION.

                  Set forth in Exhibits D and E, respectively, to this Disclosure Statement are copies of CHC's consolidated Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and Quarterly Report on Form 10-Q for the three months of 2003, as amended and filed by the Trustee on June 17, 2003 to correct certain errors first identified by the Trustee's financial advisors when deposed by the Equity Committee.

                  B.       THE DEBTORS' CHAPTER 11 CASES AND POST-PETITION
                           OPERATIONS.

                  1.       THE DEBTORS' CHAPTER 11 CASES - OVERVIEW.

                  On August 8, 2000, the Debtors filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. Following the commencement of their bankruptcy cases, all actions and proceedings against the Debtors and all acts to obtain any property of their estates were automatically stayed under section 362 of the Bankruptcy Code.

                  From the Petition Date until March 2002, the Debtors operated their businesses as debtors-in-possession pursuant to sections 1107 and 1108. On March 7, 2002, the Bankruptcy Court ordered the appointment of a Chapter 11 trustee for the Debtors, following two failed attempts to confirm a plan of reorganization and the discovery of conflicts of interest and alleged inappropriate dealings with insiders. The following discussion summarizes certain significant proceedings and events that have occurred respecting the Debtors' Chapter 11 cases since their commencement.

                  2.       DEBTOR-IN-POSSESSION FINANCING AGREEMENT.

                  By order of the Court dated September 12, 2000, the Bankruptcy Court approved a debtor-in-possession ("DIP") DIP borrowing facility with Madeleine LLC, as lender and agent for lenders, Coram, Inc. as borrower, and certain of Coram, Inc.'s non-debtor subsidiaries as guarantors. Madeleine LLC is an affiliate of Cerberus, one of the Noteholders, and now a primary target of the Litigation Claims. The provisions of the DIP Facility included a revolving line of credit of up to $40 million bearing interest at the rate of prime plus 2%, secured by a first lien upon substantially all assets of the Debtors and their non-debtor subsidiaries. The DIP Facility further included a grant of super-priority administrative expense status in accordance with section 364(c)(1) of the Bankruptcy Code to claims of the lenders arising under the DIP Facility. The Debtors did not borrow any funds under the DIP Facility. The DIP Facility provided for an expiration date of August 31, 2001, and it expired by its terms on August 31, 2001. The operative documents with respect to the DIP Facility are on file with the Bankruptcy Court.

                  3.       BAR DATE AND CLAIMS PROCESSING.

                  Pursuant to an order entered on August 8, 2000, the Bankruptcy Court set September 29, 2000, as the last date by which all entities with pre-petition claims against a Debtor must file proofs of such Claims with the Bankruptcy Court. The Debtors have engaged an outside claims administrator to assist in the administration of these Claims.

                  4.       R-NET.

                  In April 1998, CHC signed a Master Agreement (the "Master Agreement"), effective July 1, 1998, with Aetna. Under the Master Agreement, which was expected to last five (5) years, the Resource Network Subsidiaries managed and provided home healthcare services for over 2,000,000 Aetna enrollees in eight states for a stated monthly fee per enrollee. CHC began serving Aetna enrollees under the Master Agreement on approximately July 1, 1998. CHC provided its notice of termination of the Master Agreement effective June 30, 1999. Subsequently, Aetna terminated the company's National Ancillary Services Agreement effective April 12, 2000.

                  On November 12, 1999, the Resource Network Subsidiaries filed voluntary petitions under Chapter 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware, Case No. 99-2889 (MFW). R-Net is now being liquidated pursuant to the proceeding. The Chief Restructuring Officer of the Resource Network Subsidiaries had threatened suit on behalf of the estates against CHC. The draft complaint included claims for damages against CHC and certain former and current officers and directors of CHC and Coram, Inc. in excess of $41 million. The principal theories included in the draft complaint were piercing the corporate veils of the Resource Network Subsidiaries to reach CHC and breaches by the officers and directors of their fiduciary duties.

                  Additionally, on September 11, 2000, the Resource Network Subsidiaries filed a motion to substantively consolidate their Chapter 11 cases with the Debtors' Chapter 11 cases (the "Consolidation Motion"). The Resource Network Subsidiaries alleged that consolidation was warranted because, among other factors, there was an overlap in operations, management, and liabilities between the Resource Network Subsidiaries and the Debtors. The Resource Network Subsidiaries also claimed that they are entitled to any funds paid by Aetna to CHC in a recent confidential settlement of claims arising from Aetna's alleged breach of a contract pursuant to which CHC would service certain of Aetna's healthcare plans.

                  The Debtors and the Resource Network Subsidiaries subsequently entered into a settlement of their respective claims, which was approved by the Court in December 2000. The settlement provided that the Resource Network Subsidiaries would withdraw the Consolidation Motion and not oppose confirmation of the Debtors' Plan unless the Plan adversely affects the Resource Network Subsidiaries. In consideration therefore, the Debtors made a cash payment of $500,000 to the Resource Network Subsidiaries in January 2001. Notwithstanding the settlement, the Resource Network Subsidiaries maintain a proof of claim against the Debtors' estates in the amount of approximately $41 million, and the Debtors maintain a proof of claim against the Resource Network Subsidiaries' estates in approximately the same amount.

                  In November 2001, the R-Net Creditors' Committee filed a complaint in the Court, subsequently amended twice, both on its own behalf and as assignee for causes of action that may belong to R-Net, which named as defendants the Debtors, several non-debtor subsidiaries, several current and former directors, current executive officers of CHC and several other current and former employees of the company. This complaint, as amended, also named as defendants Cerberus, Goldman Sachs, Foothill and Foothill Income Trust, L.P. The complaint alleges that the defendants violated various state and federal laws in connection with alleged wrongdoings related to the operation and corporate structure of R-Net, including among other allegations, breach of fiduciary duty, conversion of assets and preferential payments to the detriment of the R-Net estates, misrepresentation and fraud, conspiracy, fraudulent concealment and a pattern of racketeering activity. The complaint seeks damages in the amount of approximately $56 million and additional monetary and non-monetary damages, including the disallowance of the Debtors' claims against R-Net, punitive damages and attorneys' fees. The Debtors objected to the complaint in the Court because the Debtors asserted that their management believed that the complaint constituted an attempt to circumvent the automatic stay.

                  On June 6, 2002, the Court granted the R-Net Creditors' Committee's Motion to lift the Automatic Stay to pursue its claims against the Debtors. On June 17, 2002, the Trustee agreed to withdraw the Debtors' objection to the motion of the R-Net Creditors' Committee for leave to file their second amended complaint. On July 25, 2002, by stipulation between the Trustee and the R-Net Creditors' Committee, the Court authorized the R-Net Creditors' Committee to file its second amended complaint. The parties to (i) the second amended complaint; (ii) the Debtors' motion for an order expunging the proofs of claims filed by R-Net;

and (iii) R-Net's objections to the Debtors' proofs of claims are proceeding with discovery under a case management order.

                  The Trustee recently announced that he intends to enter into a compromise with the R-Net Creditors' Committee allowing its claim as a general unsecured claim in the amount of $7,950,000. The Equity Committee has requested information concerning that proposed compromise and is investigating its merits.

                  5.       THE NOTE EXCHANGES.

                  After the Court denied the First and Second plans proposed by the Debtors as not having been proposed in good faith, the Noteholders exchanged Notes for Preferred Stock in Coram, Inc. The Noteholders agreed to exchange $97,715,434 of principal under the Series A Notes and what they claimed was $11,610,542 of accrued and unpaid interest under the Series A and the Series B Notes for 905 shares of the Preferred Stock in Coram, Inc., which the Debtors asserted was required for them to have the necessary $75 million of shareholders' equity as of December 31, 2000, that was required for the Debtors to meet the Public Company Exception under Stark II.

                  The 2000 Note Exchange provided for Coram, Inc. to issue Preferred Stock with a liquidation preference of $120,802 per share and a cumulative compounding dividend at a rate of 15% per annum of the liquidation preference, payable quarterly in arrears. In addition, the remaining Senior Note indebtedness was amended to extend its maturity until June 30, 2001, and reduce the coupon thereon to 9% per annum, payable quarterly. In connection with the Note Exchange, the Noteholders were given the right to three of the seven seats on Coram, Inc.'s Board of Directors and 47.5% of the voting power over Coram, Inc. The Noteholders agreed to suspend such corporate governance rights during the course of the bankruptcy.

                  Following a hearing, on December 28, 2000, the Bankruptcy Court authorized the Debtors and the Noteholders to conduct the Note Exchange. On March 30, 2001 and June 29, 2001, Coram, Inc. made payments-in-kind aggregating $8,400,000 in respect of the Preferred Stock.

                  After denial of the Debtors' Second plan as not having been proposed in good faith, the Noteholders and the Debtors agreed to a Second Note Exchange. As a result of the Second Note Exchange, the Noteholders exchanged $21 million in Notes, and what they claimed was $1.9 million in outstanding interest, for Preferred Stock. The Court entered an order approving the Second Note Exchange on December 27, 2001. The Second Note Exchange was on terms substantially similar to the Note Exchange except that the Noteholders included in the order a paragraph essentially stating that if the Noteholders' preferred equity position was challenged, the equity would be treated as if it were debt.

                  In December 2002, the Trustee and Noteholders agreed to a Third Note Exchange, again purportedly to enable the Debtors to have the necessary $75 million of shareholders' equity as of December 31, 2002, that was required for the Debtors to meet the Public Company Exception under Stark II. Following the Third Note Exchange, the Noteholders retained only approximately $9 million in Notes. The balance of the Notes, together with interest claimed by the Noteholders and contested by the Equity Committee, have been converted to Preferred Stock pursuant to the First, Second and Third Note Exchanges.

                  6.       THE EQUITABLE SUBORDINATION ACTION.

                  On March 28, 2003, the Equity Committee filed Complaint against Cerberus, Goldman Sachs and Foothill (the "Equitable Subordination Action") seeking to subordinate, under the principals of equity and section 510(c) of the Bankruptcy Code, a portion or all of the Defendants' Preferred Equity Interests to the Equity Interests of CHC sufficient to remedy the harm done to CHC and its shareholders as a result of the Defendants' conduct. In its complaint, the Equity Committee essentially alleged that CHC and its creditors and shareholders should be paid ahead of the Preferred Shareholders in order to remedy the damage caused by the Noteholders and Preferred Shareholders. On June 5, 2003, the Court dismissed the Equitable Subordination Action on the basis of the Court's prior rulings permitting the Noteholders to convert their Notes to Preferred Stock, but nonetheless still permitting the Preferred Shareholders to be treated as holders of debt in the event equitable subordination was sought as to their interests. Notably, the dismissal of the Equitable Subordination Action was not premised on any of the merits of the causes of action set forth therein.

                  7. THE EQUITY COMMITTEE CONTENDS THAT THE NOTEHOLDERS AND PREFERRED SHAREHOLDERS ARE NOT ENTITLED TO APPROXIMATELY $90 MILLION OF POST-PETITION INTEREST.

                  The right of the Equity Committee to contest the more than $90 million in post-petition interest and cumulative liquidation preferences to which the Noteholders and Preferred Shareholders assert they are entitled has been expressly preserved by the Court for adjudication at the confirmation hearing. The Equity Committee believes that it will prevail on this issue, and that the indebtedness to the Noteholders, and the liquidation preference of the Preferred Shareholders, will not include more than $90 million in post-petition interest and liquidation preferences purportedly granted under the Preferred Stock, and will be limited to the approximately $252 million owed to the Noteholders on the Petition Date. The Noteholders and Preferred Shareholders disagree.

                  The Equity Committee also believes that even if the Noteholders and Preferred Shareholders are determined to be entitled to post-petition interest, interest must be calculated at the "federal judgment rate" - which was 0.97% as of June 17, 2003 - rather than the almost 15% rate claimed by the Noteholders and Preferred Shareholders.

                  8.       THE TRUSTEE'S PLAN.

                  On May 2, 2003, the Trustee filed the Trustee's Plan. A description of the Trustee's Plan is set forth in the Disclosure Statement With Respect to the Chapter 11 Trustee's Joint Plan of Reorganization (the "Trustee Disclosure Statement") filed concurrently therewith. The Equity Committee does not support the Trustee Plan because, inter alia: (1) the Trustee's Plan places too low a value on the Litigation Claims; and (2) the Equity Committee believes that its Plan will most likely result in a greater recovery for the holders of Claims and Equity Interests than is provided for under the Trustee's Plan. As explained in Section I.E of the

Disclosure Statement, the Equity Committee also believes that Trustee's Plan is inferior and defective in numerous other respects.

V.        SUMMARY OF THE EQUITY COMMITTEE PLAN.

                  THE FOLLOWING IS A SUMMARY OF CERTAIN PROVISIONS OF THE EQUITY COMMITTEE PLAN. IT IS NOT A COMPLETE STATEMENT OF THE PLAN OR ITS OPERATION AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN, WHICH IS ANNEXED TO THIS DISCLOSURE STATEMENT AS EXHIBIT A. IN CERTAIN RESPECTS, THE PLAN DEALS WITH SOPHISTICATED LEGAL CONCEPTS AND INCORPORATES THE DEFINITIONS AND REQUIREMENTS OF THE BANKRUPTCY CODE. THEREFORE, YOU MAY WISH TO CONSULT WITH COUNSEL OF YOUR CHOICE BEFORE VOTING ON THE PLAN.

                  There are thirteen (13) classes of claims and interests under the Plan. Administrative Claims and Priority Tax Claims are not subject to classification pursuant to Section 1123(a)(1) of the Bankruptcy Code and, therefore, are not entitled to vote. Classes CHC1 and C1 (Other Priority Claims) are unimpaired and are presumed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Classes C2, C3, C4, C5, C6, CHC2, CHC3, CHC4, CHC5, and CHC6 are impaired and therefore entitled to vote on the Plan. Class C7 (CHC's equity interest in its subsidiary Coram, Inc.) is presumed to have accepted the Plan and is not entitled to vote for or against the Plan. The estimates of claims contained in this chart are based on the Trustee's estimates of claims and information previously provided by the Debtors' management, supplemented where possible by additional facts learned by the Equity Committee. The Classes of Claims and Interests, their treatment under the Plan, and the distributions that are estimated will be made to creditors and holders of equity interests is summarized in the following chart:

--------------------------------------------------------------------------------------------------------------------------
DESCRIPTION AND AMOUNT OF CLAIMS OF                         TREATMENT
  INTERESTS

--------------------------------------------------------------------------------------------------------------------------
ADMINISTRATIVE EXPENSE CLAIMS                    Unimpaired. Allowed administrative Expense Claims will be paid (i) in
(UNCLASSIFIED)                                   full in Cash on the later of the Effective Date or the date such Claim becomes an Allowed Claim, or (ii) on such other terms to which the
Aggregate Amount of Claims (Estimated):          parties agree; provided, however, that Administrative Expense Claims
$10,500,000                                      incurred in the ordinary course of business will be paid as such
                                                 Claims become due and payable in the ordinary course of business.

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
DESCRIPTION AND AMOUNT OF CLAIMS OF                         TREATMENT
  INTERESTS

--------------------------------------------------------------------------------------------------------------------------

PRIORITY TAX CLAIMS                          Unimpaired. At Reorganized Coram's option, as applicable, (i) payment
  (UNCLASSIFIED)                             in full, in Cash, on the later of the Effective Date and the date such
                                             Claim becomes an Allowed Claim, (ii) a Note equal to the full amount
Aggregate  Amount of  Claims  (Estimated):   of such holder's Priority Tax Claim  payable over six years, or (iii)
$19,500,000                                  such other terms as mutually agreed to by the holder of an Allowed Tax
                                             Claim and the Debtors or Reorganized Coram.

--------------------------------------------------------------------------------------------------------------------------
CLASS C1 (ALLOWED CORAM, INC. OTHER          Unimpaired. On the Effective Date, each holder of an Allowed Class C1
  PRIORITY CLAIMS)                           Claim shall receive payment in full in Cash on the later of the
                                             Effective Date or the date such Claim becomes an Allowed Claim.
Other Priority Claims against Coram, Inc.

Aggregate  Amount of  Claims  (Estimated):
  $20,000

--------------------------------------------------------------------------------------------------------------------------
CLASS C2 (ALLOWED CORAM, INC. SECURED        Impaired. On the Effective Date, at the option of the Debtors: (i)
CLAIMS)                                      such claim will be reinstated and the Debtors will take such actions to render it unimpaired, or (ii) the Debtors will assign, abandon, or
Allowed Secured Claims against Coram, Inc.   surrender any property securing a Class C2 Secured Claim, and any deficiency arising from such disposition will be treated as a Class C3
Aggregate Amount of Claims (Estimated): $0   General Unsecured Claim.

--------------------------------------------------------------------------------------------------------------------------
CLASS C3 (ALLOWED CORAM, INC. GENERAL        Impaired. Each holder of an Allowed Claim in Class C3 will receive a
UNSECURED CLAIMS)                            distribution of Cash in an amount equal to 100% of its Allowed Claim plus Full Interest.
General  Unsecured  Claims  against Coram,
Inc.

Aggregate Amount of Claims (Estimated):
Less Than $10,000,000

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
DESCRIPTION AND AMOUNT OF CLAIMS OF                         TREATMENT
  INTERESTS

--------------------------------------------------------------------------------------------------------------------------
CLASS C4 (ALLOWED R-NET CLAIMS)              Impaired. The holder of the R-Net Class C4 Claim will receive (i) a distribution of Cash in the amount of $7,950,000, plus (ii) a
R-Net Claims                                 distribution on account of Litigation Claims (after payment of certain senior claims) equal to 2% of the net recovery from any Litigation
Aggregate  Amount of  Claims  (Estimated):   Claims, up to $6 million.
$7,950,000

--------------------------------------------------------------------------------------------------------------------------
CLASS C5 (CORAM, INC. NOTEHOLDER CLAIMS)     Impaired. Each holder of an Allowed Class C5 Noteholder Claim will receive New Senior Notes with a value equal to 100% of its Allowed
Aggregate Amount of Claims                   Claim plus Full Interest.

(Estimated): $9,000,000                      Ownership of Reorganized Coram: 0%

--------------------------------------------------------------------------------------------------------------------------
CLASS C6 (ALLOWED CORAM, INC. PREFERRED      Impaired. Each holder of an Allowed Coram, Inc. Preferred Stock
STOCK EQUITY INTERESTS)                      Equity Interest will receive New Senior Notes and New Preferred Stock with a value equal to 100% of its Allowed Interest plus Full
Allowed   Claims   against   Coram,   Inc.   Interest. In the event that the value of the New Senior Notes and New
arising out of Coram's Preferred Stock       Preferred Stock does not equal or exceed the value of 100% of its
                                             Allowed Preferred Stock Equity Interest plus Full Interest, each such
Aggregate      Amount     of     Interests   holder will also receive New Common Stock with a value, when
(Estimated): $242,000,000                    aggregated with the New Senior Notes and New Preferred Stock, equal to the amount of its Allowed Preferred Stock Equity Interest plus Full
                                             Interest. If the distribution of New Senior Notes, New Preferred
                                             Stock and (if applicable) New Common Stock is insufficient to permit each of those holders to receive a  distribution with a value equal to
                                             100% of its Allowed Preferred Stock Equity Interests plus Full
                                             Interest (i.e. a Preferred Stockholder Shortfall occurs), each such holder also will be entitled to receive a further distribution from the Plan Litigation Trust in accordance with the Plan, provided, however, that each holder's right to any further Cash distribution shall be subject to the right of the Debtors to offset the amount of such Cash distribution against any liability of such holder to the
                                             Debtors, including any Litigation Claims against such holder as established by a Final Order.

                                             Ownership of Reorganized Coram (Estimated): 0%

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
DESCRIPTION AND AMOUNT OF CLAIMS OF                         TREATMENT
  INTERESTS

--------------------------------------------------------------------------------------------------------------------------
CLASS C7 (ALLOWED CORAM, INC. COMMON         Impaired. As of the Effective Date, all Coram, Inc. Common Stock
STOCK EQUITY INTERESTS)                      Equity Interests shall be retained by CHC.

All Common Stock Equity Interests in         Ownership of Reorganized Coram: 100%
Coram, Inc.

Aggregate Value of Interests Estimated:
N/A

--------------------------------------------------------------------------------------------------------------------------
CLASS CHC 1 (ALLOWED CHC OTHER PRIORITY      Unimpaired. On the Effective Date, each holder of a Class CHC1 Other
CLAIMS)                                      Priority Claim shall receive payment in full in Cash on the later of the Effective Date or the date such Claim becomes an Allowed Claim.
Priority Non-Tax Claims against CHC
                                             Ownership of Reorganized CHC: 0%
Aggregate Amount of Claims (Estimated)
$15,000

--------------------------------------------------------------------------------------------------------------------------
CLASS CHC 2 (ALLOWED CHC SECURED CLAIMS)     Impaired. On the Effective Date, at the option of the Debtors, (i)
                                             such claim will be reinstated and the Debtors will take such actions
Secured Claims against CHC                   as are necessary to render it unimpaired, or (ii) the Debtors will assign, abandon, or surrender any property securing a Class CHC2
Aggregate Amount of Claims (Estimated):      Secured Claim, and any deficiency arising from such disposition will
$0                                           be treated as a Class CHC3 General Unsecured Claim.

--------------------------------------------------------------------------------------------------------------------------
CLASS CHC 3 (ALLOWED CHC UNSECURED CLAIMS)   Impaired. Each holder of an Allowed Claim in Class CHC3 will receive a distribution of Cash in an amount equal to 100% of its Allowed Claim
General Unsecured Claims against CHC         plus Full Interest. The Cash payable may be reduced if there is a
                                             Preferred Stockholder Shortfall, and if the value of the Cash
Aggregate Amount of Claims (Estimated):      distribution is insufficient to permit each holder of a Class CHC3
Less Than $10,000,000                        Claim to receive 100% of its Allowed Claim plus Full Interest, each of those holders will be entitled to receive a further distribution from the proceeds of the Litigation Claims in accordance with the Plan, including Full Interest thereon if applicable, until its Allowed Class
                                             CHC3 Claim is satisfied.

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
DESCRIPTION AND AMOUNT OF CLAIMS OF                         TREATMENT
  INTERESTS

--------------------------------------------------------------------------------------------------------------------------
CLASS CHC4 (ALLOWED R-NET CLAIMS)            Impaired. Each holder of an Allowed Class CHC4 R-Net Claim will be deemed to have received, on account of its Class CHC4 R-Net Claim, the
R-Net Claims                                 distribution it receives as a holder of a Class C4 R-Net Claim.

Aggregate Amount of Claims

(Estimated): $0

--------------------------------------------------------------------------------------------------------------------------
CLASS CHC 5                                  Impaired. Each holder of a Class CHC5 Note Guarantee Claim will be deemed to have received, on account of its Class CHC5 Note Guarantee
Note Guarantee Claims against CHC            Claim, the distribution it receives as a holder of a Class C5
                                             Noteholder Claim.
Aggregate Amount of Claims (Estimated): $0
                                             Ownership of Reorganized CHC: 0%.

--------------------------------------------------------------------------------------------------------------------------
CLASS CHC 6 (ALLOWED CHC EQUITY INTERESTS)   Impaired. Each holder of a Class CHC6 Equity Interest will receive one of the following distributions:
Allowed Equity Interests in CHC
                                                               In the event that no New Common Stock is required to
                                             be issued to holders of Allowed Claims and other Allowed Interests
                                             (i.e. no Ownership Change occurs), each holder of an Allowed CHC6
                                             Equity Interest will retain its Common Stock in CHC.

                                                              In the event that an Ownership Change occurs, each
                                             holder of an Allowed CHC6 Equity Interest will receive (i) a
                                             Proportionate Share of the balance of the New Common Stock remaining, if any, after distributions of New Common Stock have been made to holders of Coram Preferred Stock Equity Interests,  and (ii) a
                                             Proportionate  Share of distributions  from the proceeds of the
                                             Litigation Claims, to the extent permitted and as provided for in the
                                             Plan and Litigation Trust.

                                             Ownership of Reorganized CHC (Estimated): 100%
--------------------------------------------------------------------------------------------------------------------------

                  A more complete description of the Plan's Classes, and treatment of Creditors and holders of Interests in those Classes, follows.

         A.       CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

                  The classification and treatment of Claims and Allowed Interests is summarized below. All Allowed Claims and Allowed Interests, other than Administrative Claims and Priority Tax Claims, are placed in Classes under the Plan. The Equity Committee believes that this classification scheme is consistent with the requirements of the Bankruptcy Code. Under the Bankruptcy Code, only the holders of Allowed Claims and/or Equity Interests that are impaired are entitled to vote.

                  1. ADMINISTRATIVE CLAIMS.

                  Administrative Expense Claims are: (i) all Allowed Claims with respect to which the holder of such Allowed Claim had a statutory or common law right to reclaim goods sold to the Debtors prior to the Petition Date, and (x) such rights are superior under Section 546 of the Bankruptcy Code to the rights of a bankruptcy trustee under Section 544(a), 547 and 549 of the Bankruptcy Code, or (y) the Allowed Claim of such holder has been granted Administrative Claim priority pursuant to an order of the Court; and (ii) all obligations of the Debtors incurred after the Petition Date pursuant to Sections 507(a)(1) and 503(b) of the Bankruptcy Code that have remained unpaid.

                  Under the Plan, most holders of Administrative Expense Claims, other than claims for professional fees and expenses must file a request for payment of their Administrative Expense Claims within thirty (30) days after the Confirmation Date. Any Administrative Expense Claim asserted under Section 503(b)(3), (4) or (5) of the Bankruptcy Code must be filed and served no later than three (3) days prior to the commencement of the Confirmation Hearing. Holders of Administrative Expense Claims representing liabilities incurred in the ordinary course of business of the Debtor (including fees payable to the United States Trustee) need not file a request for payment of their Administrative Expense Claims. Each holder of an Allowed Administrative Expense Claim shall receive the amount of such holder's Allowed Claim in one cash payment on, or as soon as practicable thereafter, the later of the Effective Date and the day on which such Claim becomes an Allowed Claim, or such other treatment as may be agreed upon by the Debtor and such holder, or as determined by order of the Court.

                  Any estimate of Allowed Administrative Claims is subject to substantial uncertainty. The Trustee's 2003 forecast indicates that that Allowed Administrative Claims (other than the ordinary costs of operating the Debtors' businesses) will be approximately $13,500,000. That amount is only an estimate. Under the Equity Committee Plan holders of Allowed Administrative Claims will recover one hundred percent (100%) of the allowed amount of their Allowed Claims.

                  2. PRIORITY TAX CLAIMS.

                  Priority Tax Claims are the claims of taxing authorities entitled to priority under Section 507(a)(8) of the Bankruptcy Code.

                  The Plan provides that, in full satisfaction, payment and discharge of its Priority Tax Claims and in accordance with section 1129(c)(9)(C) of the Bankruptcy Code, each holder of an Allowed Priority Tax Claim shall receive (i) payment, in cash, of the full amount of such holder's Priority Tax Claim, (ii) a note equal to the full amount of such holder's Priority Tax Claim, payable over six years, or (iii) payment on such other terms as mutually agreed to by the holder of an Allowed Tax Claim and the Debtors or the Reorganized Debtors. The Plan further provides that any claim or demand for fines or penalties relating to a Priority Tax Claim shall be disallowed, and the holder of an Allowed Priority Tax Claim shall not assess or attempt to collect such penalty from the Debtors or the Reorganized Debtors.

                  The IRS has issued a notice of deficiency against T(2) Medical and certain of its subsidiaries for taxes in the aggregate amount of approximately $12.7 million, plus interest, with respect to certain taxable years prior to the acquisition of T(2) Medical by CHC. The asserted deficiency results from the carryback of certain losses incurred by T(2) Medical and its subsidiaries as members of the CHC consolidated tax group for the taxable year ended September 30, 1995.

                  In August 1999, T(2) Medical and CHC for redetermination with the Tax Court. The Tax Court proceeding is currently stayed pursuant to the Bankruptcy cases. Pursuant to IRS standard procedures, the resolution of the issues in the Tax Court were assigned to the administrative appeals function of the IRS. T(2) and CHC reached a tentative settlement agreement with the IRS appeals office, and subsequently entered into proposed decision and stipulation agreements with the IRS. Subject to obtaining necessary approvals from the Joint Committee of Taxation, the Debtor's Chapter 11 Trustee and the Bankruptcy Court, the proposed settlement will be filed with the Tax Court. In September 2002, the Joint Committee of Taxation approved the proposed settlement, and the Trustee is currently reviewing the settlement agreement.

                  If ultimately approved by all parties, the proposed settlement would result in federal tax liability of approximately $9.9 million, plus interest of approximately $8.4 million as of September 30, 2002. The federal income tax adjustments would also give rise to additional state tax liabilities. The Equity Committee estimates that, on the Effective Date, Allowed Priority Tax Claims will be approximately $19.5 million. Under the Plan, holders of Allowed Priority Tax Claims receive distributions of a value equal to one hundred percent (100%) of the allowed amount of their Allowed Claims.

                  3. CLASS C1 - OTHER PRIORITY CLAIMS.

                  Class C1 consists of Other Priority Claims against Coram, Inc. Other Priority Claims are defined to include any Claim against Coram, Inc. that is entitled to priority under section 507 of the Bankruptcy Code, other than Claims entitled to priority under sections 507(a)(1) (Administrative Claims) and 507(a)(7) (Tax Claims) of the Bankruptcy Code.

                  These claims include (i) allowed unsecured claims for wages, salaries, or commissions (including vacation, severance, and sick leave pay) for Coram, Inc.'s employees to the extent earned within 90 days before the Petition Date and subject to a cap of $4,300 per employee, (ii) allowed unsecured claims for contributions to an employee benefit plan for services rendered within 180 days before the Petition Date and limited to a maximum of $4,300 per employee and plan (as reduced by other direct Priority Non-Tax Claims of employees (of a kind described in subsection 1 above, and of other benefit plans) and (iii) certain other specific unsecured pre-Petition Date Claims.

                  The Plan provides that, in full satisfaction, payment and discharge of its Allowed Other Priority Claim, each holder of an Allowed Coram, Inc. Other Priority Claim shall receive in accordance with section 1129(a)(9) of the Bankruptcy Code, payment in full in cash on the Effective Date.

                  Based on the continuation of wage and salary related payments to employees (previously approved by the Bankruptcy Court) and provisions of the Plan under which all non- terminated and unexpired benefit plans are assumed, Coram, Inc. Allowed Other Priority Claims likely will not exceed $20,000.

                  Class C1 is unimpaired under the Plan and is therefore conclusively presumed to accept the Plan. Therefore, the holders of Allowed Class C1 class are not entitled to vote to accept or reject the Plan.

                  4. CLASS C2 - ALLOWED SECURED CLAIMS AGAINST CORAM, INC.

                  Class C2 consists of Allowed Secured Claims Against Coram, Inc. Under the Plan, Secured Claims are defined to include that portion of a Claim that is secured by a valid, perfected and enforceable security interest, lien, mortgage or other encumbrance that is not subject to avoidance under applicable bankruptcy or non-bankruptcy law, in or upon any right, title or interest of the Debtors in and to property of the Estate, to the extent of the value of the holder's interest in such property as of the relevant determination date. The defined term "Secured Claim" includes any Claim that is: (i) subject to an offset right under applicable law; and (ii) a secured claim against a Debtor pursuant to section 506(a) and 553 of the Bankruptcy Code.

                  At present, the Equity Committee believes that there are no pre-petition Coram, Inc. Secured Claims.

                  Notwithstanding any contractual provision or applicable law that entitles the holder of an Allowed Claim in Class C2 to demand or receive payment of such Claim prior to the stated maturity of such Claim from and after the occurrence of a default, and except as provided in the immediately following two sentences, each Allowed Class C2 Claim will be reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code. Coram, Inc. may, in its discretion, assign, abandon or surrender any property securing any Secured Claim in Class C2 to the holder of such Secured Claim, which will result in impaired treatment under the Bankruptcy Code. The Bankruptcy Court will determine the value of any such property so assigned, abandoned or surrendered, and any Deficiency Claim resulting therefrom will be paid as an Allowed Class C3 Claim.

                  Class C2 is impaired under the Plan and therefore is entitled to vote to accept or reject the Plan.

                  The Equity Committee believes that the treatment accorded the holders of Allowed C2 Allowed Coram, Inc. Secured Claims is both fair and equitable, and meets the requirements of section 1129(b) of the Bankruptcy Code.

                  5. CLASS C3 - ALLOWED GENERAL UNSECURED CLAIMS AGAINST CORAM, INC.

                  Class C3 consists of Allowed General Unsecured Claims Against Coram, Inc. Under the Plan, General Unsecured Claims Against Coram, Inc. include any Unsecured Claim that is an Allowed Claim against Coram, Inc. other than an Allowed R-Net or Allowed Noteholder Claim.

                  The Plan provides that each holder of a General Unsecured Class C3 Claim will receive a distribution of Cash in an amount equal to its Allowed Claim, plus Full Interest. "Full Interest" is explained at page 61 below. In addition, to the extent holders of Class C3 Claims also not receive interest on their claims on the Effective Date of the Plan, they may receive interest calculated at the federal judgment rate, accruing from the Petition Date, either (1) from the proceeds of Litigation Claims prosecuted by the Reorganized Debtors, (to the extent available, after payment of the R-Net recovery from Litigation Claims), or (2) from the Litigation Trust, after certain senior claims have been satisfied. See page 65 for a description of the Litigation Trust.

                  Class C3 is impaired under the Plan, and is therefore entitled to vote to accept or reject the Plan.

                  The Equity Committee believes that the treatment accorded the holders of Allowed Class C3 Claims is both fair and equitable, and meets the requirements of section 1129(b) of the Bankruptcy Code.

                  6. CLASS C4 - R-NET CLAIMS AGAINST CORAM, INC.

                  Class C4 consists of Allowed R-Net Claims. Under the Plan, Allowed R-Net Claims consist of the Claims asserted by the Official Committee of Unsecured Creditors of Coram Resource Network, Inc. and Coram Independent Practice Association, Inc.

                  The Trustee recently announced that he intends to enter into a compromise with the R-Net Creditors' Committee allowing its claim as a general unsecured claim in the amount of $7,950,000. The Equity Committee Plan provides that this holder of the R-Net Class C4 Claim will receive (i) on the Effective Date a distribution of $7,950,000 in Cash, plus (ii) a distribution of 2% of the net recovery from Litigation Claims prosecuted by the Reorganized Debtors, not to exceed $6 million (or in the event the Litigation Claims are prosecuted by the Plan Litigation Trustee, a distribution of 2% of the net amount remaining after certain other distributions from the Litigation Trust have been made, not to exceed $6,000,000. See page 65 for a description of the Litigation Trust).

                  Class C4 is impaired under the Plan, and is therefore entitled to vote to accept or reject the Plan.

                  The Equity Committee believes that the treatment accorded the holders of Allowed Class C4 Claims is both fair and equitable, and meets the requirements of Section 1129(b) of the Bankruptcy Code.

                  7. CLASS C5 - NOTEHOLDER CLAIMS AGAINST CORAM, INC.

                  Class C5 consists of all claims against Coram, Inc. of holders of the notes issued by Coram, Inc. and guaranteed by CHC in the original principal amount of $150,000,000 and originally due June 30, 2001, and the notes issued by Coram and guaranteed by CHC in the original principal amount of $87,922,213, subject to redemption, but not including any Notes converted to Preferred Stock. As of the date of this Disclosure Statement, all but approximately $9,000,000 of these notes have been converted into Preferred Stock of Coram, which Preferred Stock is not guaranteed by CHC.

                  The Plan provides that each holder of an Allowed Class C5 Noteholder Claim will receive New Senior Notes with a value equal to 100% of its Allowed Claim plus Full Interest. "Full Interest" is explained at page 61 below.

                  Class C5 is impaired under the Plan and therefore is entitled to vote to accept or reject the Plan.

                  The Equity Committee believes that the treatment accorded the holders of Allowed Class C5 Noteholder Claims is both fair and equitable, and meets the requirements of section 1129(b) of the Bankruptcy Code.

                  8. CLASS C6 - ALLOWED PREFERRED STOCK EQUITY INTERESTS IN CORAM, INC.

                  Class C6 consists of Allowed Preferred Stock Equity Interests in Coram, Inc. Under the Plan, Allowed Preferred Stock Equity Interests in Coram, Inc. are those Preferred Shareholders that received Preferred Stock pursuant to the Note Exchanges and/or their successors.

                  The Plan provides that for voting purposes, each Preferred Stockholder will be deemed to own Equity Interests having a value equal to the liquidation preference represented by the applicable Preferred Stock Equity Interest. The value of the Preferred Stock Equity Interests will be established by the Court at the Confirmation Hearing. Each holder of an Allowed Coram Preferred Stock Equity Interest will receive the balance of the New Senior Notes remaining after distributions of New Senior Notes are made to Noteholders, and New Preferred Stock, which together will have a value equal to 100% of its Allowed Equity Interest plus Full Interest. In the event that the value of the New Senior Notes and New Preferred Stock does not equal or exceed the value of 100% of its Allowed Preferred Stock Equity Interest plus Full Interest, each such holder also will receive New Common Stock with a value, when aggregated with the New Senior Notes and New Preferred Stock, equal to the amount of its Allowed Preferred Stock Equity Interests plus Full Interest. If the distribution of New Senior Notes, New Preferred Stock and New Common Stock results in a Preferred Stockholder Shortfall, each holder also will receive a further distribution from the Plan Litigation Trust in accordance with the Plan.

                  Class C6 is impaired under the Plan and therefore is entitled to vote to accept or reject the Plan.

                  The Equity Committee believes that the treatment accorded the holders of Allowed Class C6 Coram Preferred Shareholder Interests is both fair and equitable, and meets the requirements of section 1129(b) of the Bankruptcy Code.

                  9. CLASS C7 - COMMON STOCK EQUITY INTERESTS IN CORAM, INC.

                  Class C7 Common Stock consists of Allowed Common Stock Equity Interests in Coram, Inc. The Equity Committee believes that CHC is the only holder of Allowed Common Stock Equity Interests in Coram, Inc., which is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

                  As of the Effective Date, all Common Stock Equity Interests in Coram, Inc. shall be retained by CHC.

                  10. CLASS CHC1 - OTHER PRIORITY CLAIMS AGAINST CHC.

                  Class CHC1 consists of Other Priority Claims against CHC, which are defined to include any Claim against CHC that is entitled to priority under section 507 of the Bankruptcy Code, other than Claims entitled to priority under sections 507(a)(1) (Administrative Claims) and 507(a)(7) (Tax Claims) of the Bankruptcy Code.

                  These claims include (i) allowed unsecured claims for wages, salaries, or commissions (including vacation, severance, and sick leave pay) for CHC's employees to the extent earned within 90 days before the Petition Date and subject to a cap of $4,300 per employee, (ii) allowed unsecured claims for contributions to an employee benefit plan for services rendered within 180 days before the Petition Date and limited to a maximum of $4,300 per employee and plan (as reduced by other direct Other Priority Claims of employees of a kind described in subsection 1 above, and of other benefit plans) and (iii) certain other specific unsecured Pre-Petition Claims.

                  The Plan provides that, in full satisfaction, payment and discharge of its Allowed Other Priority Claims, each holder of a CHC Allowed Other Priority Claim shall receive in accordance with section 1129(a)(9) of the Bankruptcy Code, payment in full in Cash on the Effective Date.

                  Based on the continuation of wage and salary related payments to employees (previously approved by the Bankruptcy Court) and provisions of the Plan under which all non- terminated and unexpired benefit plans are assumed, CHC Allowed Other Priority Claims will likely not exceed $15,000.

                  Class CHC1 is unimpaired under the Plan and is therefore conclusively presumed to accept the Plan. Therefore, the holders of Class CHC1 Claims are not entitled to vote to accept or reject the Plan.

                  11. CLASS CHC2 - ALLOWED SECURED CLAIMS AGAINST CHC.

                  Class CHC2 consists of Allowed CHC Secured Claims. Under the Plan, Secured Claims are defined to include that portion of a Claim that is secured by a valid, perfected and enforceable security interest, lien, mortgage or other encumbrance that is not subject to avoidance under applicable bankruptcy or non-bankruptcy law, in or upon any right, title or interest of the Debtors in and to property of the Estate, to the extent of the value of the holder's interest in such property as of the relevant determination date. The defined term "Secured Claim" includes any Claim that is: (i) subject to an offset right under applicable law; and (ii) a secured claim against a Debtor pursuant to section 506(a) and 553 of the Bankruptcy Code.

                  At present, the Equity Committee believes that there are no pre-petition CHC Secured Claims.

                  The Plan provides that, except as provided in the immediately following two sentences, and unless a holder of an Allowed Class CHC2 Claim agrees to less favorable treatment, notwithstanding any contractual provision or applicable law that entitles the holder of an Allowed Claim in Class CHC2 to demand or receive payment of such Claim prior to the stated maturity of such Claim from and after the occurrence of a default, each Allowed Claim in Class CHC2 will be reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code. CHC may, in its discretion, assign, abandon or surrender any property securing any Secured Claim in Class CHC2 to the holder of such Secured Claim, so long as such decision is consented to by the Equity Committee and notice thereof delivered to all affected parties prior to the date of the commencement of the Confirmation Hearing. The Court will determine the value of any such property so assigned, abandoned or surrendered, and any deficiency Claim resulting therefrom will be paid as an Allowed Class CHC3 Claim.

                  Class CHC2 is impaired under the Plan and is therefore entitled to vote to accept or reject the Plan.

                  The Equity Committee believes that the treatment accorded the holders of Allowed CHC Secured Claims is both fair and equitable, and meets the requirements of section 1129(b) of the Bankruptcy Code.

                  12. CLASS CHC3 - ALLOWED GENERAL UNSECURED CLAIMS AGAINST CHC.

                  Class CHC3 consists of Allowed CHC General Unsecured Claims. Under the Plan, Allowed CHC General Unsecured Claims include any Claim that is an Allowed Unsecured Claim against CHC, other than an Allowed R-Net Claim or an Allowed Note Guarantee Claim.

                  The Plan Provides that each holder of an Allowed Claim in Class CHC3 will receive a distribution of Cash in an amount equal to 100% of its Allowed Claim plus Full Interest. "Full Interest" is explained at pages 61 below. If there is a Preferred Stockholder Shortfall, the Cash payable to the Class CHC3 holders may be reduced in the event CHC does not have sufficient other assets to make a distribution to holders of claims in this class. If the value of the cash distribution is insufficient to permit each such holder to receive 100% of its Allowed Claim plus Full Interest, each of those holders will be entitled to receive a further distribution from the proceeds of the Litigation Claims in accordance with the Plan, including interest thereon, until its Allowed Class CHC3 Claim is satisfied.

                  Class CHC3 is impaired under the Plan and therefore is entitled to vote to accept or reject the Plan.

                  The Equity Committee believes that the treatment accorded the holders of Allowed CHC General Unsecured Claims is both fair and equitable, and meets the requirements of section 1129(b) of the Bankruptcy Code.

                  13. CLASS CHC4 - R-NET CLAIMS AGAINST CHC.

                  Class CHC4 consists of Allowed R-Net Claims. Under the Plan, Allowed R-Net Claims consist of Claims asserted by the Official Committee of Unsecured Creditors of Coram Resource Network, Inc. and Coram Independent Practice Association, Inc.

                  The Plan provides that each holder of a Class CHC4 R-Net Claim will be deemed to have received, on account of its Class CHC4 R-Net Claim, the distribution it receives as a holder of a Class C4 R-Net Claim.

                  Class CHC4 is impaired under the Plan and therefore is entitled to vote to accept or reject the Plan.

                  The Equity Committee believes that the treatment accorded the holders of Allowed CHC4 R-Net Claims is both fair and equitable, and meets the requirements of section 1129(b) of the Bankruptcy Code.

                  14. CLASS CHC5 - NOTE GUARANTEE CLAIMS AGAINST CHC.

                  Class CHC5 consists of all claims against CHC of holders of the notes issued by Coram and guaranteed by CHC in the original principal amount of $150,000,000 and originally due June 30, 2001, as amended June 30, 2002, and the notes issued by Coram and guaranteed by CHC in the original principal amount of $87,922,213 and subject to redemption, but not including any Notes converted to Preferred Stock. As of the date of this Disclosure Statement, all but approximately $9,000,000 of the notes have been converted to Preferred Stock in Coram, which is not guaranteed by CHC.

                  The Plan provides that each holder of a Class CHC5 Note Guarantee Claim shall be deemed to have received, on account of its Class CHC5 Note Guarantee Claim, the distribution it receives as a holder of a Class C5 Noteholder Claim.

                  Class CHC5 is impaired under the Plan and therefore is entitled to vote to accept or reject the Plan.

                  The Equity Committee believes that the treatment accorded the holders of Allowed CHC5 Note Guarantee Claims is both fair and equitable, and meets the requirements of section 1129(b) of the Bankruptcy Code.

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

                  15. CLASS CHC6 - ALLOWED EQUITY INTERESTS IN CHC.

                  Class CHC6 consists of Allowed CHC Equity Interests. Under the Plan, Allowed CHC Equity Interests are defined as any equity interest in CHC that is Allowed and represented by duly authorized, validly issued and outstanding shares of stock, or any interest or right to convert into such an equity interest or acquire any equity interest, that was in existence immediately prior to the Petition Date, including, without limitation, any warrants, stock options, conversion rights, and employee stock options.

                  The Plan provides that if no Ownership Change occurs, each holder of an Allowed Class CHC6 Equity Interest will retain its Common Stock in CHC.

                  If an Ownership Change occurs, then each holder of an Allowed Class CHC6 Equity Interest will receive: (i) the balance of the New Common Stock remaining, if any, after distributions of New Common Stock have been made to holders of Coram Preferred Stock Equity Interests, and (ii) a distribution from the Plan Litigation Trust in accordance with the Plan.

                  Class CHC6 is impaired under the Plan and is therefore entitled to vote to accept or reject the Plan.

                  B. THE EQUITY COMMITTEE CONTENDS THAT THE NOTEHOLDERS WILL NOT
                     BE ENTITLED TO FULL INTEREST.

                     1. GENERAL.

                  As more fully described in Section VI.A of this Disclosure Statement, the Bankruptcy Code's "fair and equitable" test generally requires that if junior Claims or Equity Interests are to receive a distribution under a plan of reorganization, holders of Claims in any non-consenting senior Classes of Claims must receive distributions with a value equal to the amount of their Allowed Claims in order to confirm the plan. Section 502(b) of the Bankruptcy Code provides that a Claim's amount is determined as of the Petition Date, and that Claims for unmatured interest are not "allowed." Because post-petition interest is not an element of an Allowed Claim under Section 502(b) of the Bankruptcy Code, the Equity Committees believes that the Bankruptcy Code does not require payment of post-petition interest to non-consenting Classes of senior Claims in order to meet the "fair and equitable" test.

                  In addition to the "fair and equitable" test, the Bankruptcy Code also generally requires that in order to confirm a plan of reorganization, each dissenting or non-voting holder of a Claim must receive property under the plan of a value that is not less than the value such holder would receive or retain if the debtor were to be liquidated under Chapter 7 of the Bankruptcy Code (the so-called "best interests" test). Under Section 726(a)(5) of the Bankruptcy Code, holders of Claims would receive payment of interest on their Claims if the Debtors were to be liquidated at a sufficiently high value under Chapter 7 of the Bankruptcy Code, and therefore the "best interests" test might require payment of an equal amount of interest in order to confirm the Plan.

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

                  In recognition of the possibility that applicable law might require the payment of post-petition interest in order to confirm the Plan, the Plan provides that in the event the Court determines that the Bankruptcy Code requires the payment of post-petition interest to certain Classes or holders of Claims in order to meet the best interests test and confirm the Plan, post-petition interest will be paid to those Classes or holders of Claims in the amount necessary to satisfy the confirmation requirements of the Bankruptcy Code (referred to in the Plan as "Full Interest"). The Equity Committee believes that post-petition interest, if required to be paid, will be calculated using the federal judgment rate established at 28 U.S.C. Section 1961 (0.97% as of June 17, 2003).

                  2. FULL INTEREST FOR GENERAL UNSECURED CREDITORS.

                  Irrespective of whether the "best interests" test requires the payment of post-petition interest (which in this case the Equity Committee believes it does not), the Plan provides that holders of Allowed General Unsecured Claims (other than Noteholders) will be entitled to receive interest on their claims, calculated at the federal judgment rate and accruing commencing on the Petition Date, from those proceeds of Litigation Claims after certain senior classes of claims are paid, but before Common Shareholders are entitled to receive any distribution on account of Litigation Claims.

                  3. THE NOTEHOLDERS AND PREFERRED SHAREHOLDERS ARE NOT ENTITLED TO POST-PETITION INTEREST OR CUMULATIVE LIQUIDATION PREFERENCES.

                  As noted above, because post-petition interest is not an element of an Allowed Claim under Section 502(b) of the Bankruptcy Code, the Equity Committee does not believe that the Bankruptcy Code requires payment of post-petition interest to non-consenting Classes of senior Claims in order to meet the "fair and equitable" test.

                  However, even if the "fair and equitable" test were to be construed in such a manner that the Court determined that it must decide whether post-petition interest is payable to the Noteholders and Preferred Shareholders (and at what rate), their grossly inequitable conduct, as well as the fact that they have significant responsibility for Coram's inability to confirm two previous plans, constitute an equitable objection to any award of post-petition interest or cumulative liquidation preferences to the Noteholders and Preferred Shareholders. The Equity Committee believes that an award of post-petition interest to the Noteholders would be tantamount to awarding the Noteholders for their own misconduct and failure to disclose the connections between themselves and Crowley, and that therefore for equitable reasons post-petition interest or cumulative liquidation preferences should not be paid to the Noteholders and Preferred Shareholders.

                  C. REQUEST FOR CRAMDOWN.

                  The Equity Committee believes that the treatment accorded to the holders of unsecured Claims under the Plan does not discriminate unfairly and is fair and equitable, and the treatment accorded to the holders of Equity Interests is fair and equitable, and, in all instances, specifically meets the requirements of section 1129(b) of the Bankruptcy Code (i.e., junior classes receive no recovery on account of their junior interests other than, possibly, as a result of

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

a voluntary contribution from a more senior class). Accordingly, if Classes C2, C3, C4, C5, C6, CHC2, CHC3, CHC4, CHC5 or CHC6 fail to accept the Plan, the Equity Committee believes that the Plan nevertheless may be confirmed under the "cramdown" provisions of section 1129(b) of the Bankruptcy Code. See "Voting and Confirmation of the Plan-Acceptance or Cramdown" for further information. In that event, the Equity Committee intends to use the consents obtained from other Classes to confirm the Plan over the dissent of Class C2, C3, C4, C5, C6, CHC2, CHC3, CHC4, CHC5 or CHC6, and the Plan specifically requests that the Bankruptcy Court confirm the Plan notwithstanding the dissent of any impaired Class of Claims.

                  D. EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

                  Under section 365 of the Bankruptcy Code, the Debtors have the right, subject to approval of the Bankruptcy Court, to assume or reject executory contracts and unexpired leases. Although not defined in the Bankruptcy Code, an "executory contract" is usually described as a contract under which material performance (other than the payment of money) is due by each party. If an executory contract or unexpired lease is rejected under section 365 of the Bankruptcy Code, the "rejection" is treated as a breach of the contract or lease that occurred prior to the petition date, thereby giving rise to a pre-petition unsecured claim. In addition, "rejection" damages for leases of real property and employment agreements are by section 502 of the Bankruptcy Code. If an executory contract or unexpired lease is assumed or assumed and assigned, either the Debtors or the assignee will have the obligation to perform its obligations thereunder in accordance with the terms of such agreement.

                  Pursuant to the Plan, on the Effective Date, the Debtors will take the actions set forth below with respect to their various executory contracts. In all instances, the Plan provides that contracts, licenses and leases will only be assumed or rejected, as the case may be, to the extent they constitute executory contracts or unexpired leases within the meaning of section 365 of the Bankruptcy Code. The Plan provides that nothing contained therein constitutes an admission as to the status of any such agreements.

                  1. ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

                  The Plan provides that, on the Effective Date, in accordance with the provisions of sections 365 and 1123 of the Bankruptcy Code, any executory contracts or unexpired leases that have not expired by their own terms on or prior to the Effective Date, that have not been assumed, assumed and assigned or rejected with the approval of the Bankruptcy Court, or that are not the subject of a motion to reject the same pending as of the Effective Date or set forth on the Rejection List shall be assumed by the Debtors on the Effective Date and the entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions and/or assignments pursuant to sections 365(a) and 1123 of the Bankruptcy Code. An order of the Bankruptcy Court entered on or prior to the Confirmation Date will specify the procedures for providing notice to each party whose executory contract or lease is being assumed or assumed and assigned pursuant to the Plan of: (a) the contract or lease being assumed or assumed and assigned; (b) the Cure Claim, if any, that the Equity Committee believes the Debtors would be obligated to pay in connection with such assumption; and (c) the procedures for such party to object to the assumption or the assumption and assignment of the applicable contract or lease and the amount of the proposed Cure Claim.

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

                  2. REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

                  On the Effective Date, all executory contracts and unexpired leases of the Debtors are assumed, except for those executory contracts and unexpired leases (i) identified in a pleading to be filed prior to the Confirmation Hearing, (ii) that the Debtors has rejected, or assumed and assigned to a third party, prior to the Confirmation Date, or (iii) that the Debtors has entered into after the Petition Date in the ordinary course of business or pursuant to order of the Court. All of the Debtors' insurance policies and any agreements, documents or instruments relating to the insurance policies are treated as executory contracts and shall be assumed by the Debtors.

                  The Debtors shall make all cure payments that may be required under any executory contract or unexpired lease assumed under the Plan on the Effective Date. Claims arising out of the rejection of an executory contract or unexpired lease under the Plan must be filed with the Court no later than thirty
(30) days after entry of the Confirmation Order, unless the Court previously ordered that a proof of claim be filed by an earlier date, and shall be treated as Class C3 or CHC3 Claims, as applicable.

                  3. CLAIMS BASED UPON REJECTION OF EXECUTORY CONTRACTS OR
                     UNEXPIRED LEASES.

                  The Plan provides that all proofs of Claim with respect to Claims arising from the rejection of executory contracts or unexpired leases must be filed with the Bankruptcy Court by a date that is the later of (i) thirty (30) days after the date of entry of an order of the Bankruptcy Court approving the rejection of such contracts or leases, and (ii) the Confirmation Date. The Plan further provides that any such Claims, proofs of which are not filed timely, shall be barred forever from assertion against the Debtors, Reorganized Coram, and/or any of their respective assets or property. Unless otherwise ordered by the Bankruptcy Court, all such properly filed Claims, upon allowance thereof, shall be, and shall be treated as General Unsecured Claims.

        E.        LEGAL EFFECTS OF CONFIRMATION OF THE PLAN.

                  1. VESTING OF ASSETS.

                  The Plan provides that if no New Common Stock is issued, except as otherwise provided by the Plan and consistent with sections 1123(a)(5)(A) and 1141 of the Bankruptcy Code, on the Effective Date title to all assets and property of the Estates shall pass to, and vest or re-vest in, Reorganized Coram, including without limitation all shares of and equity interests in Coram, Inc. and Coram International Holdings Ltd. that are property of the Estate of CHC, free and clear of all Claims, Allowed Interests, liens, charges and other rights of creditors or equity holders arising prior to the Effective Date. However, in the event that an Ownership Change occurs, the Litigation Claims will vest in the Plan Litigation Trust as established in
Section 6.2 of the Plan. The Confirmation Order shall provide for and shall constitute a judicial determination of discharge of the Debtors' liabilities. The Plan makes clear that, on and after the Effective Date, Reorganized Coram may operate its business, and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules and the Bankruptcy Court, except as otherwise provided herein or in the Confirmation Order. Without

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

limiting the foregoing, Reorganized Coram may pay the charges that it incurs on or after the Effective Date for professionals' fees, disbursements, and expenses without application to the Bankruptcy Court.

                  2. DISCHARGE AND INJUNCTION.

                  EXCEPT AS PROVIDED IN THE PLAN OR IN THE CONFIRMATION ORDER, THE RIGHTS AFFORDED UNDER THE PLAN AND TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN WILL BE IN EXCHANGE FOR, AND IN COMPLETE SATISFACTION OF, DISCHARGE AND RELEASE OF ALL CLAIMS AND TERMINATION OF ALL INTERESTS ARISING ON OR BEFORE THE EFFECTIVE DATE, INCLUDING ANY INTEREST ACCRUED ON CLAIMS FROM THE PETITION DATE. EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR IN THE CONFIRMATION ORDER, CONFIRMATION WILL, AS OF THE EFFECTIVE DATE, DISCHARGE THE DEBTORS FROM ALL CLAIMS OR OTHER DEBTS THAT AROSE ON OR BEFORE THE EFFECTIVE DATE, AND ALL DEBTS OF THE KIND SPECIFIED IN SECTION 502(g), 502(h) OR 502(i) OF THE BANKRUPTCY CODE, WHETHER OR NOT (i) A PROOF OF CLAIM BASED ON SUCH DEBT IS FILED OR DEEMED FILED PURSUANT TO SECTION 501 OF THE BANKRUPTCY CODE, (ii) ANY CLAIM BASED ON SUCH DEBT IS ALLOWED PURSUANT TO SECTION 502 OF THE BANKRUPTCY CODE, OR (iii) THE HOLDER OF A CLAIM BASED ON SUCH DEBT IS ACCEPTED THE PLAN. IN ACCORDANCE WITH THE FOREGOING, EXCEPT AS PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, THE CONFIRMATION ORDER WILL BE A JUDICIAL DETERMINATION, AS OF THE EFFECTIVE DATE, OF A DISCHARGE OF ALL CLAIMS AND OTHER DEBTS AND LIABILITIES OF THE DEBTORS, PURSUANT TO SECTIONS 524 AND 1141 OF THE BANKRUPTCY CODE, AND SUCH DISCHARGE WILL VOID ANY JUDGMENT OBTAINED AGAINST A DEBTOR AT ANY TIME, TO THE EXTENT THAT SUCH JUDGMENT RELATES TO A DISCHARGE OF THE CLAIM. EXCEPT AS EXPRESSLY PROVIDED IN THE PLAN, THE DISCHARGE GRANTED UNDER THE PLAN SHALL ACT AS A PERMANENT INJUNCTION AGAINST THE TAKING OF ANY OF THE FOLLOWING ACTIONS AGAINST THE DEBTORS, REORGANIZED CORAM, AND/OR ASSETS OR PROPERTY OF THE DEBTORS' ESTATES: (i) THE COMMENCEMENT OR CONTINUATION OF ANY ACTION OR OTHER PROCEEDING OF ANY KIND TO ENFORCE A CLAIM AGAINST ORT EQUITY INTEREST IN ANY OF THE DEBTORS; (ii) THE ENFORCEMENT, ATTACHMENT, COLLECTION, OR RECOVERY BY ANY MANNER OR MEANS OF ANY JUDGMENT, AWARD, DECREE, OR ORDER AGAINST THE DEBTORS;
(iii) THE CREATION, PERFECTION, OR ENFORCEMENT OF ANY ENCUMBRANCE OF ANY KIND AGAINST THE DEBTORS, REORGANIZED CORAM, OR ANY OF THEIR (OR ITS) PROPERTY; AND
(iv) THE ASSERTION OF ANY RIGHT OF SETOFF, SUBROGATION, OR RECOUPMENT OF ANY KIND AGAINST ANY OBLIGATION.

                  3. RELEASE BY THE ESTATE AND ITS REPRESENTATIVES.

                  The Plan provides that, in consideration of the Equity Committee's contributions to the investigation and formulation of this Plan, on the Effective Date the Debtors shall be conclusively and irrevocably deemed to have released any and all Claims of the Debtors against the Equity Committee, its professionals, members of the Equity Committee and their representatives and advisors and the Common Shareholders (to the extent such Claims relate to their ownership of Common Stock).

                  4. EXCULPATION AND INDEMNIFICATION.

                  The Plan provides that, except as otherwise specifically provided for in the Plan or the Confirmation Order, Reorganized Coram shall be obligated to indemnify and hold harmless the Equity Committee, its members, and the Plan Litigation Trustee, and their

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

respective agents, employees, attorneys and professionals, from any Claims arising from or relating to any act, event or omission in connection with, or arising out of, the bankruptcy cases, confirmation of the Plan, consummation of the Plan, the administration of the Plan or Plan Litigation Trust or the property to be distributed under the Plan or Plan Litigation Trust, or any objections to Claims or Equity Interests (including all costs of defending against any such Claims), except for Claims arising from willful misconduct or gross negligence as determined by Final Order of a court of competent jurisdiction. Until entry of such a Final Order, Reorganized Coram shall be responsible for the payment of all costs of defense against any such Claims. The Plan further provides that subject to the occurrence of the Effective Date, the Equity Committee, its members, and the Plan Litigation Trustee, and their respective agents, employees, attorneys and professionals, shall not have or incur any liability to any holder of a Claim or Equity Interest for any act, event or omission in connection with, or arising out of, the bankruptcy cases, confirmation of the Plan, consummation of the Plan, the administration of the Plan or Plan Litigation Trust or the property to be distributed under the Plan or Plan Litigation Trust, or any objections to Claims or Equity Interests, except for liability for willful misconduct or gross negligence as determined by Final Order of a court of competent jurisdiction.

                  5. RIGHTS OF ACTION.

                  The Plan provides that any rights or causes of action accruing to the Debtors or Reorganized Coram, including, without limitation, those arising under or pursuant to the Bankruptcy Code, shall remain assets of, or vest in, the Reorganized Debtors. If no Ownership Change occurs, the Litigation Claims shall vest in Reorganized Coram and may be prosecuted by Reorganized Coram in accordance with the preceding sentence. The Plan provides that any distributions provided for in the Plan and the allowance of any Claim for the purpose of voting on the Plan is and shall be without prejudice to the rights of Reorganized Coram to pursue and prosecute any reserved rights of action including without limitation, those arising under or pursuant to the Bankruptcy Code.

                  6. LITIGATION TRUST.

                  In the event that an Ownership Change occurs, on or before the Effective Date the Plan Litigation Trust will be established, the Litigation Claims will be transferred to the Plan Litigation Trust, and Reorganized Coram shall lend six million dollars ($6,000,000) to the Plan Litigation Trust to fund the prosecution of the Litigation Claims. In connection therewith, Reorganized Coram shall execute the Plan Litigation Trust Agreement and shall take all other steps necessary to establish the Plan Litigation Trust. On the Effective Date, the Debtors and Reorganized Coram will be deemed to have assigned to the Plan Litigation Trust all of the Litigation Claims. The Plan Litigation Trust shall be established for the sole purpose of liquidating its assets, in accordance with Treasury Regulation Section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business.

                           a. APPOINTMENT OF THE LITIGATION TRUSTEE.

                  On or before the Effective Date, the Equity Committee shall nominate and select a person to act as the Plan Litigation Trustee, whose appointment will be approved the Bankruptcy Court.

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

                           b. RESPONSIBILITIES OF PLAN LITIGATION TRUSTEE.

                  The Plan Litigation Trustee shall, in an expeditious but orderly manner, convert to Cash the assets of the Plan Litigation Trust and make distributions of the Cash pursuant to the terms of the Plan Litigation Trust. The liquidation of the Litigation Claims assigned to the Plan Litigation Trustee may be accomplished through the prosecution, settlement, or abandonment of any or all Litigation Claims, rights, causes of action, or otherwise, but any settlement of such claims may, at the request of the Litigation Trustee, be subject to Court approval. The Plan Litigation Trustee may retain counsel and other professionals, whose terms of engagement shall be approved by the Bankruptcy Court. The Plan Litigation Trustee shall have the absolute right to pursue or not to pursue any and all Litigation Claims, rights, or causes of action, either in the name of the Plan Litigation Trust or in the name, place and stead of the Debtors and their Estate, as it determines is in the best interests of the Plan Litigation Trust. The Plan Litigation Trustee may incur any reasonable expenses in liquidating and converting the assets to Cash.

                           c. BENEFICIARIES.

                  The beneficiaries of the Plan Litigation Trust shall be all holders of Allowed Claims against and Interests in CHC and Coram, Inc., who shall be entitled to distributions from the Plan Litigation Trust in accordance with this Plan.

                           d. TERMINATION OF THE PLAN LITIGATION TRUST.

                  The Plan Litigation Trust shall terminate upon the distribution or abandonment of all assets remaining in the Plan Litigation Trust.

                           e. DISTRIBUTIONS FROM THE PROCEEDS OF THE LITIGATION
                              CLAIMS.

                  The Plan Litigation Trustee shall distribute the Cash or other recovery from the Litigation Claims and any income derived therefrom, as follows:

                  (i) First, to pay the costs of operating and maintaining the Plan Litigation Trust, including repayment of the $6 million loan from the Reorganized Debtors to the Plan Litigation Trust, with interest;

                  (ii) Second, to reimburse any third parties providing loans to the Plan Litigation Trust to fund the costs and expenses of prosecuting the Litigation Claims;

                  (iii) Third, to the holders of Allowed Class C3, C4 and C5 Claims, until such holders of Claims have received, when combined with the value of the initial distributions received by such holders, a distribution with a value equal to 100% of their Allowed Claim plus Full Interest (and as to Noteholders subject to offset as provided in the
                           Plan);

                  (iv) Fourth, to the holders of Allowed Class C6 Preferred Stock Equity Interests, until such holders of Preferred Stock Equity Interests have received, when combined with the value of the Initial Class C6

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

                           Distribution received by such holders, a distribution with a value equal to 100% of their Allowed Preferred Stock Equity Interest plus Full Interest, subject to offset as set forth in the Plan;

                  (v) Fifth, to the holders of Allowed Class CHC3 General Unsecured Claims, until such holders of Claims have received, when combined with the value of the Initial Class CHC3 Distribution received by such holders, a distribution with a value equal to 100% of their Allowed Claim plus Full Interest;

                  (vi) Sixth, to the holders of Allowed General Unsecured Claims (Classes C3 and CHC3) to pay interest on their claims (to the extent not already paid as part of the Full Interest payments provided for in the Plan) from the Petition Date at the federal judgment rate; and

                  (vii) Seventh, to R-Net and holders of Allowed Class CHC6 Common Stock Interests, with R-Net to receive two percent (2%) of the remainder of the net proceeds of the Litigation Claims, not to exceed six million dollars ($6,000,000), and the balance to be distributed to holders of Allowed Class CHC6 Common Stock Equity Interests.

In lieu of Cash distributions, payments to any Noteholder or Preferred Shareholder shall be offset against any recovery to which the Plan Litigation Trustee is entitled from such Noteholder or Preferred Shareholder, and a Cash payment in such case shall not be made to that Noteholder and Preferred Shareholder.

                           f. COOPERATION.

                  Reorganized Coram shall fully cooperate with the Plan Litigation Trustee in connection with the prosecution of Litigation Claims, including providing documents, evidence, testimony, access to witnesses and such other accommodations as are reasonably necessary for the Plan Litigation Trustee to liquidate and realize the full value of the Litigation Claims. On the Effective Date, all attorney-client privilege, work-product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral) relating to the Litigation Claims shall be transferred to and vest in the Plan Litigation Trust, and Reorganized Coram and the Plan Litigation Trustee are authorized to take all necessary actions to effectuate the transfer of such privileges. In no manner shall the cooperation of Reorganized Coram with the Plan Litigation Trust be construed to constitute a waiver of any privilege held by Reorganized Coram or the Plan Litigation Trust.

                           g. INTERESTS NOT TRANSFERABLE.

                  The interests of persons in the proceeds of Plan Litigation Trust granted pursuant to the Plan shall not be transferable except in accordance with the laws of descent and distribution, by operation of law, or with the consent of the Plan Litigation Trustee

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

                  7. CONDITIONS PRECEDENT TO CONFIRMATION AND EFFECTIVENESS OF THE PLAN.

                           The Plan provides that it shall not be confirmed
unless and until the following conditions shall have been satisfied or waived by the Equity Committee:

                           a.       The Confirmation Order and the Plan as
confirmed pursuant to the Confirmation Order shall be in form and substance satisfactory to the Equity Committee. Without limiting the foregoing, the Confirmation Order shall expressly provide that pursuant to Sections 364(f) and 1145 of the Bankruptcy Code, all New Common Stock and any other securities issued in connection with the Plan shall be (i) exempt from Section 5 of the Securities Act of 1933, as amended, and any state or local law requiring registration for offer or sale of a security or registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in, a security, and (ii) otherwise entitled to all of the benefits and protections afforded by Sections 364 and 1145 of the Bankruptcy Code.

                           b.       The aggregate amount of Administrative
Expenses Claims (whether Disputed Claims or Allowed Claims) shall be $15 million or less.

                           c.       The Confirmation Order shall have been
entered and shall not be stayed.

                           d.       The Effective Date shall occur no later than
November 30, 2003 unless extended pursuant to Section 11.5 of the Plan.

                           e.       The Plan Documents shall be in form and
substance satisfactory to the Equity Committee, and shall not have been terminated in accordance with any of their terms.

All those transactions described in Article XI of the Plan shall have been effected, and all other agreements and instruments to be delivered under or necessary to effectuate the Plan shall have been executed and delivered, and all executory contracts and unexpired leases to be assumed as provided in Section
9.1 of the Plan shall have been assumed by the Debtors. All other cure or other payments required to be paid in connection with the assumption of any executory contract or unexpired lease shall be acceptable to the Equity Committee (in its sole discretion).

         F.       IMPLEMENTATION OF THE PLAN.

                  1. CANCELLATION OF EXISTING SECURITIES AND AGREEMENTS.

                  The Plan provides that, on the Effective Date, except as otherwise provided in the Plan, all securities, instruments, instruments of indebtedness, guarantees and agreements governing any Claims impaired thereunder, including the Notes, the Preferred Stock, and, if applicable, the CHC Equity Interests, shall be deemed canceled and terminated and the obligations of the Debtors and each of their subsidiaries, affiliates, and agents relating to, arising under, in respect of, or in connection with such securities, instruments or agreements shall be discharged. The Plan further provides that the holder of any such documents canceled pursuant to this provision shall have no rights against the Debtors or Reorganized Coram arising from or relating to such documents, except the right to receive distributions if any, provided for in the Plan.

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

                  2. SURRENDER OF INSTRUMENTS.

                  The Plan requires that each holder of an instrument evidencing a Claim or Allowed Equity Interest in CHC or Coram, Inc. shall surrender such instrument to the Debtors as a condition to the receipt of any distribution under the Plan to such holder on account thereof. Unless otherwise agreed by Reorganized Coram, no distribution under the Plan shall be made to or on behalf of any holder of such Claim or Allowed Interest unless and until such instrument is received or the unavailability of such instrument is reasonably established to the satisfaction of the Equity Committee. In accordance with section 1143 of the Bankruptcy Code, any holder of a Claim that (i) fails to surrender or cause to be surrendered such instrument or (ii) fails to execute and to deliver an affidavit of loss and/or indemnity reasonably satisfactory to the Equity Committee and furnish a bond in form, substance and amount reasonably satisfactory to the Equity Committee or Reorganized Coram, in each case within one (1) year after the Effective Date, shall be deemed to have forfeited forever all rights, claims, and interests in respect of said distribution and shall not thereafter have any right to participate in any distribution under the Plan.

                  3. CERTIFICATE OF INCORPORATION.

The Plan provides that on the Effective Date, the certificate of incorporation and the by-laws of Reorganized Coram will be substantially in the form included in the Plan Supplement. On the Effective Date, or as soon thereafter as practicable, the entities comprising Reorganized Coram shall file their Amended and Restated Certificates of Incorporation. Among other things, the Amended and Restated Certificates of Incorporation of Reorganized Coram shall: (a) prohibit the issuance of non-voting equity securities to the extent required by section 1123(a) of the Bankruptcy Code; (b) provide for the authorization of the New Common Stock (if required) in amounts not less that the amounts necessary to permit distributions thereof required or contemplated by the Plan; and (c) shall comply with section 1123(a)(6) of the Bankruptcy Code. The Plan further provides that after the Effective Date, the entities comprising Reorganized Coram may amend and restate their certificates of incorporation or by-laws as permitted by the Delaware General Corporation Law, and the terms and conditions of such documents.

                  After the Effective Date, the newly constituted Board of Directors shall give notice of a meeting of all Shareholders of CHC to be held as promptly thereafter as practical, for the purpose of electing a new Board in lieu of the above.

                  The officers of the entities comprising Reorganized Coram shall consist of those individuals listed in the Plan Supplement. All existing directors and officers who become officers or directors of Reorganized Coram shall be deemed re-elected. Newly designated directors shall be deemed newly elected pursuant to the Confirmation Order. Existing officers and directors not continuing in office, if any, shall be deemed removed therefrom pursuant to the Confirmation Order.

                  4. ISSUANCE OF NEW COMMON STOCK.

                  If there is no Ownership Change, the Shareholders shall continue to hold the Common Stock of CHC, and the CHC Common Stock shall not be cancelled on the Effective

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

Date. If there is an Ownership Change, the New Governance Documents of Reorganized CHC shall authorize the issuance of 50,000,000 shares of New Common Stock on the Effective Date for distribution to holders of Claims and Equity Interests in the manner provided for in the Plan.

                  5. ISSUANCE OF THE NEW SENIOR NOTES AND NEW PREFERRED STOCK.

                  The Plan provides that on the Effective Date, in accordance with the Plan, Reorganized Coram will issue New Senior Notes and New Preferred Stock and cause the distribution thereof required by the Plan. For a description of the New Senior Notes and the New Preferred Stock, see "New Senior Notes and New Preferred Stock to be Issued Pursuant to the Plan," p. 75.

                  6. CORPORATE ACTION.

                  The Plan provides that on the Effective Date, the authorization of the New Common Stock (if any), the election of directors and officers, the adoption of the Amended and Restated Certificates of Incorporation of Reorganized Coram, the Amended and Restated By-laws of Reorganized Coram, and any and all other matters provided for under the Plan involving the corporate structure of Reorganized Coram, or otherwise involving or requiring corporate action by the directors and/or shareholders of Reorganized Coram, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to section 303 of the Delaware General Corporation Law, section 422A of the Tax Code, the rules and regulations issued thereunder, section 16 of the 34 Act, the rules and regulations issued thereunder and any other applicable law, without any requirement of further action by the shareholders and/or directors of the Debtors or Reorganized Coram.

                  7. SUBSTANTIVE CONSOLIDATION.

                  The Plan provides for substantive consolidation of the Debtors' bankruptcy estates, but only for the limited purpose of effectuating any settlements contemplated by, and making distributions to the holders of Claims and Equity Interests under the Plan. For such limited purposes, on the Effective Date (a) all guaranties of any Debtor for the payment, performance, or collection of an obligation of another Debtor with respect to any class of Claims or Equity Interests shall be deemed terminated and cancelled; (b) any obligation of one of the Debtors and all guaranties with respect to any Class of Claims or Equity Interests executed by the other Debtor and any joint or several liability of the Debtors shall be treated as a single obligation, and any joint obligation of the Debtors, and all multiple impaired Claims against the Debtors on account of such joint obligation, shall be treated and Allowed only as a single Claim against the consolidated Estates of Debtors; and (c) each Claim filed in the Chapter 11 Case of either of the Debtors shall be deemed filed against the consolidated Debtors and shall be deemed a single Claim against and a single obligation of the consolidated Debtors. Such substantive consolidation will not (other than for purposes related to distributions to be made under the Plan) (a) affect the legal entity and corporate structures of the Debtors or Reorganized Coram, subject to the right of the Debtors or Reorganized Coram to effect any transaction contemplated by the Plan; (b) will not render valid and enforceable against either Debtor any Claim or Equity Interest under the Plan for which it is otherwise not liable, and the liability of any Debtor for any such Claim or Equity Interest will not be affected by such substantive consolidation; and (c) affect

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Equity Interests in any non-Debtor affiliate except as otherwise may be required in connection with any transaction contemplated by the Plan. The Plan shall constitute and be deemed to be a motion by the Equity Committee requesting that the Bankruptcy Court approve this limited substantive consolidation.

                  8. EXIT FINANCING FACILITY.

                  On or before the Effective Date, the Debtors shall enter into a revolving credit facility in an amount not to exceed $25 million for the purposes of satisfying their obligations under the Plan (including payments of Cash on the Effective Date) and providing working capital for the ongoing operations. The Equity Committee anticipates that such facility will be secured by first priority liens on substantially all of the Reorganized Coram's assets, and shall otherwise be subject to reasonable and customary terms and conditions consistent with Reorganized Coram's industry and circumstances. The Equity Committee is confident that the exit financing facility will be available, but no commitment presently exists.

         G.       PROVISIONS GOVERNING DISTRIBUTIONS UNDER THE PLAN.

                  1. DISTRIBUTIONS.

                  The Plan provides that, except as otherwise provided in the Plan, all Distributions under the Plan shall be made by the Debtors or Reorganized Coram or the Disbursing Agent to holders of Allowed Claims and Allowed Interests or their designees as provided in the Plan. Reorganized Coram or the Disbursing Agent (which may be the trustee of the Plan Litigation Trust) shall make an initial distribution on the Effective Date or as soon thereafter as is reasonably practicable. Thereafter, the Disbursing Agent, if applicable, will make Distributions with respect to claims against the Debtors on account of Allowed Claims on the first Subsequent Distribution Date that is at least ten
(10) Business Days after a Claim becomes an Allowed Claim. The Plan provides that any distributions received by a holder of an Allowed Claim shall be allocated first to the principal portion of such Claim (as determined for federal income tax purposes) to the extent thereof, and thereafter to the remaining portion of such Claim if any.

                  2. DISTRIBUTION OF CASH.

                  Distributions and transfers of Cash called for under the Plan will be made on the Effective Date, except that with respect to Claims that are Disputed Claims on the Effective Date, distributions shall be made on Subsequent Distribution Dates until there are no longer any Disputed Claims as to which cash payments are required under the Plan. All distributions of Cash under the Plan may be made either by check or by wire transfer, at the option of the Debtors or Reorganized Coram.

                  3. SETOFFS.

                  The Plan permits, but does not require, the Debtors and Reorganized Coram to set off against any Claim or Equity Interest and the payments or distributions to be made pursuant to the Plan in respect of such Claim, any claims of any nature whatsoever the Debtors or Reorganized Coram may have against the holder thereof, but neither the failure to do so nor the allowance of any Claim under the Plan, for voting purposes or otherwise, shall constitute a

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

waiver or release by the Debtors or Reorganized Coram of any such claim that any of such entities may have against any holder.

                  4. DISTRIBUTION OF UNCLAIMED PROPERTY.

                  The Plan provides that any distribution of property (Cash or otherwise) under the Plan which is unclaimed after one (1) year following the Effective Date shall be forfeited to, and re-vest in, Reorganized Coram. Any holder of an Allowed Claim that does not assert a Claim pursuant to the Plan for an undelivered or undeliverable distribution to be made by a Disbursing Agent within this one (1) year period will be forever barred from asserting any such claim against the Debtors, Reorganized Coram or their respective property on account of any such distribution.

                  5. COMPLIANCE WITH TAX REQUIREMENTS.

                  The Plan contains several provisions pertaining to compliance with tax requirements with respect to distributions. The provisions are as follows:

                           a.       In connection with the Plan, to the extent
applicable, each Disbursing Agent, including the Reorganized Coram, is required to comply with all tax reporting requirements imposed upon it by any governmental unit with respect to all distributions to be made pursuant the Plan, and will be authorized to take any actions that may be necessary or appropriate to comply with such reporting requirements.

                           b.       Notwithstanding any other provision of the
Plan, each entity receiving a distribution of cash or New Common Stock pursuant to the Plan will have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed upon it by any governmental unit on account of such distribution.

                           c.       To the extent (and only to the extent)
required by applicable law, any applicable federal, state or local withholding taxes may be deducted by the Debtors or Reorganized Coram from any payments or other Distributions made in respect of Allowed Claims.

                  6. DE MINIMIS DISTRIBUTIONS AND FRACTIONAL INTERESTS.

                  The Plan provides that no Cash payment of less than $10.00 shall be made to any holder of an Allowed Claim or Allowed Interest unless such holder so requests in writing to the Debtors or the Disbursing Agent, as appropriate. The Plan also provides that fractional interests in New Common Stock shall not be distributed. Notwithstanding any other provision in the Plan, only whole numbers of shares of New Common Stock shall be issued to holders of Allowed Claims (who are otherwise entitled to receive New Common Stock). When any distribution on account of an Allowed Claim would result in the issuance of a number of shares of New Common Stock that is not a whole number, the actual distribution of such New Common Stock shall be rounded up or down in Reorganized Coram's sole discretion. Any fractional interests in New Common Stock that are allocated for distribution to holders of Allowed Claims shall be deemed contributed to Reorganized Coram.

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

                  7. PROVISIONS PERTAINING TO DISPUTED CLAIMS.

                  The Plan contains provisions governing the Debtors' and Reorganized Coram's rights and obligations respecting distributions and Disputed Claims. These provisions are summarized as follows:

                           a. OBJECTIONS TO AND ESTIMATION OF CLAIMS; PROSECUTION OF DISPUTED CLAIMS.

                  In the event no New Common Stock is issued, on and after the Effective Date, Reorganized Coram shall have the responsibility for objecting to, disputing, defending against and otherwise opposing, and the making, asserting, filing, litigation, settlement or withdrawal of all objections to Claims. In the event that any New Common Stock is issued, Reorganized Coram shall not settle, compromise or withdraw any objections to proofs of claim or interest without the consent of the Equity Committee. As soon as practicable, but in no event later than one hundred and twenty (120) days after the Effective Date, unless otherwise ordered by the Court, Reorganized Coram shall file and serve all objections to Claims. No payment or distribution shall be made with respect to any Claim to the extent it is a Disputed Claim unless and until such Claim becomes an Allowed Claim. BECAUSE THE DEADLINE UNDER THE PLAN FOR OBJECTING TO CLAIMS IS AFTER THE DATE ON WHICH VOTING ON THE PLAN WILL BE CONCLUDED, CREDITORS SHOULD NOT RELY UPON THE ABSENCE OF AN OBJECTION TO THEIR PROOF OF CLAIM OR INTEREST IN DETERMINING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, OR AS ANY INDICATION THAT REORGANIZED CORAM OR OTHER PARTY IN INTEREST WILL NOT OBJECT TO THE AMOUNT, PRIORITY, SECURITY OR ALLOWABILITY OF SUCH CLAIMS OR INTERESTS.

                  The Debtors or Reorganized Coram, as applicable, may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim, regardless of whether the Debtors previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection. The Bankruptcy Court shall retain jurisdiction to estimate any such contingent or unliquidated Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute either the amount of such Claim or a maximum limitation on the amount of such Claim, as determined by the Bankruptcy Court, to the extent permissible under the Bankruptcy Code. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Debtors or Reorganized Coram consistent with the second sentence of this paragraph, as appropriate and as the case may be, may elect to pursue any supplemental proceedings to object to any ultimate payment or distribution on such Claim.

                           B.       PAYMENTS AND DISTRIBUTION ON DISPUTED
                                    CLAIMS.

                  Notwithstanding any provision in the Plan to the contrary, no partial payments and no partial distributions shall be made with respect to a Disputed Claim until such Claim becomes an Allowed Claim, in whole or in part.

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

                           c.       DISALLOWANCE OF REIMBURSEMENT OR
                                    CONTRIBUTION CLAIMS.

                  Effective as of the Effective Date, in accordance with section 502(e)(1) of the Bankruptcy Code, all Claims or Administrative Claims for reimbursement or contribution of an entity that is liable with a Debtor shall be disallowed against that Debtor to the extent such Claim or Administrative Claim, as the case may be, is contingent as of the Effective Date except as otherwise provided by the Plan.

         H.       REORGANIZED CORAM

                  1. BUSINESS.

                  The Equity Committee intends that Reorganized Coram will conduct essentially the same lines of business as that which is conducted by the Debtors following confirmation of the Plan, but without what the Equity Committee asserts was the destructive influence of Crowley, whose goal was to depress the value of the Debtors in order to assist Cerberus in its scheme to steal Coram. The Debtors' pre-petition and existing business is described in
Section IV, and in CHC's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and the Quarterly Report on Form 10-Q for the period ended March 31, 2003, annexed hereto as Exhibits D and E, respectively.

                  2. MANAGEMENT.

                  The initial Boards of Directors of Reorganized Coram shall consist of five members who will be named by the Equity Committee, who shall commence serving as directors upon entry of an order confirming the Plan The Reorganized Debtors shall call shareholders' meetings to be conducted as soon as practicable after the Effective Date in accordance with Reorganized Coram's charters and bylaws, at which meeting New Boards of Directors shall be elected by Reorganized Coram's shareholders. In no case is Daniel Crowley or Stephen Feinberg to be a member of Reorganized Coram Boards of Directors.

                  3. CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE REORGANIZED
                     CORAM.

                  Pursuant to the Plan, on the Effective Date, the entities comprising Reorganized Coram will file the Amended and Restated Certificates of Incorporation and will adopt Amended and Restated By-Laws. See "Implementation of the Plan -- Corporate Action." The description set forth below is intended as a summary only and is qualified in its entirety by reference to the Amended and Restated Certificates of Incorporation of Reorganized Coram and the Amended and Restated By-Laws of Reorganized Coram, which are included in the Plan Supplement.

                  In some circumstances, all currently outstanding capital stock of CHC will be canceled and all rights thereunder or relating thereto will be extinguished. In compliance with section 1123(a)(6) of the Bankruptcy Code, the Amended and Restated Certificates of Incorporation of Reorganized CHC will expressly prohibit the issuance of any non-voting equity securities.

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

         I.       NEW COMMON STOCK TO BE ISSUED PURSUANT TO THE PLAN.

                  The following description of the terms and provisions of New Common Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of the proposed form of the Amended and Restated Certificates of Incorporation of Reorganized Coram, which will be included in the Plan Supplement.

                  If New Common Stock is to be issued, the New Governance Documents of Reorganized CHC will authorize the issuance of 50,000,000 shares of New Common Stock on the Effective Date for distribution to holders of Claims and Equity Interests in the manner provided for in the Plan.

                  The holders of New Common Stock will be entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders of New Common Stock will be entitled to receive ratably such dividends as may be declared by Reorganized CHC's Board of Directors out of funds legally available therefor. Holders of New Common Stock will have no preemptive rights and will have no rights to convert their New Common Stock into any other securities, and there will be no redemption provisions with respect to such shares. All outstanding shares of New Common Stock to be issued pursuant to the Plan will, upon such issuance, be fully paid and nonassessable.

         J.       NEW SENIOR NOTES TO BE ISSUED PURSUANT TO THE PLAN.

                  The New Senior Notes of Reorganized CHC to be issued on the Effective Date to holders of Claim, will be issued in the amount, and will have the repayment terms, interest rates and other features specified in "Schedule A" to the Plan. A specimen of New Senior Notes will be included in the Plan Supplement.

         K.       NEW PREFERRED STOCK TO BE ISSUED PURSUANT TO THE PLAN.

                  The preferred stock of Reorganized Coram, Inc. to be issued on the Effective Date to holders of Allowed Class C6 Preferred Stock Equity Interests, will have the conversion rights, liquidation preference and other features specified in "Schedule B" to the Plan. In conformance with Section 1123 of the Bankruptcy Code the New Preferred Stock shall contain adequate provisions for the election of directors representing holders of New Preferred Stock in the event of a default in the payment of dividends. The terms and features of the New Preferred Stock may be modified at any time prior to confirmation of the Plan, without further notice, if necessary for the New Preferred Stock to qualify as equity for purposes of Stark II under applicable laws, rules, regulations or accounting standards. A specimen of New Preferred Stock will be included in the Plan Supplement.

         L.       DISCUSSION OF STARK II.

                  Under the ownership and referral provisions of the Omnibus Budget Reconciliation Act of 1993 ("Stark II"), it is unlawful for a physician to refer patients for certain designated health services reimbursable under the Medicare or Medicaid program to an entity with which the physician (or the physician's immediate family members -- broadly defined) has a financial relationship, unless the financial relationship fits within an exception enumerated in

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

Stark II or regulations promulgated thereunder. Aspects of Coram's business which are "designated health services" for purposes of Stark II include outpatient prescription drugs, parenteral and enteral nutrition, equipment and supplies, durable medical equipment and home health services. A "financial relationship" under Stark II is defined broadly as an ownership or investment interest in the provider, or any type of compensation arrangement in which remuneration flows between the physician and the provider.

                  Under Stark II, an entity is prohibited from claiming payment under the Medicare or Medicaid programs for services rendered pursuant to a prohibited referral and is liable for the refund of amounts received pursuant to prohibited claims. The entity can also be subject to civil penalties of up to $15,000 per improper claim and can be excluded from participation in the Medicare and Medicaid programs. Suits for violations of Stark II can also potentially be brought under the qui tam (whistle blower) provisions of the Federal False Claims Act. A Stark II violation does not require improper intent or actual knowledge with respect to a prohibited referral. The definition of "indirect" financial relationships, including ownership or investment interests, however, has been modified to include a knowledge element. Under the new regulations, the entity furnishing a designated health service will be liable for submitting a claim based on a prohibited referral only if it has actual knowledge of the indirect financial relationship or acts in reckless disregard or deliberate ignorance of that relationship. 42 C.F.R. Section 411.354(b)(5). Moreover, under this regulation, an exception to the Stark II payment prohibition will be available to an entity that submits a claim if the entity did not have actual knowledge of, and did not act in reckless disregard or deliberate ignorance of, the identity of the physician who made the prohibited referral. 42 C.F.R. Section 411.353(e)(1). This limited protection for certain indirect financial relationships under Stark II is predicated on, among other things, the absence of reckless disregard or deliberate ignorance on the part of the entity submitting the claims, standards that are not defined in the Stark II regulations and will be subject to varying interpretations and uncertainties. Under these circumstances, an entity can best protect itself by structuring itself to avoid prohibited Stark II relationships and by continuing to monitor its compliance with Stark II. In addition, a number of the states in which the Debtors operate have similar prohibitions on physician self-referrals with similar penalties.

                  The Stark II regulations broadly define "immediate family members" to include the following:

                           [H]usband or wife; birth or adoptive parent, child, or sibling; stepparent, stepchild, stepbrother, or stepsister; father-in-law, mother-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law; grandparent or grandchild; and spouse of a grandparent or grandchild.

66 Fed. Reg. 855,954 (2001) (42 C.F.R. Section 411.351). Thus, a physician who refers patients to the Debtors for the designated health services and who has any immediate family member, as so defined, who is a Reorganized CHC shareholder would be making an improper referral under Stark II, unless the investment interest were covered by an exception to Stark II. Any improper referrals would subject the Debtors or the Reorganized Debtors to Stark II liability as described above. The Debtors have previously asserted that certain referring physicians have had financial interests in the company through ownership of shares of CHC's common stock.

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

                  Stark II includes an exception for a physician's ownership of publicly-traded securities traded under (among others) an automated interdealer quotation system operated by the National Association of Securities Dealers, if the corporation has: (a) at the end of the company's most recent fiscal year, shareholders' equity exceeding $75,000,000, or (b) on average during the previous three (3) fiscal years, shareholders' equity exceeding $75,000,000. Proposed regulations define the term "shareholders' equity" as the difference in value between a corporation's total assets and total liabilities, without further elaboration.

                  The Equity Committee believes that under its Plan, based on its Enterprise Valuation and assuming that Coram continues to operate on a break-even or profitable basis, all of the requirements of Stark II will be met.

                  If CHC were to fail to qualify for the $75 million capitalization exception, it would be forced to cease accepting referrals of Medicare or Medicaid patients from physicians who own (or whose family members own) shares of CHC's common stock. The Debtors claimed the administrative burdens of attempting to make such determinations on a case-by-case basis could be prohibitive for both the Debtors and the referring physicians. Moreover, it is possible that such efforts would be ineffective in identifying all prohibited referrals and would deter physicians from referring patients to CHC. It is therefore possible that failure to qualify for the Stark II exemption could have a significantly adverse effect on operations.

         M.       RISK FACTORS.

                  Prior to deciding whether to vote in favor of the Plan, each Claimant should carefully consider the following factors, together with all the other information contained herein.

                  1. LACK OF ESTABLISHED MARKET FOR NEW COMMON STOCK;
                     VOLATILITY.

                  New Common Stock may trade at substantially lower prices because of a number of risk factors, as set forth herein. The trading prices of securities issued under a plan of reorganization are subject to many unforeseeable circumstances and therefore cannot be predicted. Reorganized CHC is not required to, and does not intend to, register New Common Stock under the Securities Act of 1933, as amended.

                  2. COMPETITIVE POSITION.

                  The Debtors have previously stated that Reorganized Coram will face significant competition and may not be able to compete successfully because they would compete in the alternate site infusion therapy market which is highly competitive. Pursuant to the Debtors assertions, some of Coram's current and potential competitors include:

                  (i) integrated providers of alternate site healthcare services;

                  (ii)     hospitals;

                  (iii) local providers of multiple products and services offered for the alternate site healthcare market; and

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

                  (iv) physicians and physician-owned organizations such as independent practice associations and multi-specialty group practices.

                  The Debtors have also alleged that they have experienced increased competition from hospitals and physicians that have sought to increase the scope of services offered at or through their facilities or offices, including services similar to those offered by the company and from hospitals and physicians that have entered into risk relationships with managed care organizations pursuant to which they have taken control of certain medical services, including the services offered by the Debtors. The Debtors have declared that the Debtors' competitors in various markets may have superior financial, marketing or managerial resources, size, purchasing power or strategic relationships with providers, referral sources, such as physicians and hospital discharge planners, and traditional indemnity and managed care payers.

                  The Debtors have further stated that there are relatively few barriers to entry in the infusion therapy services market. Local or regional companies are currently competing in many of the markets served by the Debtors and others may do so in the future. Reorganized Coram would expect their competitors to continue to improve their service offerings and price competitiveness. Reorganized Coram would also expect its competitors to develop new strategic relationships with providers, referral sources and payers, which could result in increased competition. The introduction of new and enhanced services, acquisitions and industry consolidation and the development of strategic relationships by Reorganized Coram's competitors could cause a decline in sales, loss of market acceptance of Reorganized Coram's services or price competition, or make its services less attractive. Pursuant to the Debtors' assertions, there can be no assurance that Reorganized Coram will be able to compete successfully against current or future competitors or that competitive pressures will not have a material adverse effect on Reorganized Coram's business, financial condition and results of operations.

                  3. CAPITAL REQUIREMENTS.

                  Reorganized Coram's businesses are expected to require working capital. The Equity Committee believes that Reorganized Coram's working capital and investment needs for the foreseeable future will either be generated by operations or made available under an exit financing facility. However, Reorganized Coram's ability to gain access to additional capital, if needed, cannot be assured. In addition, compliance with Stark II requires that Coram have $75 million of capitalization to meet the requirements for the public company exception. Failure to meet this target could have material adverse consequences for Coram.

                  4. RELATIONSHIPS WITH THIRD PARTIES.

                  The Debtor's have previously asserted that the success of Reorganized Coram's business will be dependent on relationships with third parties. The profitability of Reorganized Coram's business will depend in part on its ability to establish and maintain close working relationships with managed care organizations, private and governmental third-party payers, hospitals, physicians, physician groups, home health agencies, long-term care facilities and other institutional health providers and insurance companies and large self-insured employers. The Debtor's have previously stated that a feature of Reorganized Coram's business strategy would

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

be to improve its relationships with such third parties in general, and with physicians and physician groups in particular, but there can be no assurance that Reorganized Coram will be successful in improving and maintaining such relationships, that its existing relationships will be successfully maintained, or that additional relationships will be successfully developed and maintained in existing or future markets. The loss of such existing relationships or the failure to continue to develop and maintain ongoing relationships in the future could have a material adverse effect on Reorganized Coram's business, financial condition and results of operations.

                  5. HEALTHCARE INDUSTRY DEVELOPMENTS AND LEGISLATION.

                  The healthcare industry continues to undergo significant changes driven by various efforts to reduce costs, including trends toward managed care, limits in Medicare coverage and reimbursement levels, consolidation of healthcare distribution companies and collective purchasing arrangements by office-based healthcare practitioners. The impact of third-party pricing pressures and low barriers to entry have dramatically reduced profit margins for certain healthcare providers. Continued growth in managed care has pressured healthcare providers to find ways of becoming more cost competitive. This has also led to consolidation of healthcare providers in the Debtors' market areas.

                  In addition, political, economic and regulatory influences are subjecting the healthcare industry in the United States to extensive and dynamic change. It is possible that healthcare initiatives at the federal or state level, whether implemented through legislation or through action by federal or state administrative agencies, could require Reorganized Coram to make significant changes in the way it conducts business. Certain aspects of healthcare reform, such as payment rate reductions in Medicare and Medicaid payments or changes in methods for calculating the average wholesale prices of drugs, if developed, adopted, and implemented, could have a material adverse effect upon Reorganized Coram's business.

                  6. FINANCIAL STATEMENTS.

                  The Equity Committee believes that neither it nor its financial advisor has had full access to the Debtors' financial information, and much of the information they have received has come through depositions or other litigation discovery. Although in connection with preparation for confirmation of the Plan the financial advisor has prepared financial forecasts based on the information that has been made available to it, there is no assurance that those projections will not have to be amended if additional material information is made accessible.

                  The Trustee represents that, at his direction, on a monthly basis, the Equity Committee has been provided by Coram's CFO with what the CFO represents as the same monthly financial reports and cash-flow statements that he has provided to the Noteholders. The Trustee contends that the Equity Committee has had adequate access to the Debtors' financial information. The Equity Committee has also received, either cooperatively or through litigation discovery, (a) the liquidation analysis prepared by the Trustee's financial advisors, SSG Capital Advisors, L.P. and Ewing Monroe Bemiss & Co. ("SSG/EMB");
(b) the feasibility analysis prepared by SSG/EMB; (c) the enterprise valuation report and the amended enterprise valuation report as of December 11, 2002 prepared by SSG/EMB; (d) what has been represented as all of the documents relied upon by SSG/EMB in preparing its valuation report and amended valuation

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report, as well as what has been represented as every other document SSG/EMB received from the Debtors; (e) the previous valuation report and amended valuation report of Chanin Partners; (f) the information obtained during document reviews undertaken by the Equity Committee's own financial advisor, Deloitte & Touche, LLP ("Deloitte") in connection with the Debtors; First and Second proposed plans of reorganization, including what the Equity Committee regards as limited interviews of CHC's senior management; (g) CHC's most recent Amended Form 10-K filing and all of CHC's previous public filings with the SEC;
(h) the five-year financial forecast prepared by CHC's existing management; (i) over 63,000 pages of document produced in litigation by the Trustee, much of which was duplicative; (j) the depositions of several witnesses, including the Debtors' Senior Vice President and Chief Financial Officer, their outside auditor, Ernst & Young, and representatives of SSG/EMB, which included substantial questioning regarding the Debtors' operations and financial performance, all limited to seven hours each and subject to other limitations;
(k) recent interviews with CHC's Chief Financial Officer and Controller, which were obtained only after many persistent requests to the Trustee and which the Equity Committee views as having been limited; and (l) interviews with representatives of SSG/EMB, which the Equity Committee views as having been limited.

                  7.       OTHER RISK FACTORS.

                  Confirmation and implementation of the Plan may have material federal income tax consequences to holders of New Common Stock, New Senior Notes, New Preferred Stock, and to Reorganized Coram. See "Certain Federal Income Tax Consequences of the Plan" for a discussion of such tax consequences.

                  The Debtors are aware that government entities that provide reimbursement for health services may audit the billing practices of health service providers and may seek to impose substantial liability for any perceived improper billing practices. The Debtors have previously asserted that they believe that their billing practices are now and have in the past been proper, but there is no assurance that the Debtors will not be subject to such an audit or that the auditors will not seek to impose any liability upon the Debtors or the Reorganized Debtors.

         N.       CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN.

                  The following discussion is a summary of certain of the significant federal income tax consequences of the plan. The summary is based upon relevant provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder, judicial authority and published rulings now in effect, all of which are subject to change. No rulings or opinions have been requested from the IRS or counsel with respect to any of the tax aspects of the Plan. Each creditor or holder of an Equity Interest in the Debtors is urged to consult its own tax advisor for the Federal, state, local and other tax consequences to it under the Plan. Except as otherwise set forth below, no rulings have been requested from the IRS. Moreover, no legal opinions have been requested from counsel with respect to any of the tax aspects of the plan.

                  The federal, state, local, and other tax consequences of the plan to the holders of claims and equity interests may vary based upon the individual circumstances of each holder. In addition, this discussion does not cover all aspects of federal income taxation that may be

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relevant to the debtors or holders of allowed claims or equity interests, nor does the discussion deal with tax issues peculiar to certain types of taxpayers (such as dealers in securities, s corporations, life insurance companies, financial institutions, tax exempt organizations, and foreign taxpayers). No aspect of foreign, state, local, or estate and gift taxation is addressed. Therefore, the following summary is not a substitute for careful tax planning and advice based upon the individual circumstances of each holder of a claim or equity interest. Holders of a claim or equity interest are urged to consult their own tax advisers for the federal, state, local, and other tax consequences peculiar to them under the plan.

                  1. CONSEQUENCES TO HOLDERS OF CLAIMS AND EQUITY INTERESTS.

                  The federal income tax consequences of the implementation of the Plan to a holder of a Claim or Interest will depend, among other things, upon the origin of the holder's Claim or Interest, when the holder's Claim becomes an Allowed Claim, when the holder receives payment in respect of such Claim or Interest, whether the holder reports income using the accrual or cash method of accounting, whether the holder has taken a bad debt deduction or worthless security deduction with respect to such Claim or Interest, and whether the holder's Claim or Interest constitutes a "security" for federal income tax purposes.

                           a.       REALIZATION AND RECOGNITION OF GAIN OR LOSS.

                  Generally, a holder of an Allowed Claim will realize gain or loss on the exchange under the Plan of its Allowed Claim for stock and other property (such as cash, notes, or other securities) in an amount equal to the difference between (i) the sum of the amount of any cash, the issue price of any debt securities or other notes, and the fair market value on the date of the exchange of any New Common Stock received by the holder (other than any consideration attributable to a Claim for accrued but unpaid interest) and (ii) the adjusted basis of the Allowed Claim exchanged therefor (other than basis attributable to accrued but unpaid interest previously included in the holder's taxable income). Whether or not such realized gain or loss will be recognized (i.e., taken into account) for federal income tax purposes will depend in part upon whether such exchange qualifies as a recapitalization or other "reorganization" as defined in the Code, which may in turn depend upon whether the Claim exchanged is classified as a "security" for federal income tax purposes. Any gain recognized generally will be capital gain if the Claim was a capital asset in the hands of the exchanging holder, and such gain would be long-term capital gain if the holder's holding period for the Claim surrendered exceeded one (1) year at the time of the exchange.

                  The term "security" is not defined in the Code or the regulations thereunder. One of the most significant factors considered in determining whether a particular debt instrument is a security is the original term thereof. In general, the longer the term of an instrument, the greater the likelihood that it will be considered a security. As a general rule, a debt instrument having an original term of more than ten (10) years will be classified as a security, and an instrument having an original term of fewer than five (5) years will not. Debt instruments having a term of at least five
(5) years but not more than ten (10) years are likely to be treated as securities, but may not be, depending upon their resemblance to ordinary promissory notes, whether they are publicly traded, whether the instruments are secured, the financial condition of the debtor at the time the debt instruments are issued, and other factors.

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

                           b. PRIORITY CLAIMS.

                  Holders of Priority Claims generally will be paid in full in cash on the Effective Date. Such holders must include such amounts in their gross income in the taxable year in which such amounts are actually or constructively received by them. Amounts of income tax and employment tax will be withheld from such payments as required by law.

                           C. SECURED CLAIMS.

                  Holders of Allowed Secured Claims that are to be reinstated will receive a one-time cash payment to cure prepetition and postpetition defaults, and their Claims otherwise will be paid in accordance with their original contractual terms. Holders of such Allowed Secured Claims generally will recognize ordinary income to the extent that the cash payment is allocated to accrued but unpaid interest that has not theretofore been included in the holder's taxable income. Unless the installment method of reporting income applies, payments allocated to the principal amount of the Allowed Secured Claim will reduce the holder's basis in the Claim, and, in general, a holder will not recognize gain for tax purposes. To the extent that the remainder of the Claim is reinstated without any reduction in amount or material modification, there should be no federal income tax consequence to the holder of such Claim.

                  The foregoing analysis may be different for any holder who (i) holds such a Claim that constitutes a lease, rather than debt, for federal income tax purposes, (ii) holds such Claim for accrued but unpaid interest that is not subject to federal income tax under section 103 of the Internal Revenue Code, or (iii) holds such Claim other than as a result of lending the principal amount thereof to the Debtors. Consequently, holders should consult their own tax advisers as to their proper tax treatment.

                  The holder of an Allowed Secured Claim as to which the value of the collateral securing such Claim is established may (i) have the collateral securing such Claim returned in satisfaction of the secured portion of the Claim, (ii) receive cash in payment of the secured portion of the Claim in an amount not to exceed the value of such collateral, or (iii) receive a note in the amount of the Claim. If the value of the collateral is less than the amount of the Allowed Claim, the deficiency amount will be treated as an Unsecured Claim, unless the holder of such Claim has elected treatment pursuant to section 1111(b) of the Bankruptcy Code. Each holder of such an Allowed Secured Claim who receives cash, a note, or collateral will recognize ordinary income to the extent (if any) that such consideration is allocated to accrued but unpaid interest that has not theretofore been included in the holder's taxable income. Gain or loss will be realized to the extent that the amount of any cash, the fair market value of any collateral, or the issue price of any note received in excess of that allocable to interest exceeds (or is less than) the adjusted tax basis of the Allowed Secured Claim. If the holder's Allowed Secured Claim and the note received by such holder (if any) do not constitute "securities" for federal income tax purposes, the entire amount of such realized gain or loss will be recognized (i.e., taken into account) for federal income tax purposes. If the holder's Allowed Secured Claim and the note received by such holder constitute "securities" for federal income tax purposes, (i) any realized loss will not be recognized for federal income tax purposes, and (ii) any realized gain will be recognized in an amount equal to the lesser of (a) the gain realized or (b) the amount of cash and

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the fair market value of the collateral received in excess of the amount allocated to accrued but unpaid interest.

                  The foregoing analysis may be different for any holder who (i) holds such a Claim that constitutes a lease, rather than debt, for federal income tax purposes, (ii) holds such Claim for accrued but unpaid interest that is not subject to federal income tax under section 103 of the Code, or (iii) holds such Claim other than as a result of lending the principal amount thereof to the Debtors. Consequently, holders should consult their own tax advisers as to their proper tax treatment.

                  2. CONSEQUENCES TO THE DEBTORS.

                  In general, the discharge of a debt obligation by the obligor for an amount less than the adjusted issue price of the obligation gives rise to cancellation-of-indebtedness ("COD") income which must be included in the obligor's income for federal income tax purposes, under Section 108 of the Code unless payment of the liability would have given rise to a deduction. For this purpose, if a debtor corporation transfers stock to a creditor in satisfaction of the indebtedness the debtor will be treated as having satisfied the debt with an amount of money equal to the fair market value of the stock.

                  Under Section 108 of the Code, COD income is not recognized by a taxpayer that is a debtor in a bankruptcy case. However, the amount of excluded COD income will result in the reduction of certain tax attributes of the debtor, including net operating loss carryovers ("NOLs"). In addition to the reduction of NOLs under Section 108 of the Code, Section 382 of the Code restricts the ability to utilize remaining NOLs following a bankruptcy reorganization if there is an "ownership change." An ownership change occurs, in general, if the percentage of stock owned by one or more "5% shareholders" has increased, in the aggregate, by more than 50 percentage points relative to the lowest percentage of stock owned by such 5% shareholders within a 3-year period.

                  Following an ownership change, Section 382 of the Code generally limits the use of pre-change NOLs annually to an amount equal to the value of the corporation's outstanding stock multiplied by the "long-term tax exempt rate," which is published monthly by the IRS (the "Section 382 Limitation"). In certain cases, notwithstanding the general Section 382 Limitation, a debtor may be able to utilize its pre-ownership change NOLs to offset any "built-in gains" that are recognized by the debtor within five years after the change in ownership.

                  Pursuant to a special bankruptcy exception under the Code (the "Bankruptcy Exception"), a corporation will not be subject to the Section 382 Limitation as a result of an ownership change if (i) the corporation is under the jurisdiction of the court in a Chapter 11 case immediately before the ownership change, and (ii) the corporation's historic creditors and shareholders (immediately before the ownership change) own 50% or more of the value and voting power of the corporation's stock outstanding immediately after the ownership change. For this purpose, stock transferred to a creditor in satisfaction of indebtedness is only taken into account if such indebtedness (i) was held by the creditor for at least 18 months before the date the bankruptcy case was filed, or (ii) arose in the ordinary course of the corporation's trade or business and is held by the creditor who at all times held the beneficial interest in such debt.

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

                  If a corporation has an ownership change that qualifies for the Bankruptcy Exception, however, among other things, the corporation's NOLs are reduced by the interest paid or accrued on the indebtedness that was converted into stock pursuant to the bankruptcy proceeding during the period beginning on the first day of the third taxable year preceding the taxable year in which the ownership change occurs and ending on the date of the ownership change. In addition, if another ownership change occurs within the following two-year period the NOLs would be completely unusable following the second ownership change. To avoid a reduction in the NOLs available to Reorganized Coram as a result of interest paid or accrued on indebtedness that was converted into stock, the Debtors may elect not to have the Bankruptcy Exception apply. Consummation of the Plan would then subject Reorganized Coram to the general
Section 382 Limitation, which could restrict the utilization of certain losses in the future. The value of the equity in Reorganized Coram, for purposes of applying the general Section 382 Limitation, would be increased to reflect discharged indebtedness (if any).

                  3. CONSOLIDATED RETURN ITEMS.

                  The confirmation of the Plan may result in the recognition of income or loss attributable to the existence of deferred intercompany transactions, excess loss accounts, or similar items. The Equity Committee, however, does not believe that the consequence of such items (if any) would have a material effect on the Reorganized Coram.

                  4. ALTERNATIVE MINIMUM TAX.

                  A corporation is required to pay alternative minimum tax to the extent that 20% of "alternative minimum taxable income" ("AMTI") exceeds the corporation's regular tax liability for the year. AMTI is generally equal to regular taxable income with certain adjustments. For purposes of computing AMTI, a corporation is entitled to offset no more than 90% of its AMTI with NOLs (as computed for alternative minimum tax purposes). Thus,, if the Reorganized Coram's consolidated group is subject to the alternative minimum tax in future years, a federal tax of 2% (20% of the 10% of AMTI not offset by NOLs) will apply to any net taxable income earned by the Reorganized Coram's consolidated group in future years that is otherwise offset by NOLs.

         O.       APPLICABILITY OF FEDERAL AND OTHER SECURITIES LAWS.

                  Certain holders of Allowed Claims will receive securities under the Plan. Section 1145 of the Bankruptcy Code creates certain exemptions from the registration and licensing requirements of federal and state securities laws with respect to the distribution of securities pursuant to a plan of reorganization.

                  1. ISSUANCE OF SECURITIES UNDER THE PLAN.

                  Section 1145 of the Bankruptcy Code exempts the issuance of securities under a plan of reorganization from registration under the Securities Act of 1933, as amended (the "Securities Act"), and under state securities laws if three principal requirements are satisfied: (i) the securities must be issued under a plan of reorganization by the debtor or its successor under a plan or an affiliate participating in a joint plan of reorganization with the debtor, (ii) the recipients of the securities must hold a claim against the debtor, an interest in the debtor or a

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claim for an administrative expense against the debtor and (iii) the securities must be issued entirely in exchange for the recipient's claim against or interest in the debtor, or "principally" in such exchange and "partly" for cash or property. Although the issuance of the New Secured Notes, New Preferred Stock and (if necessary) the New Common Stock (collectively, "Securities") under the Plan satisfies the requirements of section 1145(a)(1) of the Bankruptcy Code and is, therefore, exempt from registration under the Securities Act and state securities laws, under certain circumstances subsequent transfers of such securities may be subject to registration requirements under these laws. Reorganized Coram does not presently intend to file a registration statement under the Securities Act with respect to any Securities issued pursuant to the Plan.

                  2. TRANSFER OF SECURITIES.

                  Resales and subsequent transactions in the new securities are exempt from registration under federal and state laws, unless the holder is an "underwriter" with respect to such securities. Section 1145(b) of the Bankruptcy Code defines four types of "underwriters":

                  (i) persons who purchase a claim against, an interest in, or a claim for an administrative expense against the debtor with a view to distributing any security received in exchange for such claim or interest;

                  (ii) persons who offer to sell securities offered under a plan for the holders of such securities;

                  (iii) persons who offer to buy such securities for the holders of such securities, if the offer to buy is made (a) with a view to distributing such securities or (b) under a distribution agreement; and

                  (iv) a person who is an "issuer" with respect to the securities, as the term "issuer" is defined in section 2(11) of the Securities Act.

                  Under section 2(11) of the Securities Act, an "issuer" includes any person directly or indirectly controlling or controlled by the issuer, or any person under direct or indirect common control with the issuer.

                  To the extent that persons deemed to be "underwriters" receive securities pursuant to the Plan, resales by such persons would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Persons deemed to be "underwriters," however, may be able to sell such securities without registration, subject to the provisions of Rule 144 or Rule 148 under the Securities Act, both of which permit the public sale of securities received pursuant to the Plan by "underwriters," subject to the availability to the public of current information regarding the issuer and to volume limitations and certain other conditions.

                  Whether or not any particular person would be deemed to be an "underwriter" with respect to any security to be issued pursuant to the Plan would depend upon various facts and circumstances applicable to that person. Accordingly, the Equity Committee expresses no

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view as to whether any person would be an "underwriter" with respect to any security to be issued pursuant to the Plan.

                  DUE TO THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A PARTICULAR PERSON MAY BE AN UNDERWRITER, THE EQUITY COMMITTEE MAKES NO REPRESENTATIONS CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN THE AUTHORIZED NEW CORAM STOCK TO BE DISTRIBUTED PURSUANT TO THE PLAN. THE EQUITY COMMITTEE RECOMMENDS THAT POTENTIAL RECIPIENTS OF THE SECURITIES CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY TRADE SUCH SECURITIES FREELY.

                  3. CERTAIN TRANSACTIONS BY STOCKBROKERS.

                  Under section 1145(a)(4) of the Bankruptcy Code, stockbrokers are required to deliver a copy of the Disclosure Statement (and supplements hereto, if any, if ordered by the Bankruptcy Court) at or before the time of delivery of securities issued under the Plan to their customers for the first 40 days after the Effective Date. This requirement specifically applies to trading and other aftermarket transactions in such securities.

                  4. ADDITIONAL INFORMATION.

                  CHC is presently subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, files reports and other information with the Securities and Exchange Commission. Such reports and other information so filed can be inspected and copied at the Public Reference Room of the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549 and at the public reference facilities maintained by the Securities and Exchange Commission at 7 World Trade Center, New York, New York 10048 and Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such materials can also be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Equity Committee make no representation as to the accuracy of the information.

VI.      VOTING AND CONFIRMATION OF THE PLAN.

         The Bankruptcy Code requires that, in order to confirm the Plan, the Bankruptcy Court must make a series of findings concerning the Plan and the Equity Committee, including that (i) the Plan has classified Claims and Allowed Interests in a permissible manner; (ii) the Plan complies with applicable provisions of the Bankruptcy Code; (iii) the Plan complies with applicable provisions of the Bankruptcy Code; (iv) the Equity Committee has proposed the Plan in good faith and not by any means forbidden by law; (v) the disclosure required by section 1125 of the Bankruptcy Code has been made; (vi) the Plan has been accepted by the requisite votes of creditors and interest holders (except to the extent that "cramdown" is available under section 1129(b) of the Bankruptcy Code); (vii) the Plan is feasible and Confirmation is not likely to be followed by the liquidation or the need for further financial reorganization of the Reorganized Debtors; (viii) the Plan is in the "best interests" of all holders of Allowed Claims or Interests in

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

an impaired Class by providing to such holders, on account of their Allowed Claims or Interests, property of a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain in a liquidation under chapter 7 of the Bankruptcy Code, unless such holder of a Allowed Claim or Interest in such Class has accepted the Plan; (ix) all fees and expenses payable under 28 U.S.C. Section 1930, as determined by the Bankruptcy Court at the hearing on Confirmation, have been paid or the Plan provides for the payment of such fees on the Effective Date; and (x) the Plan provides for the continuation after the Effective Date of all retiree benefits, as defined in section 1114 of the Bankruptcy Code, at the level established at any time prior to Confirmation pursuant to sections 1114(e)(1)(B) or 1114(g) of the Bankruptcy Code, for the duration of the period that the Debtors have obligated themselves to provide such benefits.

         The Equity Committee believes that each of these requirements have been or will be met and will seek rulings from the Bankruptcy Court to this effect at the Confirmation Hearing.

         A.       VOTING PROCEDURES AND REQUIREMENTS.

                  Generally, holders of Claims and Interests may cast votes either in favor of or against the Equity Committee's Plan, the Trustee's Plan, or both, and may also vote in favor of both plans.

                  Pursuant to the Bankruptcy Code, only Classes of Claims and Allowed Interests that are "impaired," within the meaning of section 1124 of the Bankruptcy Code, under the Plan are entitled to vote to accept or reject the Plan. A Class is impaired if the legal, equitable or contractual rights to which the Claims or Allowed Interests of that Class entitle the holders of such Claims or Allowed Interests are modified, other than by curing defaults and reinstating the debt or by payment in full in cash.

                  The Plan divides creditors and equity holders of the Debtors into various Classes and provides separate treatment for each Class. Under the Plan, only holders of Claims that are Allowed Claims or holders of Allowed Equity Interests as of the Confirmation Date, in impaired Classes receiving or potentially receiving distributions under the Plan are entitled to vote to accept or reject the Plan. Classes C2, C3, C4, C5, C6, CHC2, CHC3, CHC4, CHC5 and CHC6 are impaired under the Plan and can receive distributions under the Plan. The Debtors will therefore solicit votes from holders of Claims or Equity Interests, as the case may be, in those Classes. The classification of Claims and Allowed Interests is summarized in "Overview of the Plan Summary of Classes and Treatment" and discussed in detail in "General Information Regarding The Plan Classification and Treatment of Claims and Allowed Interests." Additional information regarding voting is contained in the instructions accompanying the Ballots.

                  Pursuant to section 502 of the Bankruptcy Code and Bankruptcy Rule 3018, the Bankruptcy Court may estimate and temporarily allow a Claim for the purpose of voting on the Plan. The Debtors may seek an order of the Bankruptcy Court temporarily allowing, for voting purposes only, certain Disputed Claims. See "Provisions Covering Distributions Under the Plan Disputed Claims."

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

                  1. DESIGNATION OF NOTEHOLDERS' AND PREFERRED SHAREHOLDERS'
                     VOTES.

The Equity Committee may request that the Court designate the votes of the Noteholders and Preferred Shareholders because it may allege that the votes were not cast in good faith, and also are investigating whether the votes of Aetna, Inc. should be designated, based on the possible influence of its fellow members of the Unsecured Creditors' Committee, Noteholders Goldman Sachs and Foothill. The Equity Committee believes that the Noteholders and Preferred Shareholders are insiders of the Debtors and have leveraged this status to control the Debtors. Further, the Equity Committee believes that the Noteholders and Preferred Shareholders, through their insider status, have suppressed the value of the Debtors to gain control of the Debtors through the implementation of a plan through which they are paid in common stock of the Debtors. The Equity Committee believes that the Noteholders' intent was to subsequently sell any New Common Stock they received as a distribution on account of their claims for a profit at the expense of other unsecured creditors.

                  2. CONFIRMATION HEARING.

                  The Bankruptcy Code requires the Bankruptcy Court, after notice, to conduct a hearing regarding whether the Plan and Debtor have fulfilled the Confirmation requirements of section 1129 of the Bankruptcy Code. The Confirmation Hearing has been scheduled at the time and place stated in the Notice of the Disclosure Statement before the Honorable Mary F. Walrath, United States Bankruptcy Judge at the United States Bankruptcy Court, District of Delaware, 824 Market Street, 5th floor, Wilmington, Delaware 19801. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice, except for an announcement in court at the Confirmation Hearing of the date to which the Confirmation Hearing has been adjourned.

                  3. CONFIRMATION.

                  At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the requirements of Section 1129 of the Bankruptcy Code are met. Among the requirements for confirmation of the Plan are that the Plan is (i) accepted by all impaired classes of claims and equity interests or, if rejected by an impaired class, that the Plan "does not discriminate unfairly" and is "fair and equitable" as to such class, (ii) feasible and (iii) in the "best interests" of creditors and interest holders that are impaired under the Plan.

                  4. ACCEPTANCE.

                  Classes C2, C3, C4, C5, C6, CHC2, CHC3, CHC4, CHC5 and CHC6 are impaired under the Plan and are entitled to vote to accept or reject the Plan. In addition, the Equity Committee reserves the right to seek nonconsensual confirmation of the Plan with respect to any Class of Claims that is entitled to vote to accept or reject the Plan if such Class rejects the Plan in accordance with the "cramdown" requirements of Section 1129(b) of the Bankruptcy Code. The Equity Committee believes that most of the votes cast by the holders of Class CHC5 Allowed CHC Equity Interests likely will be deemed to be votes cast by Noteholders and Preferred Shareholders, and therefore cannot be counted as acceptances for purposes of determining whether an impaired Class of Claims has voted to accept the Plan.

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

                  5. UNFAIR DISCRIMINATION AND FAIR AND EQUITABLE TESTS.

                  To obtain nonconsensual ("cramdown") confirmation of the Plan, it must be demonstrated to the Bankruptcy Court that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to each impaired, non-accepting Class. The Bankruptcy Code provides a non-exclusive definition of the phrase "fair and equitable." The Bankruptcy Code establishes cramdown tests for non-consenting classes of secured creditors, unsecured creditors and equity holders, as follows:

                           a.       SECURED CREDITORS.

                  Either (i) each impaired Secured Creditor retains its liens securing its secured Claim and receives on account of its secured Claim deferred cash payments (x) totaling at least the allowed amount of the Secured Claim and
(y) having a present value at least equal to the value of the Secured Creditor's collateral, (ii) each impaired Secured Creditor realizes the "indubitable equivalent" of its allowed Secured Claim or (iii) the property securing the Claim is sold free and clear of liens with the Secured Creditor's lien to attach to the proceeds of the sale and such lien on proceeds is treated in accordance with clause (i) or (ii) of this subparagraph.

                           b.       UNSECURED CREDITORS.

                  Either (i) each impaired Unsecured Creditor receives or retains under the Plan property of a value equal to the amount of its Allowed Claim, or (ii) the holders of claims and interests that are junior to the claims of the dissenting class will not receive any property under the Plan.

                           c.       EQUITY INTERESTS.

                  Either (i) each holder of an Equity Interest will receive or retain under the Plan property of a value equal to the greatest of the fixed liquidation preference to which such holder is entitled, the fixed redemption price to which such holder is entitled, or the value of the interest or (ii) the holder of an interest that is junior to the non-accepting class will not receive or retain any property under the Plan. As noted herein, the Equity Committee disputes that the Preferred Shareholders are entitled to any post-petition cumulative liquidation preferences.

                  In addition, the cramdown standards of the Bankruptcy Code prohibit "unfair discrimination" with respect to the claims of an impaired, non-accepting Class. While the existence of "unfair discrimination" under a plan of reorganization depends upon the particular facts of a case and the nature of the claims at issue, in general, courts have interpreted that standard to mean that the impaired, non-accepting Class must receive treatment under a plan of reorganization which allocates value to such Class in a manner that is consistent with the treatment given to other Classes with similar legal claims against the Debtor.

                  The Equity Committee believes that the Plan and the treatment of all Classes of Claims and Equity Interests under the Plan satisfy all of the Bankruptcy Code's requirements for nonconsensual confirmation of the Plan. In particular, the Equity Committee believes that the "fair and equitable" test is met because the Plan provides that all Classes of Claims will receive property of a value, as of the Effective Date of the Plan, equal to the Allowed amount of such

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

Claims, and therefore holders of Equity Interests also are entitled to receive distributions under the Plan. Sections 1129(a)(8) and (b)(2)(B) of the Bankruptcy Code provide that even if an impaired unsecured creditor Class has not accepted the Plan, the Plan nonetheless may be confirmed over the objections of holders of Claims in such Classes if each holder of a Claim in such Class receives property of a value equal to the Allowed Claim. Section 502(b) of the Bankruptcy Code, in turn, provides that a Claim's amount is determined as of the Petition Date, and that Claims for unmatured interest are not Allowed. Because post-petition interest is not an element of an Allowed Claim, the Equity Committee therefore believes that the Bankruptcy Code does not require payment of post-petition interest to non-consenting Classes of senior Claims in order to meet the "fair and equitable" test. Nonetheless, the Plan does contain provisions for the payment of interest to holders of most Classes of Claims in the event that (i) any such holder or Class of Claims does not vote to approve the Plan, and (ii) the Court determines that applicable law requires the payment of post-petition interest to such holder or Class in order to confirm the Plan.

                  The Equity Committee believes that it will not be necessary to value the Litigation Claims at the confirmation hearing because the Enterprise Value of Coram when it emerges from bankruptcy (not including Litigation Claims) will be greater than the amount of its liabilities at that time, and the value of the New Secured Notes and New Preferred Stock being issued to Noteholders and Preferred Shareholders equals the amount of their Claims and Interests. Nonetheless, at the Confirmation Hearing the Bankruptcy Court may consider, and the Equity Committee may present evidence concerning, the value of the Litigation Claims for purposes of, among other things, evaluating whether the Plan meets the "fair and equitable" test of the Bankruptcy Code and may be confirmed.

                  6. FEASIBILITY.

                  The Bankruptcy Code requires that confirmation of a plan is not likely to be followed by liquidation or the need for further financial reorganization. For purposes of determining whether the Plan meets this requirement, the Equity Committee has engaged a financial advisor to analyze the ability of Reorganized Coram, after the Effective Date, to meet its obligations under the Plan. Based on certain public information, a review of publicly available information of comparable companies, and additional information that recently has been made available to the Equity Committee by the Trustee, the financial advisor has made certain adjustments to the Debtors' financial projections. A summary of the adjusted projections and supporting materials, along with a description of certain assumptions on which they are based, and a description of the uncertainties and risks associated with such projections is attached as Exhibit B (the "Financial Forecast").

                  The Financial Forecast is based largely upon information provided to the financial advisor by the Debtors and others. The Financial Forecast has not been examined or compiled by independent accountants. Many of the assumptions on which the projections are based are subject to significant uncertainties. Inevitably, some assumptions will not materialize and unanticipated events and circumstances may affect the actual financial results. Therefore, the actual results achieved throughout the projection periods may vary from the projected results and the variations may be material. THE EQUITY COMMITTEE MAKES NO REPRESENTATION AS TO THE ACCURACY OF THE PROJECTIONS OR THE

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

REORGANIZED DEBTORS' ABILITY TO ACHIEVE THE PROJECTED RESULTS. All holders of Claims and Interests that are entitled to vote to accept or reject the Plan are urged to examine carefully all of the assumptions on which the Financial Forecast is based in evaluating the Plan.

                  The Financial Forecast is based on the assumption that the Plan will be confirmed by the Bankruptcy Court and, for projection purposes, that the Effective Date of the Plan and the initial distributions thereunder will take place on October 31, 2003. Reference is made to Exhibit B of this Disclosure Statement for the Financial Forecast, which includes a discussion of the underlying assumptions used.

                  Based upon the Financial Forecast, the Equity Committee believes that Reorganized Coram will be able to make all payments and distributions required pursuant to the Plan and, therefore, that confirmation of the Plan is not likely to be followed by liquidation or the need for further reorganization.

                  Notwithstanding the entry of the Confirmation Order which will, among other things, determine the value of the Senior Secured Notes, New Preferred Stock and/or New Common Stock distributed under the Plan, creditors bear the risk that the consideration distributed under the Plan actually may be worth less (or more) than the value determined by the Bankruptcy Court. In the event of a post-Effective Date default by Reorganized Coram, the Plan does not contain any provisions providing post-Effective Date protection to creditors beyond the rights and remedies available under generally applicable state and federal law, nor does it provide any remedy to creditors in the event that the consideration distributed under the Plan actually is worth less than the value determined by the Bankruptcy Court.

         B.       BEST INTERESTS TEST (LIQUIDATION ANALYSIS).

                  The Plan cannot be confirmed unless it is in the "best interests" of creditors and holders of Equity Interests. With respect to each impaired Class of Claims and Equity Interests, the standards for confirmation under the Bankruptcy Code require that each dissenting or non-voting holder of a Claim or Equity Interest receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such holder would receive or retain if the Debtor was liquidated by a Chapter 7 trustee under Chapter 7 of the Bankruptcy Code.

                  To determine what holders of Claims and Equity Interests of each impaired Class would receive if the Debtor was liquidated under Chapter 7, the Bankruptcy Court must determine the dollar amount that would be generated from the liquidation of the Debtors' assets and properties in the context of a Chapter 7 liquidation case. The cash amount available for satisfaction of Unsecured Claims and Equity Interests would consist of the proceeds resulting from the disposition of the unencumbered assets of the Debtors, augmented by the unencumbered cash held by the Debtors at the time of the commencement of the liquidation case. Such cash amount would be reduced by the amount of the costs and expenses of the liquidation and by such additional administrative and priority claims that may result from the termination of the Debtor's business and the use of Chapter 7 for the purposes of liquidation. The Debtors' costs of liquidation under Chapter 7 would include the fees payable to a trustee in bankruptcy, as well as those which might be payable to attorneys and other professionals that

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

such a trustee might engage. The foregoing types of claims and other claims that may arise in a liquidation case or result from the pending Proceedings, including any unpaid expenses incurred by the Debtors during the Proceedings, such as compensation for attorneys, financial advisors and accountants, would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay prepetition Unsecured Claims and Equity Interests.

                  To determine if the Plan is in the best interests of each impaired class, the present value of the distributions from the proceeds of the liquidation of the Debtors' unencumbered assets and properties, after subtracting the amounts attributable to the Chapter 7 and Chapter 11 administrative claims described in the preceding paragraph, are then compared with the value of the property offered to such Classes of Claims and Equity Interests under the Plan.

                  A liquidation analysis for the Debtors is attached as Exhibit C (the "Liquidation Analysis"). The Liquidation Analysis has been prepared by the Trustee without the Equity Committee's input. For purposes of confirmation of the plan, the Trustee has agreed that the Equity Committee may use and rely upon the liquidation values set forth on the Liquidation Analysis, and therefore the Equity Committee has adopted the Trustee's Liquidation Analysis for purposes of this Disclosure Statement and confirmation of its Plan. Based upon that Liquidation Analysis, the Equity Committee believes that the Plan is in the best interests of each impaired class.

         C.       COMPLIANCE WITH THE APPLICABLE PROVISIONS OF THE BANKRUPTCY
                  CODE.

                  Section 1129(a)(1) of the Bankruptcy Code requires that the Plan comply with the applicable provisions of the Bankruptcy Code. The Equity Committee believes that the Plan complies with all applicable provisions of the Bankruptcy Code.

VII.     RECOMMENDATION AND CONCLUSION.

                  The Equity Committee believes that confirmation and implementation of its Plan is preferable to any of the alternatives described above, or any other plan of reorganization, because its Plan will provide the greatest recoveries to holders of Claims and Equity Interests, will permit the Reorganized Coram to continue operating its business, and will provide the opportunity to the Debtors and their shareholders to pursue and recover valuable causes of action against individuals and entities who might otherwise be permitted to escape liability. In addition, other alternatives would involve significant delay, uncertainty and substantial additional administrative costs. The Equity Committee therefore urge all holders of impaired Claims and Interests to vote in favor of its Plan.

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

                                   DISCLAIMER

                  The information contained in this Disclosure Statement has been provided for purposes of soliciting acceptances of the Equity Committee Plan. The information may not be relied upon for any purpose other than to determine how to vote on the Plan. All creditors and shareholders are advised and encouraged to read this Disclosure Statement and the Plan in their entirety before voting to accept or reject the Plan. Plan summaries and statements made in this Disclosure Statement are qualified in their entirety by reference to the Plan and the exhibits and schedules annexed to the Plan. The statements contained in this Disclosure Statement are made only as of the date hereof, and there can be no assurance that the statements contained herein will be correct at any time after the date hereof.

                  This Disclosure Statement has been prepared in accordance with the provisions of the Bankruptcy Code and applicable rules and not necessarily in accordance with federal or state securities laws or other non-bankruptcy law. This Disclosure Statement has been neither approved nor disapproved by the Securities and Exchange Commission (the "SEC"), and the SEC has not passed upon the accuracy or adequacy of the statements contained herein. Persons or entities trading in or otherwise purchasing, selling or transferring securities or claims should evaluate this Disclosure Statement and the Equity Committee Plan in light of the purposes for which they were prepared.

                  The Equity Committee believes that neither it nor its financial advisor has had full access to the Debtors' financial information, and much of the information they have received has come through depositions or other litigation discovery. Although in connection with preparation for confirmation of the Plan the financial advisor has prepared financial forecasts based on the information that has been made available to it, there is no assurance that those projections will not have to be amended if additional material information is made accessible

                        (Continued on the following page)

                  The Trustee represents that, at his direction, on a monthly basis, the Equity Committee has been provided by Coram's CFO with what the CFO represents as the same monthly financial reports and cash-flow statements that he has provided to the Noteholders. The Trustee contends that the Equity Committee has had adequate access to the Debtors' financial information. The Equity Committee has also received, either cooperatively or through litigation discovery, (a) the liquidation analysis prepared by the Trustee's financial advisors, SSG Capital Advisors, L.P. and Ewing Monroe Bemiss & Co. ("SSG/EMB");
(b) the feasibility analysis prepared by SSG/EMB; (c) the enterprise valuation report and the amended enterprise valuation report as of December 11, 2002 prepared by SSG/EMB; (d) what has been represented as all of the documents relied upon by SSG/EMB in preparing its valuation report and amended valuation report, as well as what has been represented as every other document SSG/EMB received from the Debtors; (e) the previous valuation report and amended valuation report of Chanin Partners; (f) the information obtained during document reviews undertaken by the Equity Committee's own financial advisor, Deloitte & Touche, LLP ("Deloitte") in connection with the Debtors; First and Second proposed plans of reorganization, including what the Equity Committee regards as limited interviews of CHC's senior management; (g) CHC's most recent Amended Form 10-K filing and all of CHC's previous public filings with the SEC;
(h) the five-year financial forecast prepared by CHC's existing management; (i) over 63,000 pages of document produced in litigation by the Trustee, much of which was duplicative; (j) the depositions of several witnesses, including the Debtors' Senior Vice President and Chief Financial Officer, their outside auditor, Ernst & Young, and representatives of SSG/EMB, which included substantial questioning regarding the Debtors' operations and financial performance, all limited to seven hours each and subject to other limitations;
(k) recent interviews with CHC's Chief Financial Officer and Controller, which were obtained only after many persistent requests to the Trustee and which the Equity Committee views as having been limited; and (l) interviews with representatives of SSG/EMB, which the Equity Committee views as having been limited.

                  As to contested matters, adversary proceedings and other actions or threatened actions, this Disclosure Statement shall not constitute or be construed as an admission of any fact or liability, stipulation or waiver, but rather as a statement made in settlement negotiations. This Disclosure Statement shall not be admissible in any non-bankruptcy proceeding nor shall it be construed to be conclusive advice on the tax, securities or other legal effects of the plan as to holders of claims against or equity interests in the Debtors.

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

Dated:  June 24, 2003
                                                     THE OFFICIAL COMMITTEE OF
                                                     EQUITY SECURITY HOLDERS

                                                     By:   /s/ Richard F. Levy
                                                        ------------------------
                                                           Richard F. Levy
                                                           One of its attorneys

                  JENNER & BLOCK, LLC
                  Richard F. Levy
                  David J. Bradford
                  Vincent E. Lazar
                  Paul V. Possinger
                  One IBM Plaza
                  Chicago, IL 60611
                  Tel: (312) 222-9350

                         - and -

                  SAUL EWING, LLP
                  Mark Minuti
                  Jeremy Ryan
                  222 Delaware Avenue
                  Suite 1200
                  Wilmington, DE 19899
                  Tel: (302) 421-6800

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

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re:                                  )                Chapter 11
                                        )
CORAM HEALTHCARE CORP.                  )                CASE NOS. 00-3299 (MFW)
and CORAM, INC.,                        )                     AND 00-3300 (MFW)
                                        )
             Debtors.                   )                Jointly Administered

                                  APPENDIX A TO

                THIRD AMENDED DISCLOSURE STATEMENT OF THE EQUITY
                    COMMITTEE OF CORAM HEALTHCARE CORPORATION
                             IN CONNECTION WITH THE

                    SECOND AMENDED PLAN OF REORGANIZATION OF
                  CORAM HEALTHCARE CORPORATION AND CORAM, INC.

                     UNEDITED VIEWS OF THE OPPOSING PARTIES
                         AS TO THE LITIGATION CLAIMS AND
                         OTHER MATTERS SET FORTH HEREIN

                PROVIDED BY CERBERUS, GOLDMAN SACHS, AND FOOTHILL

PROPOSED DEFENDANTS' STATEMENT

Creditors and shareholders considering the Equity Committee Plan should be aware that the proposed defendants to the Litigation Claims deny (i) liability to Coram and (ii) the possibility of recovery of damages by Coram in connection with the Litigation Claims sufficient to result in any distribution to CHC's shareholders.

                  Cerberus and Feinberg assert that the Equity Committee's Litigation Claims are conclusory allegations based on supposition and ignore the well-developed factual record that undermines any theory of recovery for Coram' s estates. They believe that the record establishes that highly qualified financial experts, representing potentially adverse interests (the Noteholders on the one hand and the Creditors' Committee on the other) have found at all relevant times Coram was insolvent for reasons having nothing to do with the alleged conduct of any of the proposed defendants.

                  Cerberus and Feinberg also assert that even assuming the Equity Committee could sustain a claim, any recovery would inure to the benefit of Coram's creditors and not to CHC's out-of-the-money shareholders unless such recovery exceeds at least $315 million. There is no evidence to support such damages. Because only a judgment in excess of $315 million would result in any recovery for shareholders of CHC, the Equity Committee has made the unfounded allegation that Coram has suffered $320 million in damages and seeks to recover punitive damages, as well as treble damages under RICO. The Equity Committee, despite the benefit of years of discovery and the assistance of a valuation expert and economist, has not attempted to explain how it arrived at its newly-concocted figure.

         1. NEITHER THE RESTRUCTURING BONUS TO AMARAL NOR THE APPOINTMENT OF FEINBERG TO CHC'S BOARD WAS IMPROPER, UNUSUAL OR EVIDENCE OF ANY "SCHEME" TO STEAL THE COMPANY.

                  The Equity Committee alleges that Feinberg and Cerberus schemed in 1997 or 1998 to take control and ownership of Coram by persuading Coram to execute the Securities Exchange Agreement, pursuant to which the Noteholders exchanged their existing Notes and Warrants for Series A and Series B Notes. Cerberus and Feinberg believe that those allegations are baseless because the Exchange was at Coram's request and that the Noteholders -- including Cerberus -- gave up valuable rights in connection with that exchange. Most notably, the interest rate on the notes was reduced from 16.75% to 9.875% on the Series A Notes and 8% on the Series B Notes.

                  Among other things, the Equity Committee points to two standard provisions in the Securities Exchange Agreement in its attempt to establish the irregularity of that agreement: first, that Amaral, who negotiated on behalf of Coram, received a $1 million cash bonus if Coram executed the agreement and that Coram would be in default if Amaral ceased to be Coram's CEO; and second, that the Noteholders were allowed to elect one director on Coram's six member Board of Directors.

                  First, Cerberus and Feinberg believe that those allegations cannot support a breach of fiduciary duty claim against either Feinberg or Cerberus. Feinberg was not on the Board of Coram at the time that the Securities Exchange Agreement was executed and Coram was on the

PROPOSED DEFENDANTS' STATEMENT

other side of the negotiating table. They, therefore, owed no fiduciary duties to Coram at that time. Moreover, at the time that the "scheme" was allegedly hatched, Crowley, the person Cerberus allegedly relies on to drive Coram into bankruptcy, was not known to, much less a consultant for, Cerberus.

                  As for Amaral's compensation, Cerberus and Feinberg assert that it is not uncommon for the CEO of a company -- who favorably renegotiates a company's burdensome debt to receive a substantial bonus from the company. Moreover, Cerberus and Feinberg posit that the Equity Committee's allegation that "Feinberg arranged" the payment is entirely unsupported. Amaral's bonus was paid by Coram pursuant to Amaral's amended compensation agreement with Coram. As for the Noteholders' alleged insistence that Amaral maintain his position as CEO, the Equity Committee points to nothing in the record suggesting that the Noteholders required this provision. Assuming, however, that they did, Cerberus and Feinberg assert that there is nothing unusual or improper about it. A lender who makes a substantial investment in a company is entitled to insist on stability in the company's management and on the continued service of managers it trusts to safeguard its investment. Such provisions are entirely common and standard.

                  Further, Cerberus and Feinberg believe that there is also nothing improper about the Noteholders' right to appoint a single board member. In fact, it is quite common for major debt holders of a company to have the power to appoint a board member. Feinberg fulfilled his duties as a board member by always acting in Coram's best interest and Feinberg did not control, or have the power to control, the board or bias the board toward the Noteholders. In those situations where there was a potential conflict between Coram and Cerberus. Feinberg always recused himself.

         2. RICK SMITH WAS NOT SUCCESSFUL AT CORAM AND WAS NOT "OUSTED" BY FEINBERG AND CERBERUS.

                  In April 1999, Amaral resigned as Coram's CEO for personal reasons and was replaced by Richard Smith, his second-in-command.

                  The Equity Committee alleges that Feinberg and Cerberus schemed to replace Smith because he was independent of the Noteholders and wanted to grow the business. Cerberus and Feinberg maintain that this allegation is untrue. In fact, as the financial results unequivocally establish, Smith, who had never been a CEO, was not up to the task of running Coram given its tenuous financial state. For example, the Coram Healthcare Corporation 10-K for the fiscal year ended December 31, 2000, during which Coram was run by Crowley, showed net cash provided by operating activities for the year ended December 2000 as $42.6 million. In 1999, when the company was run by Smith for most of the year, the figure was negative $9.5 million.

                  Cerberus and Feinberg point out that during Smith's tenure, Coram was spending more money than it was collecting - expenses had gone substantially up even though revenue stayed flat. In addition, Smith was preoccupied with a lawsuit Coram had initiated against Aetna U.S. Healthcare ("Aetna") over a contract which Smith played a central role in negotiating, and which turned out to be a huge cash drain on Coram. As part of the Aetna contract, Coram agreed

PROPOSED DEFENDANTS' STATEMENT

to manage and provide home healthcare services for over two million Aetna enrollees in eight states at a fixed rate. However, the proceeds paid to Coram pursuant to that agreement were insufficient to even cover Coram's costs, much less earn a profit. Smith later admitted that "he allowed the Aetna litigation to consume his time and did not delegate the problem to anyone other than himself."

                  The Equity Committee also alleges that when Amaral resigned in April 1999 for personal reasons, Feinberg and Cerberus schemed to have his replacement, Smith, removed because Smith was independent of the Noteholders and wanted to grow the business. To the contrary, Feinberg and Cerberus argue that they had hoped Smith would succeed. Otherwise, Cerberus' and the other Noteholders' $250 million investment in Coram would be even further jeopardized. In the end, a combination of factors led to Smith's eventual voluntary resignation, not his termination by the Company, as alleged.

         3.       THE AGREEMENT BETWEEN CROWLEY AND CERBERUS WAS NOT "SECRET."

                  During Smith's tenure as CEO, Crowley, a successful and well-respected healthcare turn-around professional, was brought in as a consultant. The Equity Committee complains that Feinberg and Cerberus installed Crowley as their agent to control Coram. It alleges that in July 1999, Feinberg and Crowley "entered into a secret oral agreement" pursuant to which Crowley would work exclusively for Cerberus for $80,000 per month plus certain incentive bonuses. Although the Equity Committee alleges that the details of the "secret" agreement were not disclosed to the Board, the Equity Committee admits that Feinberg disclosed the Cerberus/Crowley relationship prior to Coram's hiring him as a consultant. Moreover, Coram's SEC filings disclosed that Crowley and Cerberus worked on other companies together. Cerberus and Feinberg argue that if Cerberus and Feinberg actually had meant to keep the agreement secret, it defies common sense that they would have disclosed its existence to the Board, Coram's shareholders and its creditors and would have memorialized the agreement in November, 1999.

                  Cerberus and Feinberg argue that at the at the time that Cerberus and Crowley signed the agreement in November 1999, each of Crowley, Cerberus and Feinberg considered Crowley to be acting as a consultant for Cerberus although the agreement mistakenly characterizes Crowley as an employee. Unfortunately, when memorializing this agreement, Cerberus' in-house counsel failed to properly customize a standard form and left in language that Crowley "will devote his entire business time, attention, skill and energy exclusively to the business of [Cerberus] . . . use his best efforts to promote the success of [Cerberus] business" and providing that Crowley could be terminated for failing to follow the reasonable instructions of Cerberus. Those provisions, and others, should have been drafted with more care, and the document should have been a consulting agreement. The document, however, was meant to cover Crowley's unrelated work on other Cerberus engagements (e.g., Winterland), and does manifest the parties' intent that Coram be excluded from its scope.

                  Cerberus and Feinberg argue that this imprecise lawyering had no bearing on the actual working relationship between Cerberus and Crowley. Crowley was at Coram, first as a consultant to Coram, and then as its CEO. He was not there on behalf of Cerberus and his compensation from Coram was excluded from his compensation from Cerberus. Crowley has

PROPOSED DEFENDANTS' STATEMENT

explained that Coram was "excluded specifically from my Cerberus contract," and that he was not engaged by Cerberus to work on Coram.

                  The Equity Committee makes much ado about an unsolicited November 12, 1999 letter from Crowley to Cerberus in which Crowley raised the possibility of receiving compensation from Cerberus for his role at Coram. Although Crowley was currently in negotiations with Amaral regarding his compensation for his role at Coram, he contacted Cerberus in an attempt to obtain a share of Cerberus' upside potential on its Coram notes. Cerberus and Feinberg point out that the letter contained a signature line for Cerberus, but Cerberus rejected Crowley's proposal, and the matter was dropped since neither Cerberus nor Amaral was willing to let Crowley receive any compensation from Cerberus based on Coram's performance. Contrary to the Equity Committee's characterization of this letter as secret, Crowley had advised Amaral that he had asked "Cerberus for an upside based on his job as CEO of Coram", and asked Amaral for permission to receive such an upside, which Amaral denied.

         4.       CROWLEY WAS HIGHLY SUCCESSFUL AT CORAM.

                  Moreover, despite the Bankruptcy Court's criticism of Crowley because of his agreement with Cerberus, the Court also noted that Crowley "did do a good job operationally in helping the debtor turn around."(4) The Equity Committee also acknowledged Crowley's outstanding performance at Coram. Both counsel for the Equity Committee and the Equity Committee's expert grudgingly admitted that they could not prove that an "unconflicted . . . CEO would have done better." Even the Equity Committee's valuation expert admitted that Crowley had "a significant positive impact on the company's financial performance."

         5.       CORAM'S BANKRUPTCY FILING WAS JUSTIFIED.

                  By the end of 1999 and into early 2000, it became clear that Coram had a significant regulatory hurdle: the ownership and referral provisions of the Omnibus Budget Reconciliation Act of 1993 get ("Stark II"). Stark II provides that a medical services provider such as Coram cannot accept. Medicare referrals for patients from doctors who own an interest in the company, unless the company has at least $75 million in shareholder equity of the end of its fiscal year or on average during the three prior fiscal years. As a publicly-traded company with its ownership changing daily, it would be impossible for Coram to ensure that all patient referrals were coming from doctors without ownership interests in the company. Consequentially, it was essential that Coram be in a position to avail itself of the safe harbor available pursuant to the $75 million exception by December 31, 2000.

-------------------------------

                  (4) Despite Crowley's performance at Coram, the Equity Committee complains that he continued to breach his fiduciary duty after the Court declined to confirm the first plan of reorganization by receiving compensation from Cerberus. Cerberus and Feinberg argue that the Court did not require. or even suggest, that Crowley step down from Coram after the first plan of reorganization or to stop receiving payments from Cerberus. The reason Coram did not is simple: in the words of Amaral, without Crowley after the first plan was not confirmed, Coram would have perished.

PROPOSED DEFENDANTS' STATEMENT

                  The Equity Committee alleges that Feinberg and Crowley saw the Stark II problem as the perfect pretext to wipe out the common shareholders through a Chapter 11 reorganization even though Coram could comply with Stark II by having the Noteholders convert some of their debt to preferred stock. The Noteholders had no duty to reduce their claims against Coram to maximize the benefit to Coram's equity holders. Indeed, shareholders invested in Coram knowing full well that the Noteholders would be paid in full before they had a right to any proceeds from Coram. The Equity Committee thus asks that a court ignore one of the bedrock principles of corporate law and economics: that a debt interest in a company is different from and superior to an equity interest.

                  As its board members have testified, Coram had three principal strategies for generating enough stockholder equity in 2000 to meet the Stark II threshold: (a) a continuation of the improvement of business that took place under Crowley's leadership in the first part of 2000; (b) a favorable settlement of a lawsuit Coram brought against Aetna that had been valued by Coram's counsel at about $100 million: and (c) the sale of one of its cash-consuming subsidiaries, Coram Prescription Services ("CPS"). While pursing those efforts, Crowley also reached out to investment bankers to explore other opportunities to restructure Coram's debt and overcome the Stark II problem.

                  Cerberus and Feinberg believe that directly undercutting the Equity Committee's Litigation Claims is the fact that Crowley improved Coram's earnings before interest, taxes, depreciation and amortization ("EBITDA") dramatically. Under Crowley's stewardship EBITDA increased from negative $50 million in 1999 to positive $30 million in 2000, a swing of $80 million. The other contingencies Coram relied upon to generate shareholder equity, however, did not materialize. For example, the Aetna litigation settled in April 2000 at a cost of $4 million, rather than the anticipated $100 million recovery. (The Equity Committee does not blame Cerberus or Feinberg for this settlement.) Moreover, the CPS sale brought in $40 million of cash.(5) The proceeds of that sale were paid to the Noteholders as required under the Securities Exchange Agreement, thus reducing Coram's heavy debt burden.

                  As bankruptcy appeared more and more inevitable, and Board discussions came to focus more and more on ways of dealing with Coram's significant debt, Feinberg appropriately began recusing himself from matters before the Board so often that he had practically no remaining role. Accordingly, in July 2000, Feinberg resigned from Coram's Board of Directors. On July 2000, Chanin Capital Partners ("Chanin") completed an enterprise valuation of Coram, at the request of Coram, concluding that Coram's enterprise value was $207 million, approximately $45 million less than the $252.6 million debt then owed to the Noteholders. On August 8, 2000, Coram filed Chapter 11 petitions.

-----------------------------------

                  (5) Although Alex Brown, the bankers handling the auction of CPS, initially stated that the sale could generate substantial cash for the company (anywhere from $50 to $l0 million, a fact on which the Equity Committee seizes. Crowley had to come in and put a deal together, worth approximately $40 million, more than the offer Coram received from the failed auction Alex Brown held.

PROPOSED DEFENDANTS' STATEMENT

         6.       THE GOLDIN REPORT SUPPORTS CERBERUS AND FEINBERG'S RESPONSE.

                  Cerberus and Feinberg believe that each of the above arguments offered by them is supported by the findings of Goldin, a former New York State Senator, the former Comptroller of the City of New York, and a forensic investigator specializing in bankruptcy matters who has been appointed by courts as a trustee and examiner, including his recent appointment as the examiner in the Enron North America Corp. Chapter 11 case.

                  Following the Court's denial of confirmation of the first bankruptcy plan in December, 2000, the Debtors created a special committee of independent directors that appointed Goldin - with Bankruptcy Court approval of his qualifications as an admittedly wholly disinterested expert - to perform an impartial evaluation of the Debtors' affairs, Crowley's relationship with Cerberus, and other issues that the Equity Committee raised as barriers to confirmation of the Debtors' first plan. In July, 2001, Goldin issued the 125-page Goldin Report detailing his findings and conclusions.

                  Cerberus and Feinberg believe that the Goldin Report provides creditors with an unbiased view of the facts underlying the Litigation Claims, and their minimal values. Among the key findings and conclusions of the Goldin Report are the following:

                           - "GOLDIN'S INVESTIGATION -- which has included extensive review of Coram's financial records and other documents, interviews of more than 35 present and former representatives of Coram and its creditors, and comprehensive financial analysis -- has unearthed no evidence that Coram's financial position would be materially stronger today had the Crowley Conflict been disclosed at the outset."

                           - "Focusing primarily on the Aetna suit, [Rick] Smith did not devote his energies to solving any of the internal causes of Coram's financial decline."

                           - "No evidence suggests that timely disclosure of the conflict would have resulted in more effective management of Coram's operations, in improved financial performance or in the identification (let alone consummation) of a possible merger, sale or financing transaction that might have enabled Coram to avoid bankruptcy."

                           - "Nor is there any evidence that Coram's financial records, or its accounting or financial management systems, have been malevolently manipulated in any way, much less in a way that might alter the conclusion that the enterprise value of Coram is now, and has at all present times been, substantially below the amount of its debt."

                           - "Crowley does not appear to have mismanaged Coram for the benefit of the Noteholders."

PROPOSED DEFENDANTS' STATEMENT

                           - "[T]he undisclosed conflict caused Coram no actual harm, other than the relatively limited damages resulting from the Bankruptcy Court's inability to confirm the Debtors' Plan of Reorganization." These damages amount to between $12-$15 million and are comprised of professional fees ($5 to $6 million) and possible business losses ($7 to $9 million) as a result of the Debtors' inability to obtain confirmation of the Original Plan in December 2000.

                           - "There is no evidence suggesting that had he had no conflict Crowley would have managed Coram's operations or finances more effectively or that he would have identified (let alone consummated) any merger, sale or financing transaction that might have enabled Coram to avoid bankruptcy."

                           -        "As for Crowley, his compensation
                                    arrangements at Coram gave him strong
                                    incentives to maximize shareholder value."

                           - "The evidence indicates that Crowley worked diligently and effectively to stabilize Coram's operations and improve its financial performance, a goal shared by the Noteholders and the stockholders."

                           - "There is no indication that Cerberus (or the other Noteholders) ever instructed Crowley to act contrary to the company's best interests..."

                           - In addition, "Feinberg's nondisclosure appears to have been inadvertent." Further, although Crowley and Feinberg should have disclosed the full extent of the Crowley Cerberus relationship to other directors, it did not appear to Goldin " . . . that either Crowley or Feinberg acted with culpable intent of the sort alleged in the Equity Committee's Complaint."

                           - "Feinberg did not intend for or expect Crowley to disregard his fiduciary duties to Coram."

                           - "A potentially protracted lawsuit against Crowley and Feinberg to recover the sums potentially awardable could entail more cost to Coram than the suit would be worth ... It also would provide no benefit to Coram's existing equity holders."

                  In sum, Cerberus and Feinberg believe that Goldin's exhaustive investigation demonstrates that the Litigation Claims are without any merit or possible benefit to Coram's shareholders.

PROPOSED DEFENDANT'S STATEMENT

         7.       THE BECK CASE IS MERITLESS

                  Cerberus and Feinberg believe that the Equity Committee's references to the unproven and wildly false allegations in Beck highlight the Equity Committee's desperation. In fact, Cerberus and Feinberg have moved to dismiss the Beck case, making the following points:

         - Cerberus lender affiliates, Digital Satellite Lenders LLC ("Digital Satellite") and CRT Satellite Investors LLC ("CRT" and, together with Digital Satellite, the "Lenders"), loaned in excess of $45 million to World Satellite Network, Inc. ("World Satellite") and WSNet Holdings, Inc. ("WSNet" and together with World Satellite, the " WSNet Debtors").

         - At the inception of the Cerberus lender affiliates' relationship with the WSNet Debtors in March 2000, the WSNet Debtors misstated their financial condition; failed to develop and execute a viable business plan; failed to achieve their projections; and repeatedly breached material covenants under their agreements with the Cerberus lender affiliates.

         - Despite the difficulties the Lenders faced throughout their relationship with the WSNet Debtors, Digital Satellite agreed to provide yet more financing in the hope that in a reasonably prompt period of time the WSNet Debtors could survive and repay at least some of the Lenders' loans and other creditors' claims.

         - The WSNet Debtors never achieved any of their financial targets.

         -        The WSNet Debtors never devised a successful business plan.

         -        The WSNet Debtors never earned a profit.

         - The WSNet Debtors failed to acquire even half as many subscribers as they had initially projected to the Lenders.

         - The WSNet Debtors breached numerous financial and other covenants in both loan agreements within months after entering those agreements.

         - The WSNet Debtors belatedly disclosed to the Lenders that they had been improperly accounting for royalties owed to a major programmer and that in all likelihood their true financial condition was much graver than had been reported.

         - In response to the fraud, material misrepresentations and defaults by the WSNet Debtors, the Lenders exercised their contractual rights to recover some of the funds they had already advanced to the WSNet Debtors, when those funds still remained on deposit in the WSNet Debtors' bank accounts.

         - Beck, a disgruntled shareholder of the hopelessly insolvent, closely-held WSNet Debtors, never had a true economic interest. For Beck or any other equity holder

PROPOSED DEFENDANTS' STATEMENT

                  to recover a penny more from the WSNet Debtors, more than $60 million would first have to be recovered for creditors.

                  In short, Cerberus itself was defrauded by the WSNet Debtors at a cost of millions, and is simply being targeted as a potential "deep pocket" to offset the plaintiffs' losses. As the Beck case is itself without merit, it cannot support the RICO allegations in the Equity Committee's proposed litigation here.

         8.       THE PURPORTED "SCHEME" ALLEGED BY THE EQUITY COMMITTEE DEFIES
                  LOGIC

                  Cerberus and Feinberg counter that each of the facts outlined by the Equity Committee does not support the theory buttressing the Litigation Claims. This is so because the entire premise of the Litigation Claims -- the alleged "scheme to steal Coram" -- required the cooperation of so many highly reputable persons and institutions that it completely defies logic.

                  The Equity Committee alleges that as a part of the proposed defendants' scheme, the alleged RICO enterprise (1) bribed Donald Amaral, Coram's then CEO, to cooperate with it, (2) then forced Richard Smith, Amaral's successor as CEO, to resign because he was "independent" and therefore uncontrollable, and (3) brought in Crowley, who they "secretly paid" to manage Coram for their benefit and "force Coram into bankruptcy" so that they could "steal Coram's equity."

                  After the Bankruptcy Court declined to confirm Coram's first plan of reorganization in December 2000, Feinberg, Cerberus and the Board are further alleged to have retained Goldin, with Court approval, who was assisted by the Kramer Levin law firm, retained with court approval, to "whitewash "the scheme. Finally, the Noteholders' counsel (Weil Gotshal & Manges LLP) allegedly "concealed from the Bankruptcy Court" a "poison pill" provision designed to give [Cerberus] continued control even if Crowley were terminated as result of his illegal conflict." The purported scheme is not only illogical, but completely ignores or misrepresents the facts elicited during the numerous depositions and trial testimony before the Bankruptcy Court.

                  At a minimum, Cerberus and Feinberg argue that the allegations surrounding the scheme are undermined by the following matters of logic and fact:

         - First, the scheme was allegedly formed in 1997, two years before - according to the proposed complaint - the participants learned of the December 31, 2000 Stark II deadline, which provided the mechanism through which the defendants purportedly attempted to "steal Coram's equity." But any criminal enterprise starts with a plan to carry out its illegitimate end.

         - Second, it is undisputed that Feinberg disclosed the existence of the allegedly secret employment relationship between Cerberus and Crowley (but not its terms) to Coram's Board. Thus, the scheme depended on no one asking any questions about the disclosed agreement. Again, most criminal enterprises depend on absolute secrecy, but the Equity Committee does not even attempt to reconcile this disclosure with the existence of a criminal scheme.

PROPOSED DEFENDANTS' STATEMENT

         - Third, Coram's SEC filings disclosed that Crowley and Cerberus worked on other companies together and thus, yet again, the supposed scheme depended on shareholders or creditors refraining from raising any questions about this alleged sinister relationship.

         - Fourth, the actions by the independent board members was required for the alleged scheme to succeed, but the Equity Committee does not attempt to explain why the other directors named in their proposed complaint (for whom no possible benefit is even alleged) would facilitate the alleged scheme to drive Coram into bankruptcy. These allegations are particularly illogical when one considers that two of the directors were large shareholders in Coram and therefore their actions would require them to voluntarily wipe out their own equity interest in Coram. This defies common sense.

         -        Fifth, Amaral had to resign.

         -        Sixth, Smith had to complete a disastrous deal with Aetna.

         - Seventh, Smith, who is not alleged to be a conspirator in the scheme, was not fired. Rather, he resigned, presumably due to Crowley's efforts as a consultant to help him run the company. Evidently, the scheme depended on Smith's being the type of person who would resign, rather than attempt to persevere and turn the company around.

         - Eighth, as the Equity Committee admits, Crowley, who was allegedly seeking to force Coram into bankruptcy, dramatically improved Coram's performance during the first half of 2000. This fact simply cannot be reconciled with the alleged scheme to require the company to file for bankruptcy five weeks later so that the plan or reorganization would have to be approved by the Bankruptcy Court on an "emergency" basis or the fact that Crowley held equity options in Coram.

         - Ninth, the Court found that Crowley "did a good job operationally in helping the debtor turn around." Again, this directly contradicts the central theory of the Equity Committee's proposed complaint.

         - Tenth, Goldin, who was approved by the Court on notice to the Equity Committee, is a former New York State Senator and served as the former Comptroller of the City of New York for over twenty years. In addition, Goldin has been appointed as a trustee and examiner by the Bankruptcy Court in many cases, including a recent appointment as the examiner in the Enron North America Corp., Chapter 11 case. In short, Goldin is a man of impeccable credentials and unquestionable integrity. Yet the Equity Committee's proposed complaint treats him as the equivalent of an unindicted co-conspirator.

         - Eleventh, Goldin was assisted by the highly reputable Kramer Levin Naftalis & Frankel LLP law firm in his investigation of Coram. The Equity Committee has neither challenged the integrity of Kramer Levin nor questioned its role in the

PROPOSED DEFENDANTS' STATEMENT

                  investigation, yet its participation in a criminal enterprise is required for the alleged scheme laid out in the proposed complaint to succeed.

         - Twelfth, the alleged scheme, which includes concealing matters of corporate governance from the Bankruptcy Court, depends upon the participation of five other prominent law firms:
                  Pachulski Stang Ziehl Young & Jones (Debtors); Weil Gotshal & Manges LLP (Noteholders); Connolly Bove Lodge & Hutz LLP (Noteholders), Kasowitz Benson Torres & Friedman LLP (Debtors), and Wachtell, Lipton, Rosen & Katz (Creditors' Committee) who would have had to agree to mislead the Court in violation of their ethical duties. Such an allegation is potentially sanctionable, and in any event, is a red herring, since the Equity Committee has not alleged that it has been damaged by the governance provisions at issue.

         - Thirteenth, the so-called secret "poison pill" was a matter brought to the attention of the Bankruptcy Court at a hearing in open Court before it was implemented.

                  In sum, Cerberus and Feinberg assert that in addition to Cerberus and Messrs. Feinberg, Crowley, Amaral participating in this alleged scheme, the following other people or entities would have had to play a role in the alleged criminal enterprise for it to succeed: Goldin; Kramer Levin; counsel for the Debtors, the Noteholders and Creditors' Committee, who appeared at the bankruptcy hearing in connection with the second conversion of debt to preferred stock; Goldman Sachs and Foothill; and at least three other independent members of Coram's board of directors, for a grand total of seven individuals, three leading financial institutions and six distinguished law firms.